EXPLANATORY NOTE

This Offering Statement contains two forms of offering circular/prospectus. One form, or the U.S. Offering Circular, is to be used in connection with the filing of an Offering Statement on Form 1-A pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), and the second form, or the Canadian Prospectus, is to be used in connection with the offering in Canada. The U.S. Offering Circular and the Canadian Prospectus are identical except that (1) they contain different front and back cover pages, (2) the terms “Offering Circular” and “Prospectus,” respectively, are used to describe the documents, (3) the U.S. Offering Circular contains financial statements prepared in accordance with U.S. GAAP and the Canadian Prospectus contains financial statements prepared in accordance with IFRS, and (4) the Canadian Prospectus includes additional information in the back cover pages as required under applicable Canadian securities laws. The complete U.S. Offering Circular is included herein and is followed by those pages to be used solely in the Canadian Prospectus. Each of the alternate pages for the Canadian Prospectus included in this Offering Statement has been labeled “Alternate Page for Canadian Prospectus.”

As submitted to the Securities and Exchange Commission on October 11, 2019

FORM 1-A TIER I OFFERING

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 10, 2019, SUBJECT TO COMPLETION

Direct Communication Solutions, Inc.

1,500,000 Shares of Common Stock

17150 Via Del Campo, Suite 200

San Diego, California 92127

(858) 798-7100

www.dcsbusiness.com

Direct Communication Solutions, Inc., a Delaware corporation (“DCS,” the “Company,” “we,” “our” and “us”) is offering in Canada up to 1,500,000 (the “Maximum Offering”) shares (the “Shares”) of our Common Stock, par value US$0.00001 per share (the “Common Stock”) to be sold in this offering (the “Offering”). The Shares are being offered at a purchase price of C$2.00 per share, with an aggregate amount of up to C$3,000,000. This Offering is being conducted by our Canadian agent (the “Agent”), on a commercially reasonable efforts basis. See “Securities Being Offered” beginning on page 105 for a discussion of certain items required by Item 14 of Part II of Form 1-A. None of the Shares are being offered in the United States. None of the Shares offered are being sold by present security holders of the Company. Concurrently with the filing of the Canadian Prospectus, the Company will make an application for listing of its shares on the Canadian Securities Exchange (the “CSE”). The closing of the Offering is subject to the Company obtaining conditional approval of its listing application from the CSE. See “Plan of Distribution.” There is no escrow established for this Offering. All funds received will be held by the Agent in trust. If the Offering does not close for any reason, all subscription funds received by the Agent will be returned to the subscribers, without interest or deduction.

	Price to the		Agent		Proceeds to		Proceeds to
	Public (1)(2)		Commissions (3)		the Company (4)		other persons
Per Share	C$	2.00	C$	0.16	C$	1.84	N/A
Total Minimum		No minimum		N/A		No minimum	N/A
Total Maximum(5)	C$	3,000,000	C$	240,000	C$	2,760,000	N/A

(1)	All amounts in this chart are in Canadian dollars. All payments received from investors in Canadian dollars will be converted into U.S. dollars using the rate of exchange quoted by the Bank of America on the date of the closing of the Offering. To the extent required the number of shares acquired will be rounded up to the nearest whole share. Fractional shares will not be issued. Subscribers will be informed of the exact number of shares they have subscribed for at the time of issuance.

(2)	The offering price was determined by arm’s length negotiation between the Company and the Agent, in accordance with an engagement letter dated March 28, 2019 (the “Engagement Letter”).

(3)	Cash commissions of 8% of the gross offering proceeds are payable to the Agent, except for sales to purchasers on the President’s List, which are subject to commissions of 4%. For the purposes of this Offering Circular, we assume that none of the Offering is sold to investors under the President’s List and that the total Agent commissions would be C$240,000. In addition, the Agent will be granted compensation warrants (the “Agent’s Warrants”) equal in number to 8% of the number of Offered Shares sold under the Offering. The Agent’s Warrants entitle the Agent to purchase one share at C$2.00 per warrant. The Agent’s Warrants may be exercised at any time and from time to time for a period of twenty-four (24) months from the closing of the Offering. The Agent will receive 120,000 Agent’s Warrants if the Maximum Offering is sold (138,000 if the Over-Allotment Shares are sold). Please refer to the section entitled “Plan of Distribution” beginning on page 102 of this Offering Circular for additional information regarding total Agent compensation. In addition, we have agreed to pay the Agent a work fee of C$20,000 plus taxes, legal counsel fees, and to reimburse the Agent for its reasonable out-of-pocket expenses.

(4)	Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing and other expenses of this Offering. We estimate the total expenses of this Offering, excluding the Agent’s commissions and expenses, will be approximately C$195,000.

(5)	Assumes that the aggregate offering amount of C$3,000,000 is received by us and that none of the Offering is sold to investors under the President’s List.

The Company has granted the Agent an over-allotment option (the “Over-Allotment Option”), exercisable in whole or in part, at any time and from time to time, in the sole discretion of the Agent, for a period of 10 business days from the closing of the Offering, to purchase up to an additional amount of Shares equal to 15% of the Shares sold pursuant to the Offering, being 225,000 Shares (the “Over-Allotment Shares”) to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total “Price to the Public”, “Agent’s Commissions” and “Proceeds to the Company” will be approximately C$3,450,000, C$276,000 and C$3,174,000. See “Plan of Distribution” and the table below:

Number of
Agent’s Position	Shares Available	Exercise Period	Exercise Price
Over-Allotment Option(1)	225,000 Shares	30 days from and including	C$2.00 per Share
closing of the Offering

Agent’s Warrants(1)	138,000 Shares	24 months from	C$2.00 per Share
closing of the Offering

(1)	The Offering Statement, of which this Offering Circular forms a part, qualifies the grant of the Over-Allotment Option and the Agent’s Warrants, the distribution of the Over-Allotment Shares and the shares of Common Stock issuable upon exercise of the Agent’s Warrants (the “Warrant Shares”).

We expect to commence the sale of the Shares as of the date on which both: (1) we have received a receipt for the final Canadian Prospectus from Canadian regulatory authorities, and (2) the offering statement of which this Offering Circular is a part is qualified by the SEC. Prior to this offering, there has been no public market for our Common Stock. The Company’s listing on the CSE is subject to the Company fulfilling all of the listing requirements, including completion of the distribution of the Shares to a minimum number of public shareholders. This Offering will terminate on the earlier of (i) the date which is the later of 90 days from the issuance of a receipt from applicable securities regulatory authorities in Canada for the Canadian Prospectus or an amended Canadian Prospectus, provided that the offering period shall not extend more than 180 days after the issuance of a receipt for the Final Prospectus, (ii) the date on which the Maximum Offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the offering (in each such case, the “Termination Date”). There is no aggregate minimum requirement for the Offering to become effective, therefore, provided the CSE listing requirements are satisfied, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including without limitation, research and development expenses, inventory, offering expenses, working capital and general corporate purposes and other uses as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

These securities are speculative and involve a high degree of risk. You should purchase Shares only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 25, to read about the risks you should consider before buying Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The securities underlying this Offering Circular may not be sold until qualified by the Securities and Exchange Commission. This Offering Circular is not an offer to sell, nor soliciting an offer to buy, any shares of our Common Stock in any state or other jurisdiction in which such sale is prohibited.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

The date of this Offering Circular is October 10, 2019.

i

Industry and Market Data and Forecasts

The market data and certain other statistical information used throughout this Offering Circular are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Certain data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular.

Exchange Rate Data

The high, low and closing rates for United States dollars in terms of the Canadian dollar for each of the three years in the period ended December 31, 2018, as quoted by the Bank of Canada, were as follows:

Year ended December 31
2018(1)	2017(1)	2016

$0.8138	$0.7276	$0.6854
0.7330	0.8245	0.7972
0.7721	0.7971	0.7448

(1)	As a result of changes by the Bank of Canada, for 2018 and 2017, the high, low and closing rates are the Bank of Canada average daily rates. For 2016, the rates are the Bank of Canada noon spot rates.

On September 30, 2019, the daily rate for United States dollars in terms of the Canadian dollar, as quoted by the Bank of Canada, was US$1.00 = $0.7551. No representation is made that Canadian dollars could be converted into US dollars at that rate or any other rate.

Financial Information

The Company presents its consolidated financial statements in United States dollars, and the financial statements of the Company in this Offering Circular are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Upon the listing of its shares on the CSE, the Company will become a reporting issuer in Canada. Financial information filed by the Company in Canada on its System for Electronic Document Analysis and Retrieval (“SEDAR”) profile and for continuous disclosure purposes are required to be prepared in accordance with International Financial Reporting Standards (“IFRS”). U.S. GAAP differs in certain material respects from IFRS. As a result, certain financial information filed in Canada at www.sedar.com may not be comparable to financial information in this Offering Circular. This Offering Circular does not include any explanation of the principal differences or any reconciliation between U.S. GAAP and IFRS.

Additional Information

Concurrent with the filing of the Offering Statement of which this Offering Circular is a part, we filed a prospectus dated October 10, 2019, with the securities regulatory authorities in the Canadian Jurisdictions for the purposes of qualifying the Offering in Canada. Information filed on the Company’s SEDAR profile at www.sedar.com is available for informational purposes and does not constitute part of this Offering Circular.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some, but not all, cases, you can identify forward-looking statements by terms such as “anticipate”, “assume”, “believe”, “could”, “estimate”, “expect”, “intend”, “goal”, “may”, “might”, “objective”, “plan”, “possible”, “potential”, “project”, “should”, “strategy”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The development of our product and services will require significant capital resources;

●	Limited operating history on which to judge our business prospects and management;

●	Our ability to gain market acceptance of our products and services;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our industry’s ability to manage the threat of security breaches and data theft on connected devices;

●	Our ability to raise capital and the availability of future financing;

●	Our reliance on third parties to produce key product components and provide industry and technology solutions;

●	Our ability to manage our research, development, expansion, growth and operating expenses; and

●	An active trading market for our common stock may not develop and you may not be able to sell your shares.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

This Offering Circular contains references to both Canadian dollars and United States dollars. Unless otherwise noted herein, references to “US$” are to United States dollars and references to “$” or to “C$” are to Canadian dollars.

The following pages 15-103 are part of both (i) the Canadian Prospectus to be used in connection with the Company’s offer of the Shares in Canada, and (ii) this U.S. Offering Circular. Pages 1-14 are intentionally omitted. Unless the context otherwise requires, all references hereinafter to the term “Prospectus” shall also refer to this Offering Circular.

iii

GLOSSARY OF TERMS

The following is a glossary of certain defined terms used frequently throughout the Prospectus:

“Agent’s Commission”	the 8% commission that the Agent is to receive on the gross proceeds from the Offered Shares sold, payable on closing of the Offering.

“Agent’s Compensation Warrants”	the compensation warrants to be issued to the Agent equal in number to 8% of the number of Offered Shares sold under the Offering.

“Agent”	Industrial Alliance Securities Inc.

“Bluegrass”	Bluegrass Cellular Inc.

“Board” or “Board of Directors”	the board of directors of Direct Communication Solutions, Inc.

“CAGR”	compound annual growth rate.

“CalAmp”	CalAmp Corp.

“CDS”	CDS Clearing and Depositary Services Inc.

“COBRA”	The Consolidated Omnibus Budget Reconciliation Act (COBRA).

“Company” or “DCS”	Direct Communication Solutions, Inc.

“CSE”	Canadian Securities Exchange.

“DCS Canada”	Direct Communication Solutions, Inc., a wholly-owned subsidiary of the Company incorporated pursuant to the laws of the British Columbia.

“DCS IP”	the various methodologies, technique and software created by the Company

“Debentures”	those debentures issued by the Company from October 2, 2017 to September 25, 2018 totalling US$2,100,000. The debentures accrue interest at a rate of 10.0% per annum and the interest is payable semi-annually unless the holder elects to defer payment. The maturity date of the debentures was October 2, 2019. The holder of the debentures at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of US$1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable. In June 2019, US$2,000,000 of the debentures agreed to amend their debentures so that on the date the Company receives a CSE conditional approval letter for the listing of the common shares of the Company, all unpaid principal automatically convert into common shares at a conversion price of US$1.00 per share. In September 2019, the holders of US$1,900,000 of the debentures agreed to extend the maturity date to November 22, 2019. On October 2, 2019, the balance of US$200,000 of the debentures were repaid.

“DPSPs”	deferred profit sharing plan.

“Engagement Letter”	the Engagement Letter entered into between the Company and the Agent dated for reference March 4, 2019 to act as agent for the Offering on a commercially reasonable efforts basis.

“Executive”	any executive of the Company.

“ELD”	electronic logging of data.

“G&A”	general and administrative.

“HOS”	hours of service.

“IoT”	internet of things.

“IFRS”	International Financial Reporting Standards.

“IPv4”	Internet Protocol volume four.

“IPv6”	Internet Protocol volume six.

“ISOs”	Incentive Stock Options

“M2M”	machine to machine.

“MaaS”	monitoring as a service.

“MD&A”	management’s discussion and analysis.

“Named Executive Officers”	the Chief Executive Officer, being Chris Bursey, the Chief Financial Officer, being Rich Gomberg, and each of David Scowby, Michael T. Lawless and Eric Placzek

“NQOs”	Nonqualified options.

“NP 46-201”	National Policy 46-201 “Escrow for Initial Public Offerings”.

“Offered Shares”	the shares of the Company to be issued under the Offering.

“Offering”	the offering by this Prospectus of a maximum of 1,500,000 shares of the Company at a price of $2.00 per share for gross proceeds of $3,000,000.

“Over-allotment Option”	the option granted to the Agent to raise an additional $450,000 by the sale of up to a further 225,000 shares for an aggregate of up to 1,725,000 shares.

“Product Portfolio”	the range of IoT and sensor and network hardware products offered by the Company.

“Prospectus”	this prospectus and any appendices, schedules or attachments hereto.

“R&D”	research and development.

“RDSPs”	registered disability savings plan.

“Registered Plan”	any of a TFSA, RRSP, RRIF, RESP or RDSP

“RESPs”	registered education savings plan.

“Regulations”	the regulations of the Tax Act.

“Report”	the formal estimate valuation report prepared by RwE.

“RRIFs”	registered retirement income funds.

“RRSPs”	registered retirement savings plans.

“RwE”	RwE Growth Partners, Inc.

“SaaS”	software as a service.

“shares”	shares of common stock of the Company

“Stock Option Plan”	the stock option plan of the Company.

“Tax Act”	Income Tax Act (Canada).

“Tax Deferred Plans”	any of a TFSA, RRSP, RRIF, RESP, RDSP, or DPSP

“Telit”	Telit Communications PLC

“TFSAs”	tax-free savings account.

“US$”	means U.S. dollars.

SUMMARY OF PROSPECTUS

The following is a summary of the principal features of this distribution and should be read together with the more detailed information and financial data and statements contained elsewhere in this Prospectus. You should carefully read the entire Prospectus, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Prospectus, before making an investment decision. Some of the statements in this Prospectus are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Company

The Company was originally incorporated in the state of Florida on September 9, 2006 and re-incorporated into the state of Delaware on April 3, 2017 and operates from its principal and registered office located at San Diego, California. Traditionally, the Company has been a distributor of IoT components, including sensors, and a system integrator that assisted clients in installing such components into their installed systems and applications. The Company has focused on providing hardware items and solutions that have aided in data collection, analysis and management. The Company also offers a combination of wireless engineers and industry experts to help consumers navigate the Internet of Things, IoT, landscape. The Company’s clients range from those seeking recommendations on embedded wireless modules, individuals wanting bundled wireless solutions and companies needing assistance with buying the right wireless products.

The Company anticipates applying to list its shares on the CSE. Listing will be subject to the Company fulfilling all of the listing requirements of the CSE.

Principal Business

The Company has developed a portfolio of cellular based solutions that can connect any computing devices otherwise known as “things” in the IoT. The Company is in the business of developing and delivering cellular based solutions for the IoT, including without limitation, MiSensors. The solutions that the Company customize are a confluence of several major data trends including SaaS, IoT, Mobility, cloud, platform, and data analytics. The Company has developed a portfolio of cellular based solutions that connect the “things” in the IoT.

The Company has created various methodologies, techniques and software that allows the Company to deploy its Product Portfolio (comprising the “DCS IP”). Its Product Portfolio attempts to solve the complexity to make rural carriers and underserved sales channels compete with Tier 1 suppliers by delivering high value and low cost solutions for one low monthly subscription charge.

DCS has traditionally operated within various hardware-related verticals that are tied to the broad IoT market. These areas have included markets such as fleet management, healthcare, retail point-of-sale, industrial, energy & utilities, and safety and security. As the Company transitions its main offerings to software and SaaS services, it can address traditional software application markets. In addition, the Company is planning to launch applications within the beer and transportation marketplaces as well as Canadian cannabis logistics services. The beer and cannabis markets have similar needs when it comes to sensors and utilizing the big data from those sensors. Beer and cannabis are both temperature sensitive and have a limited shelf-life, therefore, the logistics data that can be obtained from sensors can play a role in the operational side of these verticals.

The Company plans to become an end-to-end “monitoring as a service”, or MaaS, IoT solutions provider. The Company has hired personnel with requisite skills in software engineering to provide assistance with embedded software code. In addition, the Company will engage additional external personnel to develop new software applications for the IoT market. The Company currently provides fully-bundled packaged solutions for various IoT verticals including: hardware, software, platforms, airtime, security and the cloud. The Company’s current MaaS offering consists of multiple tools and applications meant to monitor a certain aspect of vertical market applications, networks, assets, systems or other IoT components. There is a need for proper IoT data collection, especially of the performance and real-time statistics of IoT components, in order to make proper and informed management possible. The Company’s MaaS tools provide monitoring of standard and ad hoc data. The Company can provide overall device/asset IoT monitoring in relation to a set metric or standard or even a certain aspect of a component can be constantly evaluated, and results are displayed in real-time or periodically as required.

The Company’s short-term objective is to create a sustainable business in the key region of the United States by integrating its IoT and “Machine to Machine”, M2M, product mix and offering it to customers in the business marketplace.

The Company intends to leverage its long-standing relationship with Telit a developer, manufacturer and vendor of a wide range of enterprise communication modules including all relevant wireless technologies for M2M applications enabling machines, devices and vehicles to communicate via mobile networks, and jointly build unique IoT solutions based on Telit’s IoT platform.

Offering

The Offering consists of 1,500,000 Offered Shares at a price of $2.00 per Offered Share for gross proceeds of up to $3,000,000 if the total Offering is sold. None of the Offered Shares are being offered in the United States. There is no aggregate minimum requirement for the Offering to become effective, provided the CSE listing requirements are satisfied. The Company has granted the Agent the Over-allotment Option to offer a further 225,000 shares at a price of $2.00 per share as part of the Offering. The price to the public was determined by arm’s length negotiation between the Company and the Agent. The distribution of the Offered Shares, the Over-allotment Option shares, the Agent’s Warrants and the shares issuable upon exercise of the Agent’s Warrants is qualified by this Prospectus. See “Plan of Distribution”.

Shares outstanding before the Offering:	10,174,800 shares as of September 30, 2019

Shares that will be outstanding after the Offering:	13,574,800 shares, if the Maximum Offering is sold assuming that the Over-allotment Option is not exercised and taking into account the conversion of US$1,900,000 of the Debentures. For further details on the conversion of the Debentures see (i) the definition of “Debentures” in the “Glossary of Terms” and (ii) “Options to Purchase Securities”.

Use of Proceeds and Funds Available

The Company anticipates applying to list its shares on the CSE. Listing will be subject to the Company fulfilling all of the listing requirements of the CSE. The reason the Company is interested in a CSE listing is because the Company wishes to move to a transparent and regulated trading environment, which the CSE provides, and to deliver easier liquidity to its investors.

The Company’s working capital is comprised of net proceeds received from trade receivables, inventory and property and equipment.

Assuming the Over-allotment Option is not exercised, the Company estimates that the net proceeds from the Offering will be as follows under the following variations of completion of the Offering of 100% ($3,000,000), 25% ($750,000), 50% ($1,500,000) and 75% ($2,250,000):

	Offering
Completion % of the Offering	100%	25%	50%	75%
Gross Proceeds	$3,000,000	$750,000	$1,500,000	$2,250,000
Less: Agent’s Commission	$240,000	$60,000	$120,000	$180,000
Less: Issuers estimated future IPO expenses	$195,000	$195,000	$195,000	$195,000
Less: Balance of Agent’s legal fees	$65,000	$65,000	$65,000	$65,000
Net Proceeds	$2,500,000	$430,000	$1,120,000	$1,810,000

The Company intends to use the funds available on completion of the Offering as follows:

Use of Available Funds

Net funds after fees and other costs associated with Offering	$2,500,000	(1)	$430,000	(2)	$1,120,000	(3)	$1,810,000	(4)
Research and Development
Complete BrewSee® hardware development. Includes all regulatory and carrier testing.	$100,000				$100,000		$100,000
Complete BrewSee® software development. Includes web and mobile apps.	$100,000				$100,000		$100,000
Sensor development – DCS is designing its own line of wireless sensors based on Bluetooth 5.0. This line of sensors will give the flexibility of creating value add solutions. Development includes all hardware and software development.	$100,000						$100,000
Develop a dual-SIM router with LTE Cat 18 with support for Bluetooth 5.0, LoRA and WiFi. This would serve as the Company’s central hub that any sensor can connect to through the Company’s platform. Development, production, lab and carrier approvals included.	$250,000						$110,000
MVNO (Mobile Virtual Network Operator) – invest in setting up the Company’s own solution for selling and billing airtime from a wholesale level. This would give us ownership over the entire solution and ecosystem.	$100,000
Inventory
BrewSee® production run inventory. 1,000 to 5,000 units	$250,000				$170,000		$250,000
Inventory for router solution	$450,000
Marketing/Trade Shows
Marketing launch of BrewSee® focusing on the distributors and service industry for draft beer.	$150,000				$150,000		$150,000
Marketing launch of MiSensors for the Cannabis industry, focusing on the grow facilities and logistics.	$100,000						$100,000
Marketing launch of MiBrewPub, which brings together the router solution with BrewSee® and MiSensors.	$200,000						$200,000
Massive marketing approach. Presence at tradeshows for beer and cannabis markets.	$100,000						$100,000
Other
General and Administrative Expenses	$150,000		$105,000		$150,000		$150,000
Principal and interest payments convertible debt	$325,000		$325,000		$325,000		$325,000
Unallocated working capital	$125,000				$125,000		$125,000
Total	$2,500,000		$430,000		$1,120,000		$1,810,000

Notes:

(1)	Assuming 100% of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.
(2)	Assuming 25% of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.
(3)	Assuming 50% of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.
(4)	Assuming 75% of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.

Risk Factors

The business of the Company is subject to certain risks, including but not limited to those risks listed below. See “Risk Factors” for a discussion of certain factors investors should carefully consider before deciding to invest in the Offered Shares:

Risks Related to the Company include, without limitation:

Risks Related to the Company’s Business and Industry

The industry in which the Company participates is intensely competitive, and if the Company does not compete effectively, the Company’s operating results could be harmed.

If the Company’s customers do not upgrade or renew their subscriptions for the Company’s services at the time of renewal, the Company’s revenue could decline and the Company’s business may suffer.

The Company’s efforts to expand the Company’s products and services and to develop and integrate the Company’s existing services in order to keep pace with technological developments may not succeed and may reduce the Company’s revenue growth rate and harm the Company’s business.

Defects or disruptions in the Company’s services could diminish demand for the Company’s services and subject us to substantial liability.

The Company’s business is subject to online security risks, including security breaches and enterprise data theft.

Privacy concerns and laws, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of the Company’s services and adversely affect the Company’s business.

Weakened global economic conditions may adversely affect the Company’s industry, business and results of operations.

The Company’s business is subject to government regulation and future regulation or regulatory changes may increase the cost of compliance and doing business.

Industry-specific regulation and other requirements and standards are evolving and unfavorable industry-specific laws, regulations, interpretive positions or standards could harm the Company’s business.

Unanticipated changes in the Company’s effective tax rate and additional tax liabilities may impact the Company’s financial results.

The Company’s business may expose us to product liability claims for damages resulting from the design or manufacture of the Company’s products. Product liability claims, whether or not the Company is ultimately held liable for them, could have a material adverse effect on the Company’s business and results of operations.

Risks Related to The Company’s Intellectual Property

The Company’s inability to protect the Company’s intellectual property rights could diminish the value of the Company’s products, weaken the Company’s competitive position and reduce the Company’s future revenue.

The Company may in the future be sued by third parties for various claims including alleged infringement of proprietary rights.

Risks Related to the Company

Any inability to attract and retain qualified key management and technical personnel would impair the Company’s ability to implement the Company’s business plan.

Any failure in the Company’s delivery of high-quality technical support services may adversely affect the Company’s relationships with the Company’s customers and the Company’s financial results.

The Company may not be able to successfully implement the Company’s growth strategy on a timely basis or at all.

Alliances, mergers and acquisitions could result in operating difficulties, dilution and other harmful consequences.

Risks Related to the Company’s Financial Position and Need for Capital

Because the Company has a limited operating history, the Company’s future revenue growth remains uncertain it may not achieve profitability.

No minimum capitalization.

Even if this Offering is successful, the Company may need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate the Company’s product development efforts or other operations.

If you purchase the Company’s shares in this Offering, you will incur immediate and substantial dilution in the book value of your Company’s shares.

Upon qualification of this Offering, the Company will become a reporting issuer in Canada and incur increased costs as a result of the Company’s reporting obligations, and the Company’s management team will be required to devote substantial time to new compliance initiatives.

Current and future accounting pronouncements and other financial reporting standards, especially but not only concerning revenue recognition, cost capitalization and lease accounting, may negatively impact the Company’s financial results.

Risks Related to the Company’s shares

The Company has a significant stockholder, who will continue to exercise significant control over the Company’s Company after this Offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

There is no existing market for the Company’s shares, and you cannot be certain that an active trading market or a specific share price will be established.

If the Company’s stock price fluctuates after the Offering, you could lose a significant part of your investment.

Limitations of director liability and indemnification of directors, officers and employees.

After the completion of this Offering, the Company may be at an increased risk of securities class action litigation.

The Company does not intend to pay dividends on the Company’s shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Company’s shares.

The Company may terminate this Offering at any time during the Offering Period.

Risks Related to the Company’s Dependence on Third Parties

The Company relies on third-party manufacturers and suppliers to produce key product components, and shortages, delays and interruptions in supply could impair the delivery of the Company’s products and services and harm the Company’s business.

The Company relies on third-parties for technologies that are vital to the functionality of the Company’s products and the loss of these relationships could harm the Company’s business.

If third-party developers and providers do not continue to embrace the Company’s service model and enterprise cloud computing services, or if the Company’s customers seek warranties from us for third-party applications, integrations, data and content, the Company’s business could be harmed.

The Company’s ability to deliver the Company’s services is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

Any interruptions or delays in services from third-parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or the Company’s inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of the Company’s services and harm the Company’s business.

Summary of Agent’s Compensation

The following table sets out the maximum securities issuable to the Agent upon Closing of the Offering assuming the Over-allotment Option is exercised in full:

Securities Issuable to Agent

Agent’s Position	Maximum number of securities available under the Offering	Exercise period	Exercise price
Agent’s Compensation Warrants	138,000 shares(1)	Twenty-four (24) months from the Closing Date	$2.00 per share

(1)	The Agent’s Compensation Warrants and the shares issuable upon exercise of the Agent’s Warrants are qualified for distribution pursuant to this Prospectus. See “Plan of Distribution”.

SUMMARY OF SELECTED FINANCIAL DATA

The following tables summarize selected consolidated financial data of the Company. The information has been derived from the Company’s consolidated audited financial statements for the fiscal years ended December 31, 2018 and 2017 and the unaudited interim consolidated financial statements for the three and six months ended June 30, 2019, included elsewhere in this Prospectus. The Company’s historical results are not necessarily indicative of the results that may be expected in any future period, and the results for the three and six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the full year or any future period.

You should read this data together with the Company’s financial statements and related notes included elsewhere in this Prospectus and the sections titled “Selected Historical Financial Data” and “Management’s Discussion and Analysis

All financial data is expressed in U.S. dollars except weighted average number of shares.

	Year Ended December 31, 2018	Six Months Ended June 30, 2019
	(US$)	(US$)
Revenue	$15,956,355	$7,194,546
Cost of revenues	12,327,006	5,177,579
Gross margin	3,629,349	2,016,967
Research and development expenses	351,157	323,288
General and administrative expenses	2,949,022	2,018,566
Operating income (loss)	329,170	(324,887)
Interest expense, net	(266,626)	(195,255)
Net income (loss)	62,544	(520,142)
Basic net income (loss) per share	$0.01	$(0.05)
Diluted net income (loss) per share	$0.00	$(0.05)
Basic weighted average number of shares	9,608 000	9,884,133
Diluted weighted average number of shares	15,007,250	9,884,133

	As of June 30, 2019
Total current assets	US$	3,764,511
Total assets		4,618,613
Current liabilities		6,675,291
Long term liabilities		295,158
Total liabilities		6,970,449
Stockholders’ equity		(2,351,836)

RISK FACTORS

An investment in the Company’s shares involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, the Company’s business, financial condition or results of operations could suffer. In that case, the price of the Company’s shares could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to the Company’s Business and Industry

The industry in which the Company participates is intensely competitive, and if the Company does not compete effectively, the Company’s operating results could be harmed.

The IoT, M2M and MaaS delivery device markets in which the Company competes require continuous innovation and are highly competitive, rapidly evolving, subject to changing technology, shifting customer needs and frequent introductions of new products and services. The Company’s competitors in the IoT enterprise marketplace include vendors of IoT devices and products, cloud platform providers for certain hardware and application vendors, hardware providers offering sensors and cloud integration partners, and IoT platforms from companies that have existing relationships with hardware and software companies. The Company competes on a service basis, by offering fully integrated IoT device connectivity to a variety of niche markets. New competitors could launch new businesses in the Company’s markets at a relatively low cost since technological and financial barriers to entry are relatively low. Some of the Company’s current and potential competitors may have competitive advantages, such as greater name recognition, longer operating histories, significant installed bases, broader geographic scope, and larger marketing budgets, as well as substantially greater financial, technical, personnel, and other resources. In addition, the Company’s potential competitors may have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators and resellers. The Company may also experience competition from smaller, younger competitors that may be more agile in responding to customers’ demands. These competitors may be able to respond more quickly and effectively than the Company can to new or changing opportunities, technologies, standards or customer requirements or provide competitive pricing. As a result, even if the Company’s services are more effective than the products and services that the Company’s competitors offer, potential customers might select competitive products and services in lieu of purchasing the Company’s products and services. For these reasons, the Company may not be able to compete successfully against the Company’s current and future competitors, which could negatively impact the Company’s future sales and harm the Company’s business and financial condition.

In order to differentiate the Company’s products and services from competitors’ products, the Company must continue to focus on research and development, including software development, and enhance and improve the Company’s existing services and adapt to current technologies. If the Company’s existing or new products and services fail to achieve widespread market acceptance, if existing customers do not subscribe to the Company’s paid subscription services, or if the Company is unsuccessful in capitalizing on opportunities in the connected IoT market, the Company’s future growth may be slowed and the Company’s business, results of operations and financial condition could be materially adversely affected.

Because the Company is at an early stage of development, the Company’s ability to fully and successfully develop the Company’s MaaS business and the market’s reception of the Company’s services is unknown.

Although it is an important component of the Company’s business plan, the Company is at a very early stage of MaaS commercialization. Solutions and other services represented 8.3% of the Company’s total revenues in 2018. Given the Company’s limited operating history, the Company’s ability to successfully develop the Company’s business and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. The technology and products and services the Company has developed and continue to develop may not marketed successfully or perform as designed. For us to achieve success, the Company’s products and services must receive adequate market acceptance. If the Company’s products are not accepted by the market, the Company’s MaaS business may fail.

If the Company’s customers do not upgrade or renew their subscriptions for the Company’s services at the time of renewal, the Company’s revenue could decline and the Company’s business may suffer.

The Company’s customers have no obligation to renew their subscriptions for the Company’s MaaS services after the expiration of their contractual subscription period, which is expected to typically be 12 to 36 months, and in the normal course of business, some customers may elect not to renew. In addition, the Company’s customers may renew for shorter contract lengths, or switch to lower cost offerings of the Company’s services. It is difficult to predict attrition rates given the Company’s limited customer base and the number of multi-year subscription contracts. The Company’s attrition rates may increase or fluctuate as a result of a number of factors, including customer dissatisfaction with the Company’s services, customers’ spending levels, mix of customer base, competition, pricing increases or changes and deteriorating general economic conditions.

In addition, the Company’s future success may also depend in part on the Company’s ability to sell additional features and services, more subscriptions or enhanced editions of the Company’s services to the Company’s current customers. Even with long-time customers, the Company may reach a point of saturation at which the Company cannot continue to grow revenue from those customers because of internal limits that the customers may place on the allocation of their budgets to IoT and MaaS driven products. If customers do not renew their subscriptions, do not purchase additional features or enhanced subscriptions or if attrition rates are significant, the Company’s business could be adversely affected.

The Company’s efforts to expand the Company’s products and services and to develop and integrate the Company’s existing services in order to keep pace with technological developments may not succeed and may reduce the Company’s revenue growth rate and harm the Company’s business.

The Company seeks to derive revenue from integrating the Company’s IoT and M2M product mix, building unique IoT solutions, and from subscriptions to the Company’s MaaS cloud computing application services, and the Company expects this will continue for the foreseeable future. The Company’s efforts to expand the Company’s products and services may not result in long term success or significant revenue for us. The markets for certain of the Company’s offerings, including the Company’s data integration offerings, remain relatively new. In addition, if the Company fails to anticipate or identify significant Internet-related and other technology trends and developments early enough, or if the Company does not devote appropriate resources to adapting to such trends and developments, the Company’s business could be harmed. Further, if the Company is unable to develop enhancements to and new features for the Company’s existing or new services that keep pace with rapid technological developments, the Company’s business could be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature, service or enhancement by customers, administrators and developers, as well as the Company’s ability to seamlessly integrate all of the Company’s product and service offerings and develop adequate selling capabilities in new markets. Failure in this regard may significantly impair the Company’s revenue growth as well as negatively impact the Company’s operating results if the additional costs are not offset by additional revenues. In addition, because the Company’s services are designed to operate over various network technologies and on a variety of mobile devices, operating systems and computer hardware and software platforms, the Company will need to continuously modify and enhance the Company’s services to keep pace with changes in Internet-related hardware, software, communication, browser, app development platform and database technologies, as well as continue to maintain and support the Company’s services on legacy systems. the Company may not be successful in either developing these modifications and enhancements or in bringing them to market timely. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase the Company’s research and development or service delivery expenses. Any failure of the Company’s services to operate effectively with future network platforms and technologies could reduce the demand for the Company’s services, result in customer dissatisfaction and harm the Company’s business.

Defects or disruptions in the Company’s services could diminish demand for the Company’s services and subject us to substantial liability.

Because the Company’s services are complex and incorporate a variety of third-party hardware and proprietary and third-party software, the Company’s services may have errors or defects that could result in unanticipated downtime for the Company’s subscribers and harm to the Company’s reputation and the Company’s business. Cloud services frequently contain undetected errors when first introduced or when new versions or enhancements are released. the Company may from time to time experience system outages resulting in disruptions to, the Company’s services. Defects affecting the Company’s services may be found following the introduction of new software or enhancements to existing software or in software implementations in varied information technology environments. Internal quality assurance testing and end-user testing may reveal service performance issues or desirable feature enhancements that could lead us to reallocate service development resources or postpone the release of new versions of the Company’s software. Such defects could also create vulnerabilities that could inadvertently permit access to protected customer data. Since the Company’s customers use the Company’s services for important aspects of their business, any errors, defects, disruptions in service or other performance problems, or delays in the development and release of future enhancements to the Company’s currently available software, could hurt the Company’s reputation and may damage the Company’s customers’ businesses. As a result, customers could elect to not renew the Company’s services or delay or withhold payment to us. The Company could also lose future sales or customers may make warranty or other claims against us, which could be detrimental to the Company’s reputation, result in an increase in the Company’s allowance for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

The Company’s business is subject to online security risks, including security breaches and enterprise data theft.

Security remains a significant issue across the entire IoT ecosystem. An increasing number of organizations have reported breaches of their security on their connected devices and many companies have been the subject of sophisticated and highly targeted attacks. Maintaining the security of computer information systems and communication systems is a critical issue for us and the Company’s customers. Malicious actors may develop and deploy malware that is designed to manipulate the Company’s systems, including the Company’s internal network, or those of the Company’s vendors or customers. Additionally, outside parties may attempt to fraudulently induce the Company’s employees to disclose sensitive information in order to gain access to the Company’s information technology systems, the Company’s data or the Company’s customers’ data. A party who is able to illicitly breach a client’s security protocol could access enterprise and transaction data. The Company has access to or host confidential information as part of the Company’s client relationship management and transactional processing platforms. The Company’s security measures may not detect or prevent security breaches that could harm the Company’s or the Company’s client’s business. The Company devotes considerable resources to network security, data encryption and other security measures to protect the Company’s hardware and software systems and enterprise and client information, but these measures may not provide absolute security. The Company may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Furthermore, advances in computer capabilities, new discoveries in the field of cryptography, biometric identification or other developments may not prevent the technology used by us to protect transactional data from being breached or compromised. A party that is able to circumvent the Company’s security measures could misappropriate proprietary information, cause interruption in the Company’s or the Company’s client’s operations, or damage the computers or business of the Company’s users. Any compromise of the Company’s client’s system security could result in the unauthorized release of confidential information, violate applicable privacy and other laws, expose us to a risk of loss or litigation and possible liability, and harm the Company’s reputation and, therefore, the Company’s business. The Company’s insurance policies carry coverage limits which may not be adequate to reimburse us for losses caused by security breaches.

Privacy concerns and laws, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of the Company’s services and adversely affect the Company’s business.

Regulation related to the provision of services over the Internet is evolving, as federal, state and foreign governments continue to adopt new, or modify existing, laws and regulations addressing data privacy and the collection, processing, storage, transfer and use of data. Although currently focused primarily on consumer personal data, domestic data privacy laws, such as the California Consumer Privacy Act (“CCPA”) which will take effect in January 2020, could continue to evolve and expose us to regulatory burdens. Further, data privacy laws and regulations, such as the European Union’s (“EU”) General Data Protection Regulation that took effect in May 2018, impose obligations on data controllers and data processors. Additionally, certain countries have passed or are considering passing laws requiring local data residency. New or proposed laws and regulations may require us to make additional changes to the Company’s services to enable us or the Company’s customers to meet new legal requirements and may also increase the Company’s potential liability exposure through higher potential penalties for non-compliance. These new or proposed laws and regulations may be inconsistent among jurisdictions. These and other requirements could reduce demand for the Company’s services, require us to take on more onerous obligations in the Company’s contracts, restrict the Company’s ability to store, transfer and process data or, in some cases, impact the Company’s ability or the Company’s customers’ ability to offer the Company’s services in certain locations, to deploy the Company’s solutions, to reach current and prospective customers, or to derive insights from customer data globally. The costs of compliance with, and other burdens imposed by, privacy laws, regulations and standards may limit the use and adoption of the Company’s services, reduce overall demand for the Company’s services, make it more difficult to meet expectations from or commitments to customers, lead to significant fines, penalties or liabilities for noncompliance, impact the Company’s reputation, or slow the pace at which the Company closes transactions, any of which could harm the Company’s business.

In addition to government activity, privacy advocacy and other industry groups have established or may establish new self-regulatory standards that may place additional burdens on the Company’s ability to provide the Company’s services globally. The Company’s customers may expect us to meet voluntary certification and other standards established by third parties. If the Company is unable to maintain these certifications or meet these standards, it could adversely affect the Company’s ability to provide the Company’s solutions to certain customers and could harm the Company’s business. Furthermore, the uncertain and shifting regulatory environment and trust climate may cause concerns regarding data privacy and may cause the Company’s customers or the Company’s customers’ customers to resist providing the data necessary to allow the Company’s customers to use the Company’s services effectively. Even the perception that the privacy of personal information or the security of enterprise information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of the Company’s products or services and could limit adoption of the Company’s cloud-based solutions.

Weakened global economic conditions may adversely affect the Company’s industry, business and results of operations.

The Company’s overall performance depends in part on worldwide economic and geopolitical conditions. The United States and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies and overall uncertainty with respect to the economy. These economic conditions can arise suddenly and the full impact of such conditions can remain uncertain. In addition, geopolitical developments, such as trade disputes, new or increased tariffs, or changes to fiscal and monetary policy can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets. Moreover, these conditions can affect the rate of information technology spending and could adversely affect the Company’s customers’ ability or willingness to purchase the Company’s IoT services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts, or affect attrition rates, all of which could adversely affect the Company’s future sales and operating results.

The Company’s business is subject to government regulation and future regulation or regulatory changes may increase the cost of compliance and doing business.

The Company is subject to various federal, state and local laws, regulations and administrative practices affecting the Company’s business. These include the requirement to obtain business licenses and certifications, and other such legal requirements, regulations and administrative practices required of businesses in general. The foregoing regulatory matters may also be applicable to any of the Company’s collaborative partners or licensees. In addition, the Company is currently or potentially subject to laws and regulations affecting the Company’s operations in a number of areas, including data privacy requirements, intellectual property ownership and infringement, and security. The Company cannot predict the impact, if any, that future internet or IoT-related regulation or regulatory changes might have on the Company’s business. Compliance with these laws, regulations, and similar requirements may be onerous and expensive, and variances and inconsistencies from jurisdiction to jurisdiction may further increase the cost of compliance and doing business. Any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation, could individually or in the aggregate make the Company’s services less attractive to the Company’s members, delay the introduction of new products or services in one or more regions, or cause us to change or limit the Company’s business practices.

Industry-specific regulation and other requirements and standards are evolving and unfavorable industry-specific laws, regulations, interpretive positions or standards could harm the Company’s business.

The Company’s customers and potential customers conduct business in a variety of industries, including manufacturing, automotive, agriculture, retail, transportation and logistics, healthcare and telecommunications. Regulators in certain industries have adopted and may in the future adopt regulations or interpretive positions regarding the use of cloud computing and other outsourced services. The costs of compliance with, and other burdens imposed by, industry-specific laws, regulations and interpretive positions may limit the Company’s customers’ use and adoption of the Company’s services and reduce overall demand for the Company’s services. Compliance with these regulations may also require us to devote greater resources to support certain customers, which may increase costs. If the Company is unable to comply with these guidelines or controls, or if the Company’s customers are unable to obtain regulatory approval to use the Company’s services where required, the Company’s business may be harmed. In addition, an inability to satisfy the standards of certain voluntary third-party certification bodies that the Company’s customers may expect may have an adverse impact on the Company’s business and results. If in the future the Company is unable to achieve or maintain industry-specific certifications or other requirements or standards relevant to the Company’s customers, it may harm the Company’s business and adversely affect the Company’s results.

Further, in some cases, industry-specific laws, regionally-specific, or product-specific laws, regulations, or interpretive positions may also apply directly to us as a service provider. The interpretation of many of these statutes, regulations, and rulings is evolving in the courts and administrative agencies and an inability to comply may have an adverse impact on the Company’s business and results. Any failure or perceived failure by us to comply with such requirements could have an adverse impact on the Company’s business. the Company may in the future be subject to litigation containing allegations that one of the Company’s customers violated an industry-specific law. A determination that the Company violated such a law could expose us to significant damage awards that could, individually or in the aggregate, materially harm the Company’s business.

Unanticipated changes in the Company’s effective tax rate and additional tax liabilities may impact the Company’s financial results.

The Company is subjected to income taxes in the United States and may be subject to various jurisdictions outside of the United States. The Company’s income tax obligations will be generally determined based on the Company’s business operations in these jurisdictions. Significant judgment is often required in the determination of the Company’s worldwide provision for income taxes. The Company’s effective tax rate could be impacted by changes in the earnings and losses in countries with differing statutory tax rates, changes in non-deductible expenses, changes in excess tax benefits of stock-based compensation, changes in the valuation of deferred tax assets and liabilities and the Company’s ability to utilize them, the applicability of withholding taxes, effects from acquisitions, changes in accounting principles and tax laws in jurisdictions where the Company operates. Any changes, ambiguity, or uncertainty in taxing jurisdictions’ administrative interpretations, decisions, policies and positions could also materially impact the Company’s income tax liabilities.

As the Company’s business continues to grow and if the Company becomes more profitable, the Company anticipates that the Company’s income tax obligations could significantly increase. If the Company’s existing tax credits and net operating loss carry-forwards become fully utilized, the Company may be unable to offset or otherwise mitigate the Company’s tax obligations to the same extent as in prior years. This could have a material impact to the Company’s future cash flows or operating results.

The Company may also be subject to additional tax liabilities and penalties due to changes in non-income based taxes resulting from changes in federal, state or international tax laws, changes in taxing jurisdictions’ administrative interpretations, decisions, policies, and positions, results of tax examinations, settlements or judicial decisions, changes in accounting principles, changes to the business operations, including acquisitions, as well as the evaluation of new information that results in a change to a tax position taken in a prior period. Any resulting increase in the Company’s tax obligation or cash taxes paid could adversely affect the Company’s cash flows and financial results.

The Company’s business may expose us to product liability claims for damages resulting from the design or manufacture of the Company’s products. Product liability claims, whether or not the Company is ultimately held liable for them, could have a material adverse effect on the Company’s business and results of operations.

The Company may be subject to product liability claims for certain of the Company’s products if they are alleged to be defective or cause harmful effects. Product liability claims or other claims related to the Company’s products, regardless of their outcome, could require us to spend significant time and money in litigation, divert management time and attention, require us to pay significant damages, harm the Company’s reputation or hinder acceptance of the Company’s products. Any successful product liability claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable or reasonable terms. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of the Company’s products.

Risks Related to The Company’s Intellectual Property

The Company’s inability to protect the Company’s intellectual property rights could diminish the value of the Company’s products, weaken the Company’s competitive position and reduce the Company’s future revenue.

The Company relies on a combination of patent, copyright and trademark laws, trade secrets, some software security measures (e.g., to protect trade secrets), license agreements and nondisclosure agreements to protect its intellectual property, all of which offer only limited protection. The Company pursues the registration of trademarks but currently holds no patents on its products (though very limited patent protection has been applied for). The Company’s commercial success may depend in large part on the Company’s ability to protect its trade secrets, and to obtain patent and other intellectual property protection in the United States and other countries with respect to the Company’s proprietary technology and products. The Company intends to seek to protect the Company’s proprietary position by filing and prosecuting patent applications in the United States related to the Company’s technologies and products that are important to the Company’s business.

Effective trade secret, copyright, trademark, domain name and patent protection is expensive to develop and maintain, in terms of initial and ongoing protection measures, registration requirements and the costs of maintaining and defending the Company’s rights. Any of the Company’s patents, trademarks or other intellectual property rights may be discovered through third party reverse engineering or careless or departing employees, challenged by others, or invalidated through administrative process or litigation. The Company may be required to protect the Company’s intellectual property, a process that is expensive and may not be successful or which the Company may not pursue in every jurisdiction. The Company may, over time, increase the Company’s investment in protecting the Company’s intellectual property through patent filings that could be expensive and time-consuming. The Company may be unable to obtain patent protection for the technology covered in the Company’s patent applications or the patent protection may not be obtained quickly enough to meet the Company’s business needs.

Monitoring unauthorized use of the Company’s intellectual property is difficult and costly. The Company’s efforts to protect the Company’s proprietary rights may not be adequate to prevent misappropriation of the Company’s intellectual property. Further, the Company may not be able to detect unauthorized use of, or take appropriate steps to enforce, the Company’s intellectual property rights. The Company’s competitors may also independently develop similar technology without infringing the Company’s intellectual property rights. In addition, the laws of many countries do not protect the Company’s proprietary rights to as great an extent as the laws of the United States. Moreover, laws in the United States and elsewhere change rapidly, and any future changes could adversely affect the Company and the Company’s intellectual property. The Company’s failure to meaningfully protect the Company’s intellectual property could result in competitors offering products that incorporate the Company’s most technologically advanced features, which could reduce demand for the Company’s products, affect the Company’s brand, cause us to incur significant expenses and harm the Company’s business.

The Company may in the future be sued by third parties for various claims including alleged infringement or appropriation of proprietary rights.

The software and internet industries are characterized by the existence of a large number of trade secrets, patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. From time to time, third parties may assert exclusive patent, copyright, trademark and other intellectual property rights against the Company, demanding license or royalty payments or seeking payment for damages, injunctive relief and other available legal remedies through litigation. The Company’s technologies may be subject to injunction if they are found to infringe the rights of a third-party or the Company may be required to pay damages, or both. Further, many of the Company’s subscription agreements may require us to indemnify the Company’s customers for third-party intellectual property infringement claims, which would increase the cost to the Company of an adverse ruling on such a claim.

The outcome of any claims or litigation, regardless of the merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, whether through settlement or licensing discussions, or litigation, could be time-consuming and expensive to resolve, divert management attention from executing the Company’s business plan, result in efforts to enjoin the Company’s activities, lead to attempts on the part of other parties to pursue similar claims and, in the case of intellectual property claims, require us to change the Company’s technology, change the Company’s business practices, pay monetary damages or enter into short- or long-term royalty or licensing agreements.

Any adverse determination related to intellectual property claims or other litigation could prevent the Company from offering the Company’s services to others, could be material to the Company’s financial condition or cash flows, or both, or could otherwise adversely affect the Company’s operating results. In addition, depending on the nature and timing of any such dispute, an unfavorable resolution of a legal matter could materially affect the Company’s current or future results of operations or cash flows in a particular quarter.

Risks Related to the Company

Any inability to attract and retain qualified key management and technical personnel would impair the Company’s ability to implement the Company’s business plan.

The Company’s Board places heavy reliance on the continued services of the Company’s Chief Executive Officer, Christopher Bursey, and his industry experience and relationships, management and operational skills. If the Company was to lose the services of Mr. Bursey, the Company could face substantial difficulty in hiring a qualified successor or successors and could experience a loss in performance while any successor obtains the necessary training and experience. Further, the Company’s success depends in large part upon the continued services of the Company’s key management, technical and other specialized personnel. The loss of one or more members of the Company’s management team or other key employees could delay the Company’s growth and development and materially harm the Company’s business, financial condition, results of operations and prospects. The relationships that the Company’s team have cultivated within the IoT industry make the Company particularly dependent upon their continued employment or services with the Company. Because the Company’s management team is not obligated to provide us with continued service, they could terminate their employment or services with us at any time without penalty, subject to providing any required advance notice. The Company does not maintain key person life insurance policies for any members of the Company’s management team. The technology industry is subject to substantial and continuous competition for personnel with high levels of experience in designing, developing and managing software and Internet-related services, as well as competition for sales executives and operations personnel. The Company’s future success and growth will depend in large part on the Company’s continued ability to attract and retain the Company’s technical and management personnel. The Company faces the risk that if the Company is unable to retain existing personnel, or to attract and integrate qualified new personnel, the Company’s business, financial condition and results of operations will be adversely affected.

Any failure in the Company’s delivery of high-quality technical support services may adversely affect the Company’s relationships with the Company’s customers and the Company’s financial results.

The Company’s customers depend on the Company’s support organization to resolve technical issues relating to the Company’s applications. The Company may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect the Company’s operating results. In addition, the Company’s sales process is highly dependent on the Company’s applications and business reputation and on positive recommendations from the Company’s existing customers. Any failure to maintain high-quality technical support, or a market perception that the Company does not maintain high-quality support, could adversely affect the Company’s reputation, the Company’s ability to sell the Company’s service offerings to existing and prospective customers, and the Company’s business, operating results and financial position.

The Company may not be able to successfully implement the Company’s growth strategy on a timely basis or at all.

Although the Company is researching and developing new markets and products and improving existing products, the Company’s research and market development activities may not prove profitable or ultimately prove successful. As the Company grows, it will need to expand the Company’s internal sales, marketing and distribution capabilities to commercialize the Company’s products, or enter into collaborations with third parties to perform these services. If it markets the Company’s products directly, the Company will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If the Company relies on third parties with such capabilities to market its products or decide to co-promote products with collaborators, the Company will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that it will be able to enter into such arrangements on acceptable terms or at all. In entering into third-party marketing or distribution arrangements, any revenue the Company receives will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any product. If the Company is not successful in commercializing its products, either on the Company’s own or through third parties, its business, financial condition and results of operations could be materially adversely affected.

Alliances, mergers and acquisitions could result in operating difficulties, dilution and other harmful consequences.

From time to time, the Company may undertake strategic transactions, including business combinations, acquisitions and dispositions of businesses, technologies, services, products and other assets to add new product and service lines and technologies, acquire talent, gain new sales channels or enter into new sales territories. Any of these transactions could be material to the Company’s financial condition and results of operations. The process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures and is risky. The areas where the Company may face difficulties include:

●	Diversion of management time, as well as a shift of focus from operating the businesses to challenges related to integration and administration;

●	Challenges associated with integrating employees from the acquired company into the acquiring organization. These may include declining employee morale and retention issues resulting from changes in, or acceleration of, compensation, or changes in management, reporting relationships, future prospects, or the direction of the business;

●	The need to integrate each company’s accounting, management, information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

●	The need to implement controls, procedures and policies appropriate for a public company at companies that prior to acquisition had lacked such controls, procedures and policies;

●	The need to transition operations and customers onto the Company’s existing platforms; and

●	Liability for activities of the acquired company before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

The expected benefit of any of these strategic relationships may not materialize and the cost of these efforts may negatively impact the Company’s financial results. Future alliances, mergers or acquisitions or dispositions could result in potentially dilutive issuances of the Company’s equity securities, the expenditure of the Company’s cash or the incurrence of debt, contingent liabilities or amortization expenses of which could adversely affect the Company’s results of operations and dilute the economic and voting rights of the Company’s stockholders.

Provisions in the Company’s amended and restated certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change of control of the Company’s company or changes in the Company’s management and, therefore, depress the market price of the Company’s shares.

The Company’s amended and restated certificate of incorporation and bylaws contain provisions that could depress the market price of the Company’s shares by acting to discourage, delay or prevent a change in control of the Company’s or changes in the Company’s management that the stockholders of the Company’s may deem advantageous. These provisions among other things:

●	permit the board of directors to establish the number of directors and fill vacancies;

●	require the approval of holders of 66-2/3 percent of the voting power to amend provisions in the Company’s certificate of incorporation;

●	do not permit special meetings to be called by stockholders;

●	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of the Company’s stockholders;

●	provide that the board of directors is expressly authorized to make, alter or repeal the Company’s bylaws; and

●	establish advance notice requirements for nominations for election to the Company’s board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company’s. Section 203 imposes certain restrictions on merger, business combinations and other transactions between us and holders of 15 percent or more of the Company’s shares.

Risks Related to the Company’s Financial Position and Need for Capital

Because the Company has a limited operating history, the Company’s future revenue growth remains uncertain it may not achieve profitability.

The Company has recently incurred operating losses and as of December 31, 2018, had an accumulated deficit of US$2,213,387. It has a limited operating history upon which to base an evaluation of the Company’s business and prospects. Although it seeks to increase revenues through organic growth and the development of new revenue streams, the Company cannot assure you that the Company’s revenues will increase in future quarters or future years. Operating results for future periods are subject to numerous uncertainties and it cannot provide assurance that it will achieve or sustain profitability. Profitability depends on many factors, including, the Company’s success in expanding the Company’s product offerings and the Company’s customer base, the control of the Company’s expense levels, the success of the Company’s business activities and general economic conditions. The Company may make investments in marketing, technology and further development of the Company’s operating infrastructure which entail long-term commitments. The Company’s industry as a whole may be adversely affected by industry trends, economic factors and new regulations. It may experience attrition from the Company’s MaaS customers. Despite the Company’s efforts to expand the Company’s revenues and achieve profitable operations, it may not be successful. The Company’s prospects must be considered in light of the risks encountered by companies in a relatively early stage of development, particularly companies in new and rapidly evolving markets. The Company cannot provide assurance it will successfully address any of these risks. If events or circumstances occur such that it does not meet the Company’s operating plan as expected, it may be required to reduce the Company’s planned research and development activities, incur additional restructuring charges or reduce other operating expenses which may cast substantial doubt on the Company’s ability to achieve the Company’s intended business objectives.

No minimum capitalization.

The Company does not have a minimum capitalization and, provided the CSE listing requirements are satisfied, it may use the proceeds from this Offering immediately following the Company’s acceptance of the corresponding subscription agreements. There can be no assurance the Company will sell the Maximum Offering or any other amount. It is possible the Company may only raise a minimum amount of capital, which could leave us with insufficient capital to implement the Company’s business plan, potentially resulting in greater operating losses unless the Company is able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Even if this Offering is successful, the Company may need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate the Company’s product development efforts or other operations.

The Company estimates that the net proceeds from this Offering will be up to $2,760,000, before deducting offering expenses payable by us. If the Maximum Offering is sold, the Company expects that the net proceeds will be sufficient to fund the Company’s current operations for at least the next twelve months. However, the Company’s working capital may not be sufficient to allow it to execute the Company’s business plan as fast as it would like or may not be sufficient to take full advantage of all available strategic opportunities. The Company’s operating plan may change as a result of many factors currently unknown to it, and the Company may need to seek additional funds sooner than planned, through public or private equity or debt financings, or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements or a combination of these approaches. Even if the Company believes it has sufficient funds for the Company’s current or future operating plans, it may seek additional capital if market conditions are favorable or if it has specific strategic considerations.

Any additional fundraising efforts may divert the Company’s management from their day-to-day activities, which may adversely affect the Company’s ability to develop and commercialize the Company’s products. In addition, it cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of the Company’s stockholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the Company’s shares to decline. The sale of additional equity or convertible securities may dilute the Company’s existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations and it may be required to agree to certain restrictive covenants, such as limitations on the Company’s ability to incur additional debt, limitations on the Company’s ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact the Company’s ability to conduct the Company’s business. The Company could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and it may be required to relinquish rights to some of the Company’s technologies or product candidate or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on the Company’s business, operating results and prospects.

If the Company is unable to obtain funding on a timely basis, it may be required to significantly curtail, delay or discontinue one or more of the Company’s research or development programs or the commercialization of any product, or be unable to execute the Company’s business plans, develop or enhance the Company’s services, expand the Company’s operations or otherwise capitalize on the Company’s business opportunities, as desired, which could materially affect the Company’s business, financial condition and results of operations.

If you purchase the Company’s shares in this Offering, you will incur immediate and substantial dilution in the book value of your Company’s shares.

You will suffer immediate and substantial dilution in the net tangible book value of the shares you purchase in this Offering. Assuming all 1,500,000 Shares are sold at an offering price of $2.00 per share for gross proceeds of $3,000,000, after deducting the estimated Agent’s Commission and estimated offering expenses, purchasers of shares in this Offering will experience immediate dilution of 94.41% or $1.89 per share based on net proceeds of the total Offering being sold. In addition, holders of the Debentures totaling US$1,900,000 have agreed that upon getting a conditional approval letter for the listing of the Company’s shares through the CSE, all unpaid principal will be automatically converted into shares of the Company at a conversion rate of US$1.00 per share, which, if converted would further dilute stockholders purchasing Shares in this Offering. See “Dilution” for a more detailed description of the dilution to new investors in the Offering.

Upon qualification of this Offering, the Company will become a reporting issuer in Canada and incur increased costs as a result of the Company’s reporting obligations, and the Company’s management team will be required to devote substantial time to new compliance initiatives.

Upon qualification of this Offering, the Company will become a reporting issuer in Canada and will incur significant legal, accounting and other expenses that the Company did not incur as a private company. The Company’s management and other personnel will need to devote a significant amount of time to comply with the Company’s reporting obligations. Moreover, these reporting obligations will increase the Company’s legal and financial compliance costs and will make some activities more time-consuming and costly. For example, the Company may incur additional accounting expense as a result of the Company’s financial statement reporting requirements. Financial information filed in Canada for continuous disclosure purposes will be prepared in accordance with International Financial Reporting Standards. For U.S. presentation and disclosure purposes, the Company may also need to prepare the Company’s financial statements in accordance with U.S. GAAP.

Current and future accounting pronouncements and other financial reporting standards, especially but not only concerning revenue recognition, cost capitalization and lease accounting, may negatively impact the Company’s financial results.

The Company regularly monitors its compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to us. As a result of new U.S. GAAP standards, changes to existing standards and changes in their interpretation, the Company has been required to change the Company’s accounting policies, particularly concerning lease accounting, revenue recognition, to alter the Company’s operational policies, to implement new or enhance existing systems so that they reflect new or amended financial reporting standards, and to adjust the Company’s financial statements. The Company will have similar requirements related to future accounting pronouncements. Such changes may have an adverse effect on the Company’s business, financial position, and operating results, or cause an adverse deviation from the Company’s revenue and operating profit target, which may negatively impact the Company’s financial results.

Risks Related to the Company’s shares

The Company has a significant stockholder, who will continue to exercise significant control over the Company’s Company after this Offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

The Company’s majority stockholder is the Company’s CEO Chris Bursey. As of the date of this Prospectus, Mr. Bursey owned 66.8% of the Company’s shares. Following this Offering, assuming all of the Shares offered hereby are sold, Mr. Bursey will own approximately 50.1% of the Company’s shares. Mr. Bursey will continue to own over 50% of the Company’s shares and would continue to have the ability to control matters submitted to holders of the Company’s shares for approval. Accordingly, Mr. Bursey exerts and will continue to exert significant influence over any action requiring the approval of the holders of the Company’s shares, including the election of directors, amendments to the Company’s organizational documents and any sale, merger, consolidation, or sale of all or substantially all of the Company’s assets. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for the Company’s shares that you may feel are in your best interest as one of the Company’s stockholders.

There is no existing market for the Company’s shares, and you cannot be certain that an active trading market or a specific share price will be established.

Prior to this Offering, there has been no public market for shares of the Company’s shares. The Company cannot predict the extent to which investor interest in the Company will lead to the development of a trading market or how liquid that market might become. The Offering price for the Company’s shares has been determined by negotiation between the Company and the Agent and may not be indicative of the price that will prevail in any trading market following this Offering, if any. The market price for the Company’s shares may decline below the Offering price, and the Company’s stock price is likely to be volatile.

If the Company’s stock price fluctuates after the Offering, you could lose a significant part of your investment.

The market price of the Company’s shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond the Company’s control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of the Company’s shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. The Company may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert the Company’s management’s attention from other business concerns, which could seriously harm the Company’s business.

Limitations of director liability and indemnification of directors, officers and employees.

The Company’s Certificate of Incorporation, as amended (Certificate of Incorporation) limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or the Company’s stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. The Company’s corporate bylaws provide that it will indemnify the Company’s directors, officers and employees to the fullest extent permitted by law. The Company’s bylaws also provide that it is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. The Company believes that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The Company has entered into, and are authorized to enter into, indemnification agreements with the Company’s current and future officers and directors. The limitation of liability in the Company’s Certificate of Incorporation, bylaws and the indemnification agreements it has entered into with the Company’s officers and directors may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and the Company’s stockholders. The Company’s results of operations and financial condition may be harmed to the extent it pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

After the completion of this Offering, the Company may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been instituted against a company following a decline in the market price of its securities. If it was to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm the Company’s business.

The Company does not intend to pay dividends on the Company’s shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Company’s shares.

The Company has never declared or paid any cash dividend on the Company’s shares and do not currently intend to do so in the foreseeable future. The Company currently anticipates that it will retain future earnings for the development, operation and expansion of the Company’s business and does not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in shares of the Company’s shares will depend upon any future appreciation in their value. There is no guarantee that shares of the Company’s shares will appreciate in value or even maintain the price at which you purchased them.

The Company may terminate this Offering at any time during the Offering Period.

The Company reserves the right to terminate this Offering at any time, regardless of the number of shares sold. In the event that it terminates this Offering at any time prior to the sale of all of the shares offered hereby, whatever amount of capital that the Company has raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

Risks Related to the Company’s Dependence on Third Parties

The Company relies on third-party manufacturers and suppliers to produce key product components, and shortages, delays and interruptions in supply could impair the delivery of the Company’s products and services and harm the Company’s business.

The Company relies on third parties to supply key components used in the Company’s products. The Company does not own manufacturing facilities or supply sources for such components and materials. There can be no assurance that the Company’s supply of materials will not be limited, interrupted, restricted in certain geographic regions or of satisfactory quality or continue to be available at acceptable prices. In particular, any replacement of the Company’s manufacturers could require significant effort and expertise because there may be a limited number of qualified manufacturers. Any shortage or delay in the supply of key product components would harm the Company’s ability to meet scheduled product deliveries. Many of the components used in the Company’s products are specifically designed for use in the Company’s products, some of which are obtained from sole source suppliers. If demand for a specific component increases, the Company may not be able to obtain an adequate quantity of that component in a timely manner. In addition, if worldwide demand for the components increases significantly, the availability of these components could be limited. Further, the Company’s suppliers may experience financial or other difficulties as a result of uncertain and weak worldwide economic conditions. Other factors that may affect the Company’s suppliers’ ability or willingness to supply components to us include internal management or reorganizational issues, such as roll-out of new equipment which may delay or disrupt supply of previously forecasted components, or industry consolidation and divestitures, which may result in changed business and product priorities among certain suppliers. It could be difficult, costly and time consuming to obtain alternative sources for these components, or to change product designs to make use of alternative components. In addition, difficulties in transitioning from an existing supplier to a new supplier could create delays in component availability that would have a significant impact on the Company’s ability to fulfill orders for the Company’s products. The Company may be forced to enter into an agreement with another third party, which it may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture the Company’s product components may be unique or proprietary to the original manufacturer and it may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills or technology to another third party and a feasible alternative may not exist.

If the Company is unable to obtain a sufficient supply of components, or if it experiences any interruption in the supply of components, or if the Company’s suppliers or manufacturers fail to perform their obligations to us in relation to quality, timing or otherwise, the Company’s cost of obtaining these components may increase. Component shortages and delays affect the Company’s ability to meet scheduled product deliveries, may damage the Company’s brand and reputation in the market, and cause us to lose sales and market share. The Company has experienced component shortages and disruptions in supply in the past, which have limited the Company’s ability to supply all the demand for the Company’s products and adversely affected the Company’s revenue. At times, the Company has elected to use more expensive transportation methods, such as air freight, to make up for manufacturing delays caused by component shortages, which affected the Company’s ability to supply products within budget and reduced the Company’s margins. In addition, at times sole suppliers of highly specialized components have provided components that were either defective or did not meet the criteria required by the Company’s retailers, distributors or other channel partners, resulting in delays, lost revenue opportunities and material write-offs.

The Company depends on a limited number of third-party manufacturers for substantially all of the Company’s manufacturing needs. If these third-party manufacturers experience any delay, disruption or quality control problems in their operations, the Company could lose market share and the Company’s brand may suffer.

The Company’s reliance on third-party manufacturers also exposes us to the following risks over which it has limited control:

●	unexpected increases in manufacturing and repair costs;

●	inability to control the quality and reliability of finished products;

●	inability to control delivery schedules;

●	potential liability for expenses incurred by third-party manufacturers in reliance on forecasts that later prove to be inaccurate;

●	potential lack of adequate capacity to manufacture all or a part of the products it may require; and

●	potential labor unrest affecting the ability of the third-party manufacturers to produce the Company’s products.

The Company’s third-party manufacturers also may use hazardous materials, including chemicals and compounds that could be dangerous to human health and safety or the environment, and their operations may also produce hazardous waste products. In the event of contamination or injury, the Company’s third-party manufacturers could be held liable for damages or be penalized with fines in an amount exceeding their resources, which could result in component shipments being delayed or suspended.

The Company’s products must satisfy safety and regulatory standards and some must also receive government certifications. It expects to continue to rely on third-party manufacturers who are primarily responsible for conducting the tests that support the regulatory approvals for the Company’s products. To the extent that the Company has existing, or enter into future, manufacturing arrangements with third parties, it will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If the Company’s third-party manufacturers fail to timely and accurately conduct these tests, it would be unable to obtain the necessary domestic regulatory approvals or certificates to sell the Company’s products in certain jurisdictions. As a result, it may not be able to develop and commercialize the Company’s products successfully or meet commercial demands for the Company’s products, the Company’s sales and profitability could be reduced, the Company’s relationships with the Company’s sales channels could be harmed, and the Company’s reputation and brand would suffer.

The Company relies on third-parties for technologies that are vital to the functionality of the Company’s products and the loss of these relationships could harm the Company’s business.

The Company relies on third parties to obtain non-exclusive patented hardware and software license rights in technologies that are incorporated into and necessary for the operation and functionality of most of the Company’s products. In these cases, because the intellectual property we license is available from third parties, barriers to entry into certain markets may be lower for potential or existing competitors than if we owned exclusive rights to the technology that we license and use. Moreover, if a competitor or potential competitor enters into an exclusive arrangement with any of the Company’s key third-party technology providers, or if any of these providers unilaterally decides not to do business with us for any reason, the Company’s ability to develop and sell products containing that technology would be severely limited.

If third-party developers and providers do not continue to embrace the Company’s service model and enterprise cloud computing services, or if the Company’s customers seek warranties from us for third-party applications, integrations, data and content, the Company’s business could be harmed.

A core part of the Company’s enterprise solutions is the interoperability of the Company’s platform with third-party IoT products and protocols. The Company’s success depends on the willingness of a growing community of third-party developers and technology providers to build applications and provide integrations, data and content that are complementary to the Company’s services. Without the continued development of these applications and provision of such integrations, data and content, both current and potential customers may not find the Company’s services sufficiently attractive, which could impact future sales. Further, if these third parties were to alter their products, applications and content, we could be adversely impacted if we fail to timely create compatible versions of the Company’s products and solutions. A lack of interoperability may also result in significant redesign costs, and harm relations with the Company’s customers. Further, the mere announcement of an incompatibility problem relating to the Company’s products could materially adversely affect the Company’s business, results of operations and financial condition.

To the extent the Company’s competitors supply products that compete with theirs, it is possible these competitors could design their technologies to be closed or proprietary systems that are incompatible or work less effectively with the Company’s products. As a result, end-users may have an incentive to purchase products that are compatible with the products and technologies of the Company’s competitors over the Company’s products.

In addition, for those customers who authorize a third-party technology partner access to their data, we do not provide any warranty related to the functionality, security and integrity of the data transmission or processing. Despite contract provisions to protect us, customers may look to us to support and provide warranties for the third-party applications, integrations, data and content, even though not developed or sold by us, which may expose us to potential claims, liabilities and obligations, all of which could harm the Company’s business.

The Company’s ability to deliver the Company’s services is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

The Internet’s infrastructure is comprised of many different networks and services that are highly fragmented and distributed by design. This infrastructure is run by a series of independent third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (ICANN) and the Internet Assigned Numbers Authority (IANA), now under the stewardship of ICANN.

The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, denial-of-service attacks or related cyber incidents, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage or result in fragmentation of the Internet, resulting in multiple separate Internets. These scenarios are not under the Company’s control and could reduce the availability of the Internet to us or the Company’s customers for delivery of the Company’s Internet-based services. Any resulting interruptions in the Company’s services or the ability of the Company’s customers to access the Company’s services could result in a loss of potential or existing customers and harm the Company’s business.

In addition, certain countries have implemented (or may implement) legislative and technological actions that either do or can effectively regulate access to the Internet, including the ability of Internet Service Providers to limit access to specific websites or content. These actions could potentially limit or interrupt access to the Company’s services from certain countries or Internet Service Providers, impede the Company’s growth, result in the loss of potential or existing customers and harm the Company’s business.

Any interruptions or delays in services from third-parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or the Company’s inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of the Company’s services and harm the Company’s business.

We currently serve the Company’s customers from third-party data center hosting facilities and cloud computing platform providers located in the United States and other countries. We also rely on computer hardware purchased or leased from, software licensed from, and cloud computing platforms provided by, third parties in order to offer the Company’s services, including database software, hardware and data from a variety of vendors. Any damage to, or failure of the Company’s systems generally, including the systems of the Company’s third-party platform providers, could result in interruptions in the Company’s services. We have from time to time experienced interruptions in the Company’s services and such interruptions may occur in the future. As we increase the Company’s reliance on these third-party systems, the Company’s exposure to damage from service interruptions may increase. Interruptions in the Company’s services may cause us to issue credits or pay penalties, cause customers to make warranty or other claims against us or to terminate their subscriptions and adversely affect the Company’s attrition rates and the Company’s ability to attract new customers, all of which would reduce the Company’s revenue. The Company’s business would also be harmed if the Company’s customers and potential customers believe the Company’s services are unreliable.

We use a range of disaster recovery and business continuity arrangements. For many of the Company’s offerings, the Company’s production environment and customers’ data are replicated in near real-time in a separate facility located elsewhere. Certain offerings may be served through alternate facilities or arrangements. We do not control the operation of any of these facilities, and they may be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct, as well as local administrative actions, changes to legal or permitting requirements and litigation to stop, limit or delay operation. Despite precautions taken at these facilities, such as disaster recovery and business continuity arrangements, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in the Company’s services.

These hardware, software, data and cloud computing platforms may not continue to be available at reasonable prices, on commercially reasonable terms or at all. Any loss of the right to use any of these hardware, software or cloud computing platforms could significantly increase the Company’s expenses and otherwise result in delays in the provisioning of the Company’s services until equivalent technology is either developed by us, or, if available, is identified, obtained through purchase or license and integrated into the Company’s services.

If we do not accurately plan for the Company’s infrastructure capacity requirements and we experience significant strains on the Company’s data center capacity, the Company’s customers could experience performance degradation or service outages that may subject us to financial liabilities, result in customer losses and harm the Company’s business. As we add data centers and capacity and continue to move to cloud computing platform providers, we may move or transfer the Company’s data and the Company’s customers’ data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of the Company’s services, which may damage the Company’s business.

CORPORATE STRUCTURE

Name, Address and Incorporation

The Company’s full corporate name is “Direct Communication Solutions, Inc.”

The Company was incorporated in the state of Florida on September 9, 2006 and re-domiciled to the state of Delaware on April 3, 2017. The head office is located at 17150 Via Del Campo, Suite #200, San Diego, California 92127.

Intercorporate Relationships

The Company has one subsidiary, Direct Communication Solutions (Canada) Inc., which company is wholly owned by the Company and incorporated on May 25, 2015.

DESCRIPTION OF THE BUSINESS OF THE COMPANY

The Business

The Company was originally incorporated under the laws of the State of Florida, U.S.A on September 9, 2006. The Company reincorporated into the State of Delaware on 2017 and has a principal place of business located at 17150 Via Del Campo, Suite #200, San Diego, California, U.S. 92127. Since the date of incorporation, the Company carried on the business of providing solutions for the IoT, including MaaS solutions for the market of information technology which deals with the long distance transmission of information, otherwise known as the telematics market.

The Company has developed a portfolio of cellular based solutions that connect the “things” in the IoT with a focus on high compound annual growth rate for niche markets using their Product Portfolio which includes: sensors, Fleet and other DCS Solutions. The Company currently has 28 employees, including 21 full-time employees and 4 part-time employees, in addition to 3 contract employees. These include wireless engineers, sales and marketing professional and administrative support personnel.

The Company provides IoT products, services and solutions. DCS has two main focuses to its business: (i) hardware distribution, where the Company resells products from CalAmp and ATrack; and (ii) SaaS solutions. The Company’s products and solutions enable devices to communicate with each other and with server or cloud-based application infrastructures.

The Company’s current SaaS solutions include MiFleet™, which provides fleet and vehicle SaaS telematics, MiSensors™, which provides machine-to-machine device management and service enablement for wireless sensors and MiFailover™, which provides high-speed wireless internet failover to small and medium sized businesses as a redundancy solution to continue to run their business in the event the internet is not available. In addition, the Company has recently deployed MiServices™ to provide engineering support to its distribution customers. These services include software development, hardware integration and logistics support such as SIM card insertion, activation, provisioning, labeling and device readiness checks.

The global costs and prices of IoT sensors and products continue to drop in price and margin. As a response to this, and an interest to develop more vertically-integrated, comprehensive solutions, the Company has begun to develop software applications and databases that can analyze and manage the data that its IoT hardware has traditionally just collected. This provides the Company the opportunity to increase its gross and net profit margins by providing more services and software through the cloud or via a SaaS/MaaS business model.

DCS has traditionally sold within various hardware-related verticals that are tied to the broad IoT market. These areas have included markets such as Fleet Management, Healthcare, Retail Point-of-Sale, Industrial, Energy & Utilities, and Safety and Security. As the Company transitions to software, SaaS and services it can address traditional software application markets. In addition, the Company is planning to launch applications within the beer, transportation and cannabis marketplaces. Both the beer and cannabis markets have very similar needs when it comes to sensors and utilizing the big data from those sensors. Both products are temperature sensitive and have a limited shelf-life, therefore, the logistics data that can be obtained from these sensors can be significant in a company’s operations.

The Company intends to continue to leverage its long-standing relationship with its customers and jointly build unique IoT solutions based on its integrated 3rd party equipment along with new application software. DCS anticipates this mixed hardware and software implementation will allow the Company to build new, more robust, solutions that address multiple customer problems operating on a single DCS platform.

Products and Services

Principal Markets and Services

The Company operates in San Diego and provides services to clients ranging from recommendations regarding embedded wireless modules, bundled wireless solutions and procurement of wireless products. The Company’s clients represent a wide variety of niche markets within various areas of the IoT market including: automatic vehicle location, healthcare, business, retail point-of-sale systems, business management continuity system, energy and utilities, education, safety and security. The Company’s services are provided under the “MiServices” brand and consist of three major areas:

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1) Engineering services – this provides customers with direct access to our engineering department. The focus is expediting the time-to-market by streamlining the development cycle and lowering costs;

2) Logistics services – we offer a complete device readiness program that includes SIM insertion, APN settings, testing and validation and custom packaging options; and

3) Wireless Data – We provide airtime packages from our carrier and MVNO (Mobile Virtual Network Operator) partners

Product Portfolio

The Company’s Product Portfolio offers fully integrated IoT device connectivity. The Company’s Product Portfolio consists of the following product lines:

MiSensors

MiSensors were established to capitalize on the emerging trend of connecting to, monitoring and controlling machines and other “things” in the environment. Its remote monitoring systems can be setup in a few minutes and the Company’s interface simplifies managing the system.

MiSensors create IoT monitoring solutions that can be applied to niche markets. Applications include, but are not limited to monitoring water quality, monitoring temperatures of refrigeration glycol-chillers for cold beverages or monitoring humidity levels.

Water quality – MiSensors water quality solutions have broad applications enabling businesses to monitor the quality of water running through their business, in an agricultural, education, or manufacturing setting.

Temperature and Humidity – MiSensors temperature monitoring solution assist businesses to monitor perishables by providing ongoing temperature recordings and alerts when problems arise.

MiSensors can also be used to monitor barometric air pressure, acceleration, and light. MiSensors uses a cloud based monitoring platform which is easy to deploy as it only requires connecting a wireless gateway to a cellular router and connecting the MiSensor to the Company’s cloud services. One of the Company’s unique application of MiSensor is in MiBrewPub. MiBrewPub incorporates the Company’s “BrewSee® system” to transform how the bar and restaurant industry monitors their draft beer systems. MiBrewPub uses MiSensors to monitor the CO2 tank levels, the temperature and humidity for keg lockers and the temperature of a glycol chiller.

Important aspects of the IoT include the ability to monitor connected devices utilizing cellular networks, the collection of data and data management, storage and utilization. The management of connected devices has created an opportunity for Software as a Service or Monitoring as a Service offerings. The Company has developed a portfolio of cellular-based solutions that connect the “things” in the IoT.

MiFleet

The Company has entered into an agreement with Gurtam Inc. to rebrand their software as MiFleet. Gurtam Inc. offers a SaaS solution that manages devices. DCS has enhanced this platform with functionality to deploy and control devices on the cellular networks. DCS recently launched MiFleet Mobile, which is a mobile app leveraging the Gurtam Inc. platform. MiFleet allows users to track their fleet’s exact location and gain insights regarding specific vehicle’s maintenance needs. MiFleet is integrated into a wide range of products ranging from shipment to chauffeur class. The Company’s platform utilizes a set of technologies to keep customers aware of the vehicles’ condition and geographical location. MiFleet is cloud-based, and uses more than one hundred servers that are collectively located around the world, so that clients have access to their data from any computer, tablet or phone. MiFleet aims to improve clients’ fleet return on investment by providing data specific analytics for running times and driver information.

MiFleet can be accessed via a web based dashboard on a PC, Tablet or Smartphone; providing both basic and advanced reporting capability, as well as fuel control and driver notifications. MiFleet is constantly updated and maintained. It can be plugged directly into a vehicle’s on-board diagnostics port. The MiFleet GPS device notifies users if the device is removed or tampered with and can notify companies if their driver is speeding or making unsafe choices on the road, for example, hard turns and breaking.

MiFleet lets users receive notifications by email, text or in a popup window if a certain event occurs (e.g. a unit violates speed limit, an alarm button is pressed, sensor values have changed, idling is detected or a unit arrives at a control point) and records where the event or violation took place.

MiFleet provides information in:

●	mileage account;

●	fuel consumption control;

●	analysis of fleet performance;

●	driver behaviour monitoring;

●	accounting of engine and machine hours;

●	multiple application offerings;

●	multiple cellular technology offerings;

●	remote engine shutdown;

●	service log maintenance;

●	towing reports;

●	driving behavior;

●	various idle reporting;

●	turn by turn heading tracking reports;

●	address searching;

●	high precision GPS;

●	location of nearest units;

●	workforce performance analysis;

●	CAN-bus data parameters reading; and

●	power loss/connection reports and online tracking.

MiFleet has an adaptive design and convenient display of various asset properties, which contributes to the user-friendly and handy mobile interface. The events catalogue gives clients a brief overview of all trips and stops with detailed track history available on each. Clients can also track their fleet live. The MiFleet software allows the user to view the live deployment of their staff on any mobile, tablet or computer.

BrewSee®– The Beer Management System

BrewSee® is a comprehensive inventory tracking system that assists clients in maintaining consistent stock levels, track lots, and optimize warehouse space. BrewSee® helps clients to reduce waste, theft and non-automated interfaces – which promotes better production and storage. More specifically, BrewSee® helps to interface to the keg’s coupler, its flow sensor, a Co2 sensor, a temperature sensor, the keg’s shut off valve and the means to use a wireless device to collect all such keg data (i.e., using a high frequency radio and newer 4G LTE Cat11 Gateway). The gateway allows the collected data to be transmitted in real-time remotely. The BrewSee® system monitors when the system records data outside the range of the parameters.

The following demonstrates how BrewSee® assists in linking the data collected at various points in the supply chain:

1.	Brewers – BrewSee® will provide them with critical brand information data such as whether the beer is being sold at the right temperature or if the carbon dioxide pressure is correct.

2.	Beer Distributors – BrewSee® will provide them with real-time access to their customers’ inventory levels, which will create new efficiencies in how they schedule deliveries. With BrewSee, shipments can be scheduled in advance based on tracking data.

3.	Beer Service Industry – BrewSee® will provide this market segment with insight into several key failure points that are typically under a service contract to manage and maintain. They will have visibility into keg temperature, and carbon dioxide pressure and will be able to use the data from BrewSee® to be notified of a potential leak by receiving alerts and seeing the loss in real-time.

Other DCS Solutions

Under MAP-21, fleets had until December 2017 to implement certified ELDs to record HOS. Fleets already equipped with electronic logging technology will have until December 2019 to ensure compliance with the published specifications. The Company’s program encompasses a MAP-21 compliant ELD system.

Electronic Logging of Data (“ELD”) - In 2012, the United States Congress enacted the “Moving Ahead for Progress in the 21st Century” bill (“MAP-21”), also outlined the criteria for highway funding, included a provision requiring the Federal Motor Carrier Safety Administration to develop a rule mandating the use of ELDs. Electronic logging devices are used to electronically record a driver’s Record of Duty Status, which replaces the paper logbook some drivers currently use to record their compliance with Hours of Service (“HOS”) requirements.

Instant Crash Notification (“ICN”) - ICN, also known as CrashBoxx, transforms vehicle collisions into actionable intelligence with detailed analysis of an accident within minutes of the event to help automate loss recovery. The main features of ICN include: provision of comprehensive crash data for accident reconstruction; delivery of detailed data such as force of the crash, direction of impact and speed prior to impact; cost to repair estimates; automation of incident reports; estimates regarding how much trauma to the human body one should expect; facilitating validation and investigation services; and streamlines the claims process.

MiFailover - The Company is working on a router solution that will provide cellular connectivity in the event of a fiber outage and be able to support multiple sensor technologies. The router solution the Company is working on will support Cat 18 LTE (Gigabit speeds) as well as supporting the FirstNET brands for public safety. The router will support WiFi, BlueTooth and have options for Zigbee and LoRA for sensors.

MiWitness - MiWitness as a standalone product or add-on to MiFleet is an in-vehicle front and rear facing 1080 pixel video solution that is fully integrated into MiFleet. This will be a great solution for long haul drivers and school buses. The solution will capture any crash events and save the video for thirty seconds prior to the event and will stream live video after the event.

Customized Solutions of the foregoing - With the Company’s CalAmp expertise, the Company can create almost any type of custom solution. An example is the Company’s MiFleet mobile consumer app that is expected to launch during the third quarter of 2019. This application will leverage the vehicle data coming from MiFleet, but it will display it in an easy to use consumer app, that just shows the owner what they want to see and not confuse them with the detailed data you can pull from MiFleet, which was designed for fleet tracking and diagnostics.

Revenue per product category is as follows (all figures are in US$):

	2018		2017
GPS Devices (1)	US$	12,491,434	US$	4,980,401
Modules (2)		2,105,504		3,122,022
Accessories & Other Hardware		29,306		169,139
Total Product Revenue		14,626,244		8,271,562

MiFleet SaaS(3)	US$	542,347	US$	266,846
Services and Support		597,487		142,723
Wireless Data		139,545		95,558
Other		50,732		34,985
Total Solutions and Other Services		1,330,111		540,112

Notes:

(1)	GPS devices reflect the Company’s distribution business and hardware sales of MiFleet products for its CalAmp distribution.
(2)	Modules represent the Company’s Telit distribution business.
(3)	MiFleet SaaS encompasses the recurring subscription fees for all foregoing products.

Distribution Methods

The Company has been one of Telit’s leading distributors in North America since 2012 and is one of CalAmp Corp.’s (“CalAmp”) leading solution provider for MiFleet. The Company plans to distribute its products through distribution channel partners and continue to leverage its existing relationships with CalAmp and Telit.

Competitive Conditions

IoT Marketplace

The IoT marketplace is highly competitive. The Company faces competition from small to large competitors, some of which have greater financial, distribution and marketing resources in addition to greater economies of scale than the Company. The principal competitive factors impacting the market for its products and services are global scale, innovation, reputation, customer service, product quality, functionality, reliability, time-to-market, responsiveness and price. The Company believes that it competes favorably in the aforementioned areas. The Company’s continued success in its vertical markets will depend in part upon its ability to continue to innovate and design quality products and deploy solutions at competitive prices and with superior support services to its customers.

Over the past few years sensor prices have dropped considerably due in part to technology innovations. At the same time, the cost of internet bandwidth has also declined precipitously, with the introduction of new technologies like 4G/5G, Category M1 and NBIoT (Narrow Band IoT). Also, processing costs have declined in parallel, enabling more devices to be not just connected, but smart enough to know what to do with all the new data they are generating or receiving.

Concurrent with all of this, smartphones are now becoming the personal gateway to the IoT, serving as a remote control or hub for the connected home, connected car, or the health and fitness devices consumers are increasingly starting to wear.

Wireless internet coverage is now ubiquitous; wireless connectivity is available for free or at a very low cost, given wireless connectivity utilizes unlicensed spectrum and thus does not require monthly access fees to a carrier.

Most networking equipment now supports Internet Protocol version 6 (“IPv6”) the newest version of the Internet Protocol standard that is intended to replace Internet Protocol version 4 (“IPv4”) (IPv4 supports 32-bit addresses, which translates to about 4.3 billion addresses – a number that has become largely exhausted by all the connected devices globally). IPv6 can support 128-bit addresses, translating to approximately 3.4 x 1038 addresses – an almost limitless number that can handle all conceivable IoT devices.

At the core of the Company’s competitive advantage is its DCS IP, its brand development and its market selection skills; as well as, the Company’s functional expertise in the key areas of all hardware, software and network IoT areas. The Company is in the process of ramping up its operations, both for its existing hardware and product sales to its newer MaaS business model as it pursues new broader and global market opportunities.

The Company is accelerating its project management and oversight to allow it to better integrate its diverse product mix in a true “End-to-End Solution Set.”

The Company is subject to technology cycles, mainly in hardware and mobile communications standards. The Company monitors the trends and takes the necessary steps to adopt the new technology. Currently, the Company purchases most of its hardware from CalAmp but is looking at procuring other hardware providers to reduce the economic dependence on them. As the Company’s MaaS business grows, the recurring revenue generated by these solutions should reduce the dependence of any singular customer. The Company is not dependent on foreign operations as it operates primarily within the U.S. and Canadian markets. Any foreign expansion is expected to take place through acquisitions or a strategic partnership. As the Company grows, employee talent will be a major focus. Staying at the forefront of technology is critical to attracting the right employees to help grow the Company.

Dependence on Third Parties

The Company’s preferred product line features CalAmp and ATrack products and the Company will work with other vendors if necessary to meet customer requirements. The Company does work with multiple vendors in different geographic locations and continues to diversify its product offerings based on customer and technology requirements.

DCS has diversified its product offering and worked to minimize the impact of seasonality disruptions to the best of its ability. For products coming out of Asia, January is the most difficult month for us due to Chinese New Year. For products coming out of Europe, August/September are difficult due to government mandated family vacations.

DCS has adapted its supply chain in an effort to ensure deliveries are not impacted and it carries backup inventory to help carry it through months of seasonality. The Company relies on third-party manufacturers and suppliers to produce key product components as well as technologies that are vital to the functionality of the Company’s products. We may be vulnerable to shortages, delays and interruptions in supply which could impair the delivery of the Company’s products and services. See “Risk Factors – Dependence on Third Parties.”

Description of Property

The Company’s corporate and administrative headquarters offices are located in San Diego, California. We lease office space in San Diego, California and Tulsa, Oklahoma under operating leases that expire October 2021 and February 2021, respectively. We believe that the Company’s facilities are adequate and suitable for their current use.

USE OF PROCEEDS

Proceeds

This is an offering Prospectus. The Company is raising funds in conjunction with this Prospectus and accordingly, there are distributions and resulting proceeds.

Funds Available

Assuming the Over-allotment Option is not exercised, the Company estimates that the net proceeds from the Offering will be as follows under the following variations of completion of the Offering of 100% ($3,000,000), 25% ($750,000), 50% ($1,500,000) and 75% ($2,250,000):

	Offering
Completion % of the Offering	100%	25%	50%	75%
Gross Proceeds	$3,000,000	$750,000	$1,500,000	$2,250,000
Less: Agent’s Commission	$240,000	$60,000	$120,000	$180,000
Less: Issuers estimated future IPO expenses	$195,000	$195,000	$195,000	$195,000
Less: Balance of Agent’s legal fees	$65,000	$65,000	$65,000	$65,000
Net Proceeds	$2,500,000	$430,000	$1,120,000	$1,810,000

The Company intends to use the funds available on completion of the Offering as follows:

Use of Available Funds

Net funds after fees and other costs associated with Offering	$2,500,000	(1)	$430,000	(2)	$1,120,000	(3)	$1,810,000	(4)
Research and Development
Complete BrewSee® hardware development. Includes all regulatory and carrier testing.	$100,000				$100,000		$100,000
Complete BrewSee® software development. Includes web and mobile apps.	$100,000				$100,000		$100,000
Sensor development – DCS is designing its own line of wireless sensors based on Bluetooth 5.0. This line of sensors will give the flexibility of creating value add solutions. Development includes all hardware and software development.	$100,000						$100,000
Develop a dual-SIM router with LTE Cat 18 with support for Bluetooth 5.0, LoRA and WiFi. This would serve as the Company’s central hub that any sensor can connect to through the Company’s platform. Development, production, lab and carrier approvals included.	$250,000						$110,000
MVNO (Mobile Virtual Network Operator) – invest in setting up the Company’s own solution for selling and billing airtime from a wholesale level. This would give us ownership over the entire solution and ecosystem.	$100,000
Inventory
BrewSee® production run inventory. 1,000 to 5,000 units	$250,000				$170,000		$250,000
Inventory for router solution	$450,000
Marketing/Trade Shows
Marketing launch of BrewSee® focusing on the distributors and service industry for draft beer.	$150,000				$150,000		$150,000
Marketing launch of MiSensors for the Cannabis industry, focusing on the grow facilities and logistics.	$100,000						$100,000
Marketing launch of MiBrewPub, which brings together the router solution with BrewSee® and MiSensors.	$200,000						$200,000
Massive marketing approach. Presence at tradeshows for beer and cannabis markets.	$100,000						$100,000
Other
General and Administrative Expenses	$150,000		$105,000		$150,000		$150,000
Principal and interest payments convertible debt	$325,000		$325,000		$325,000		$325,000
Unallocated working capital	$125,000				$125,000		$125,000
Totals	$2,500,000		$430,000		$1,120,000		$1,810,000

Notes:

(1)	Assuming 100% of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.
(2)	Assuming 255 of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.
(3)	Assuming 50% of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.
(4)	Assuming 75% of the maximum gross proceeds are raised and the Over Allotment Option is not exercised.

The Company does not expect to compensate its officers with the proceeds of the Offering.

Of the proceeds raised, $325,000 is allocated to repay holders of the Debentures. The Debentures accrue interest at a rate of 10% per annum, are payable semi-annually, and can be converted to common stock at a conversion price of $1.00 per share,

While the Company intends to spend the net proceeds from the Offering as stated above, there may be circumstances where, for sound business reasons, funds may be reallocated at the discretion of the Board. See “Risk Factors.”

Principal purposes – Research and Development

The Company intends to use at least 10% of the net proceeds from this Offering, together with cash flow from operations, for the following research and development programs to be completed by the following dates:

●	BrewSee® hardware development by the first quarter of 2020;

●	BrewSee® software development by the first quarter of 2020;

●	Sensor development by the fourth quarter of 2019;

●	Dual-SIM router development by the third quarter of 2020; and

●	MVNO development by the second quarter of 2021.

The major components for the foregoing research and development programs that will be funded using the proceeds from the distribution, including an estimate of anticipated costs, are specified in the “Use of Proceeds” table above. The Company is conducting its research and development through a combination of its own research and development and subcontractors

Business Objectives and Milestones

Short-Term Objectives (2019-2020)

The critical objectives of the Company to the end of 2019 include:

1. Commence roll-out of its next generation software and sensor-based solutions. The Company will continue to sell third party IoT and network hardware, but will also start to build-out its software applications and sensor integration solutions within a Saas/Maas business model. The build-out plan is to launch its BrewSee® application and system as a major platform by the end of 2019. The BrewSee® application and system is the Company’s first step into providing a wireless integration of sensors and network devices related to the storage and pouring of beer from traditional metal kegs.

2. Continue to strengthen our existing product offering within MiFleet by introducing vertical market specific solutions which may include school bus tracking and specific offerings for cement trucks and other high value assets that require solutions for tracking the asset and scheduling maintenance based on engine run time hours.

3. Introduce new IoT and software applications by December 31, 2019. The Company plans to launch BrewSee® and create sensor solutions for multiple vertical markets using the same basic platform architecture. These sensor solutions will target food service facilities for cold chain management as well as cannabis related solutions for monitoring temperature and humidity during storage and transportation.

4. Continue acceleration of the Company’s Brand. The Company wants to continue to accelerate its offerings of products and services by aggressively promoting them via SEO, trade shows, carrier specific lunch and learns and various print outlets.

5. The Company will continue to seek joint venture/strategic partners. Part of the Company’s continuing business model is to build joint venture partners and to secure established “vertical market” partners and end-user product companies. At the same time, the Company’s management realizes it needs to continue to build relationships and create more detailed tactical working plans with its key strategic partners, such as: Verizon, Sprint, U.S. Cellular, One Shope Wireless, Inc., Telus, CalAmp and Bell.

The Company plans to seek distribution and service provider partners in the beer, alcohol and liquor businesses where its BrewSee® application can be deployed.

The Company is carrying out initial discussions with parties in other industries and markets about how to build-out custom IoT applications and solutions. The Company continues to have discussions with regional wireless carriers.

With the large and growing market for enhanced downstream IoT products and requests for newer monitoring services tied to various applications, it is crucial that the Company communicates the importance of its BrewSee® solution to other wireless carriers, beer distributors and service providers. Also, the Company has determined that it will focus on the advantage of how it can link and integrate IoT sensors and other products so as to carefully monitoring clients’ operations/assets. The Company intends to create more M2M and IoT products and MaaS services and cross-marketing efforts between each product, so as to fortify the Company’s longer-term plans. The Company’s strategy of expanding its joint venture/strategic partnerships includes three main components for growth:

●	Find and develop new software offerings for creative market opportunities. The beer and cannabis market need software solutions that increase their return of investment. The scalability of future solutions based on the Company’s current platform is key.

●	Direct sales activities; and working with cellular carriers as the Company’s distribution channel. By leveraging relationships with the cellular carriers, the Company can stay at the fore-front of the technology curve and partner with them to deliver the right solution to their customer base.

●	Find new channel and downstream OEM, private label and distribution partners. The Company will continue to work closely with their current partners, but will actively bring on new hardware to enhance their solution offerings for the various available technologies.

The Company intends to expand its partnerships and contacts with distributors, original equipment manufacturers and client partners where needed so as to find new MaaS and IoT markets.

As a result, the Company hopes to become less dependent on revenues generated by any one IoT product and become a more diverse MaaS supplier.

The Company plans to, in the commercial and end-user carrier and IoT products markets, focus the Company’s efforts on larger-scale network and IoT systems opportunities that will most likely lead to significant orders and on-going product sales in existing and new channels.

The long-term goal will be to find and develop the most innovative and easy-to-use downstream IoT products and MaaS services so the Company can maintain its emerging reputation as a leading-edge value-added supplier of popular and successful branded IoT related products with large market potentials. In this respect, the Company may seek to participate in various downstream MaaS consortia sponsored by various associations and industry groups. Such involvement will allow the Company to benefit from the more fundamental research findings that other business and market participants and opportunities that we partner with. These partnerships include the Company’s vendors, cellular carriers and other industry events in which we participate.

6. Expand product family through continuous management direction and partnerships. The Company will provide management oversight of each product area and advisory and marketing and product management oversight of each product area and advisory and marketing and product oversight. Given different partnership positions, such strategic parties will often be responsible for operations whereas the Company will provide more longer term oversight, strategy and management of the business growth and integration.

7. Expand strategic partners for product areas. The Company plans to expand the number of strategic partners for various products. The Company will plan future products based on market demands. The Company will work with leading rural-driven carriers and IoT product companies targeting those with the latest vertically enabled M2M systems so that the Company can provide customizable solutions and services. As the Company expands its current product and services offerings, the Company’s intention is to keep a diverse business and product mix. The Company will continue to develop various joint venture and revenue sharing projects that allow the Company to increase its reach into the IoT marketplace.

8. Brand recognition. The Company will further develop various advertising materials, participate in relevant trade shows and enhance and build-out a robust corporate web site.

9. Drive products that separately address market niches. Design each product to obtain access to separate markets, decrease product overlap and increase market penetration.

10. Sales development. The Company will continue to create a new business development program and additional “white papers” advertising to the Company’s core product markets, as well as complete sales and marketing presentation materials. The Company will partner with media experts to secure public relations.

11. Ensure all products obtain and complete all necessary U.S. and foreign government approvals/certifications where needed. The Company plans to work to make sure they seek and obtain various product certifications. All products represented by DCS have all necessary regulatory approvals (FCC/PTCRB) and any applicable carrier approvals.

Medium-Term Objectives (2021 – 2022)

During the medium-term, the Company intends to work towards making its product areas and solutions more reliable, cost effective and to improve market acceptance. The Company plans to deliver the following:

1. Expand and enhance “one platform” offerings for various DCS products. The Company will expand beyond its BrewSee® application, by adding application features like line-cleaning and inventory management, to develop a “one platform” offering which will support devices from multiple manufacturers. Part of this “one platform” strategy will be incorporating a mobile virtual network operator (“MVNO”). By building out a MVNO, this will allow us to offer fully bundled, packaged solutions. The Company aims to provide customers access to “one platform” offerings where they can see their devices (sensors) and monitor their cellular usage.

2. Sign additional sub-license agreements or joint venture agreements with strategic partners. Central to the Company’s strategy is to sign large “vertical and country-wide market” agreements with leading IoT product and carrier firms.

Long-Term Objectives (2023 and Beyond)

1. Offer the Company’s own sensors solutions for enhanced IoT and M2M systems and built devices. The Company will continue its development, upgrades and development of its own sensor type solutions.

DIVIDENDS OR DISTRIBUTIONS

The Company has not declared or paid any dividends or distributions on its shares. The Company does not have any restrictions that could prevent it from paying dividends or distributions, other than customary general solvency requirements. It currently intends to retain future earnings, if any, for use in its business and does not anticipate paying dividends or distributions on its shares in the foreseeable future. Any determination to pay future dividends or distributions will remain at the discretion of the Board of Directors of the Company and will depend on the earnings, financial condition of the Company and such other factors deemed relevant by the Board.

SELECTED HISTORICAL FINANCIAL DATA

You should read the selected consolidated financial data below in conjunction with the section titled “Management’s Discussion and Analysis” and the consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated financial data in this section are not intended to replace the consolidated financial statements and such financial data is qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this prospectus. The following table summarizes certain selected consolidated financial data and is derived from the audited and unaudited financial statements and related notes thereto included in this Prospectus.

The Company’s historical results are not necessarily indicative of the Company’s results in any future period, and the results for the three and six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the full year or any future period. All financial data summarized below and presented in the Company’s consolidated financial statements is expressed in U.S. dollars.

Consolidated Statements of Operations Data:

	Year Ended December 31,				Six Months Ended June 30,
	2018		2017		2019		2018
					(unaudited)

Revenue	US$	15,956,355	US$	8,811,674	US$	7,194,546	US$	6,593,095
Cost of revenues		12,327,006		6,490,801		5,177,579		4,926,220
Gross margin		3,629,349		2,320,873		2,016,967		1,666,875
Research and development expenses		351,157		376,279		323,288		213,879
General and administrative expenses		2,949,022		2,468,367		2,018,566		1,265,271
Operating income (loss)		329,170		(523,773)		(324,887)		187,725
Transaction costs		-		(1,067,888)		-		-
Interest expense, net		(266,626)		(283,838)		(195,255)		(103,672)
Other (income) expense, net						-		-
Net income (loss)		62,544		(1,875,499)		(520,142)		84,053
Basic net income (loss) per share		0.01		(0.19)		(0.05)		0.01
Diluted net income (loss) per share		0.00		(0.19)		(0.05)		0.01

	December 31,				June 30,
	2018		2017		2019
					(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	US$	910,315	US$	116,411	US$	874,760
Accounts receivable		3,166,843		1,177,147		1,662,376
Inventory		1,264,127		568,007		1,155,521
Total assets		5,657,380		1,947,638		4,618,613
Total liabilities		7,494,761		3,861,874		6,970,449
Total accumulated deficit		(2,213,387)		(2,275,931)		(2,733,529)

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Management’s Discussion and Analysis (“management discussion and analysis”) of the Company provides an analysis of the Company’s performance and financial condition for the year ended December 31, 2018 and for the six-month period ended June 30, 2019. This management discussion and analysis should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the year ended December 31, 2018 (the “Financial Statements”), which were prepared in accordance with International Financial Reporting Standards (“IFRS”) and US GAAP.

All amounts referred to in this management discussion and analysis are prepared in accordance with IFRS and US GAAP and presented in U.S. dollars, unless otherwise indicated.

Forward-looking Statements

This management discussion and analysis contains “forward-looking information” which may include, but is not limited to, statements with respect to the future financial or operating performances of the Company; revenues; the timing and amount of estimated future operating, capital and development expenditures and requirements for additional capital. Often, but not always, forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might”, or “will” be taken, occur or be achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, those factors discussed in the section entitled “Outlook, Risks and Uncertainties” in this management discussion and analysis. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this management discussion and analysis based on the opinions and estimates of management, and the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, potential investors should not place undue reliance on forward-looking statements.

Overview

The Company provides Internet of Things (IoT) products, services and solutions. The Company has two main focuses to its business: (i) Hardware distribution, where the Company resells products from CalAmp and ATrack Technology Inc. and (ii) Software as a Service “SaaS” solutions. The Company’s products and solutions enable devices to communicate with each other and with server or cloud-based application infrastructures.

The Company’s current SaaS solutions include MiFleet™, which provides fleet and vehicle SaaS telematics, MiSensors™, which provides machine-to-machine device management and service enablement for wireless sensors and MiFailover™, which provides high-speed wireless internet failover to small and medium sized businesses as a redundancy solution to continue to run their business in the event the internet is not available. In addition, the Company has recently deployed MiServices™ to provide engineering support to its distribution customers. These services include software development, hardware integration and logistics support such as SIM card insertion, activation, provisioning, labeling and device readiness checks.

The Company’s corporate headquarters is in San Diego, California.

Incorporated in 2006, the Company traditionally has been a distributor of IoT components and a system integrator that assisted clients in installing such components into their installed systems and applications. The Company has focused on providing hardware items and solutions that have aided in data collection, analysis and management.

The global costs and prices of IoT sensors and products continue to drop in price and margin. As a response to this, and an interest to develop more vertically-integrated, comprehensive solutions, the Company has begun to develop software applications and databases that can analyze and manage the data that its IoT hardware has traditionally just collected. This provides the Company the opportunity to increase its gross and net profit margins by providing more services and software – through the cloud and/or via a SaaS/MaaS (Module as a Service) business model.

The Company has traditionally sold within various hardware-related vertical markets that are tied to the broad IoT market. These areas have included markets such as fleet management, healthcare, retail point-of-sale, industrial, energy & utilities, and safety and security. As the Company transitions to software, SaaS and services it can now address traditional software application markets. In addition, the Company is planning to launch applications within the beer, transportation and cannabis marketplaces. Both the beer and cannabis markets have very similar needs when it comes to sensors and utilizing the big data from those sensors. Both are temperature sensitive and have a very limited shelf-life, therefore, the logistics data that can be obtained from these sensors makes the operational side of these verticals so critical.

The Company intends to continue to leverage its long-standing relationship with its strategic partners and jointly build unique IoT solutions based on its integrated third party equipment along with new application software. This mixed hardware and software implementation will allow the Company to build new, more robust, solutions that address multiple customer problems operating on a single the Company platform.

Significant Highlights

The following highlights and developments for the year ended December 31, 2018 and for the six month period ended June 30, 2019 and to the date of this management discussion and analysis:

●	The Company launched MiServices to accommodate the growing need for specialized technical services. MiServices is a paid services offering covering everything from technical to operations. The product suite is customizable to the exact services the Company’s customers need.

●	Launched the ATrack product portfolio with Sprint. ATrack is a Taiwanese GPS manufacturer that built 3 LTE products for Sprint based on the Company’s requirements.

●	Signed a Master Services Agreement with Synnex (SYX) to provide services and solutions to their customer base.

●	Started development of BrewSee®, the Company’s wireless beer keg monitoring solution. Hardware samples are anticipated in early fourth fiscal quarter of 2019 with anticipated production starting in the first fiscal quarter of 2020. Software for BrewSee® will be available in the fourth fiscal quarter of 2019 with an anticipated launch date within the first fiscal quarter of 2020 to coincide with the hardware offerings.

●	Started transitioning customers to 4G LTE products from legacy 2G products. The carrier shut downs in North America that will continue throughout 2019 will force people to upgrade hardware. Existing customers will have to buy new hardware to keep their businesses running.

●	Started development of a comprehensive set of tools that are propriety that will automate the entire provisioning and activation process for GPS tracking devices, across all manufactures.

●	Recognized as CalAmp’s largest volume channel partner globally.

●	Sold the Telit distribution business in January 2019 in connection with the Company’s strategic plan to focus and grow its SaaS solutions.

●	Awarded 2019 Channel Partner of the Year by CalAmp at their 2019 Global Sales Summit.

●	Executed agreement with US Cellular Corp. allowing them to resell MiFleet to their existing subscribers.

●	Executed agreement with Sprint, allowing Sprint to resell MiFleet.

●	Executed agreement with Cellcom (Northeast Communications of Wisconsin, Inc.) enabling their sales teams to resell MiFleet to their existing subscribers in the greater Green Bay Wisconsin area.

●	Executed agreement with Golden M, Inc., a software engineering company, to develop and implement MiFleet mobile. MiFleet mobile is targeted specifically toward the mobile consumer market.

●	Executed agreement with Queclink Wireless Solutions, Inc. in an effort to expand the Company’s Saas Solutions portfolio.

●	Executed agreement with the Competitive Carrier Association (CCA) to provide DCS solutions and services to their existing cellular carrier partners.

●	Integrated an LTE/OBD/Wifi device into MiFleet to pair with MiFleet mobile. This solution targets a large market of consumer vehicles on the road demanding in vehicle mobile internet.

Discussion of Operations

The Company has funded ongoing operations primarily from proceeds on the issuance of the Debentures and working capital credit facilities. The Company’s continuing operations and its financial success are dependent upon the extent to which it can successfully raise the capital to implement its future plans and ultimately on generating sufficient revenue to attain profitable operations. These factors indicate the existence of an uncertainty that may cast doubt about the Company’s ability to continue as a going concern.

In October 2017, the Company acquired Two Lions Technologies Inc., a private Canadian company to access convertible debt and expand its shareholder base (the “Acquisition”). Two Lions Technologies was then renamed Direct Communication Solutions (Canada) Inc. and became a wholly owned subsidiary of the Company. In conjunction with the Acquisition, the Company received proceeds of US$900,000 and US$1,200,000 in 2018 and 2017, respectively from the issuance of the Debentures.

In 2017, the Company made a strategic decision to focus more on providing IoT solutions as the sales price per unit in distribution was dropping due to the industry became more competitive. As a result, solutions and other services revenue as a percentage of overall revenue have increased from 4% in 2016 to 8% in 2018.

The impact of the January 2019 sale of the Telit distribution agreement was a reduction in product revenue of US$449,273 and US$1,111,587 for the three and six months ended June 30, 2019 compared to the same periods the previous year.

The Company incurred in the three and six month periods of 2019, US$67,937 and US$265,904 in costs associated with its development of BrewSee®. BrewSee® hardware and software will be complete in fourth quarter of 2019 and ready for market introduction. These costs are capitalized as an intangible asset on the balance sheet.

The Company anticipates its solutions business as a percentage of total revenue to continue to increase in 2019 as new services and solution offerings are deployed. As previously noted, in the first fiscal year of 2019, the Company sold its Telit distribution agreement to further concentrate on solutions offerings.

SELECTED ANNUAL INFORMATION

	2018		2017[1]		2016
Revenues	US$	15,956,355	US$	8,811,674	US$	8,694,059
Net income(loss)		62,544		(1,875,499)		(340,483)
Net income (loss) per share
Basic		0.01		(0.19)		(0.03)
Diluted		0.00		(0.19)		(0.03)

Total Assets		5,657,380		1,947,638		1,253,212
Total non-current financial liabilities		30,000		1,218,267		322,689
Cash dividends declared in all classes of shares		NIL		NIL		NIL

[1]	The net loss in 2017 includes transaction costs of US$1,067,888 as a result of the Acquisition. Excluding this expense, the net loss in 2017 would have been US$807,611.

Results of Operations for the Three and Six Months Ended June 30, 2019

The following is an analysis of the Company’s operating results for the three and six months ended six months ended June 30, 2019 and a comparison to the three and six months ended June 30, 2018.

Revenues for the three months ended June 30, 2019 were US$4,171,814 compared to US$3,759,977 for the same period last year. Product revenue of US$3,635,909 was up US$146,944 over the previous year. Excluding product revenue from the Telit distribution agreement, product revenue was up US$596,217 from the previous year.

Revenues for the six months ended June 30, 2019 were US$7,194,546 compared to US$6,593,095 for the same period last year. Product revenue of US$6,110,535 was up US$65,632 from the previous year. Excluding product revenue from the Telit distribution agreement, product revenue was up US$1,177,219 from the previous year. A significant amount of the increase is due to sales of tablets designed to integrate with GPS devices and transitioning from 2G and 3G to 4G products.

Solutions and other services revenue of US$535,905 and US$1,084,011 for the three and six months, respectively, were up 98% from the same periods as last year. The growth was mainly driven by an increase in unit deployments of the Company’s SaaS solutions and entering into enterprise support agreements with some of the Company’s larger customers in the second half of 2018.

Cost of revenues for the three and six months ended six months ended June 30, 2019 were US$3,059,039 and US$5,177,579 compared to US$2,755,139 and $4,926,220 for the same periods in 2018. The following tables summarize gross profit and gross margin:

	Gross Profit				Gross Margin
	Q2 2019		Q2 2018		Q2 2019	Q2 2018
Products	US$	672,600	US$	813,605	18.5%	23.3%
Solutions and other services		440,175		191,233	82.1%	70.6%
Total	US$	1,112,775	US$	1,004,838	26.7%	26.7%

	Gross Profit				Gross Margin
	YTD 2019		YTD 2018		YTD 2019	YTD 2018
Products	US$	1,122,838	US$	1,293,511	18.4%	21.4%
Solutions and other services		894,129		373,364	82.5%	68.1%
Total	US$	2,016,967	US$	1,666,875	28.0%	25.3%

The decrease in gross margin for products for the three and six months ended 2019 was mainly due to competitive pricing to obtain a large order and lower margins for the tablets mentioned above.

General and administrative expenses for the three and six months ended June 30, 2019 were US$1,021,764 and US$2,018,566 compared to US$643,780 and US$1,265,271 for the same periods in 2018. The increases were mainly due to (i) wages and commissions as the Company added four new employees; (ii) professional fees associated with the Company’s plan to list its shares on the Canadian Securities Exchange and; (iii) bank fees as the Company agreed to accept credit card payments from some of its larger customers.

Research and development costs for the three and six months ended June 30, 2019 were US$161,466 and US$ 323,288 compared to US$105,339 and $213,879 for the same periods in 2018. The increases were due to the hiring of two engineers and a consultant for software development.

Net income (loss) for the three and six months ended June 30, 2019 were (US$166,739) and (US$520,142) compared to $US203,536 and US$84,053 for the same three and six months periods ended in 2018. The increase in net loss was primarily the result of increase in operating expenses offset by increase in gross profit.

Summary of Quarterly Results

The following table is based on the Company’s financial statements prepared in accordance with IFRS. Amounts are in US$ except share numbers.

	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Revenue
Products	3,635,909	2,474,627	5,367,948	3,213,393
Other services	535,905	548,105	438,579	343,340
	4,171,814	3,022,732	5,806,527	3,556,733

Operating Expenses	1,183,230	1,158,625	983,446	837,667
Net income (loss)	(166,739)	(353,403)	65,945	(87,454)
Basic income (loss) per share	(0.02)	(0.03)	0.01	(0.01)
Fully-diluted income (loss) per share	(0.02)	(0.03)	0.00	(0.01)
#Shares outstanding	10,098,000	10,098,000	9,608,000	9,608,000
#Shares associated with debt, options, warrants	4,888,250	4,888,250	5,378,250	5,378,250
Total fully diluted shares	14,986,250	14,986,250	14,986,250	14,986,250

	Q2 2018	Q1 2018	Q4 2017	Q3 2017
Revenue
Products	3,488,965	2,555,938	2,474,841	1,885,242
Other services	271,012	277,180	191,284	128,995
	3,759,977	2,833,118	2,666,125	2,014,237

Operating Expenses	749,035	730,031	979,200	607,083
Net income (loss)	203,536	(119,483)	(1,481,714)	(127,834)
Basic income (loss) per share	0.02	(0.01)	(0.15)	(0.01)
Fully-diluted income (loss) per share	0.01	(0.01)	(0.15)	(0.01)
#Shares outstanding	9,608,000	9,608,000	9,608,000	9,800,000
#Shares associated with debt, options, warrants	4,878,250	4,478,250	4,478,250	490,000
Total fully diluted shares	14,986,250	14,086,250	14,086,250	10,290,000

Results of Operations for the Year Ended December 31, 2018

The following is an analysis of the Company’s operating results for the year ended December 31, 2018 and a comparison to the year ended December 31, 2017.

Revenues for 2018 were US$15,956,355 compared to US$8,811,674 in 2017 and US$8,694,059 in 2016. Product revenue of US$14,626,244 was up 77% over the previous year as customers were updating their GPS devices due to the major wireless carriers announcing they would be discontinuing service for 2G products.

Solutions and other services revenue of US$1,330,111 for the year ended December 31, 2018 was up 146% and 316% over the years ended December 31, 2017 and 2016, respectively. The growth was mainly driven by additional deployments of the Company’s SaaS solutions and entering into enterprise support agreements with some of the Company’s larger customers.

Cost of revenues for the year ended December 31, 2018 were US$12,327,006 compared to US$6,490,801 and US$6,780,828 for the years ended December 2017 and 2016, respectively. The following table summarizes gross profit and gross margin:

	Gross Profit						Gross Margin
	2018		2017		2016		2018	2017	2016
Products	US$	2,705,535	US$	1,954,608	US$	1,662,223	18.5%	23.6%	19.8%
Solutions and other services	US$	923,814	US$	366,265	US$	251,008	69.5%	67.8%	78.4%
Total	US$	3,629,349	US$	2,320,873	US$	1,913,231	22.7%	26.3%	22.0%

The decrease in gross margin for products in 2018 is mainly due to a more competitive environment in the mobile to mobile and GPS tracking modules and an increase in inventory obsolescence of non-saleable products in the amount of US$120,768.

General and administrative expenses for the year ended December 31, 2018 were US$2,949,022 compared to US$2,468,367 for 2017. The US$480,655 increase was mainly due to increase in wages and commissions as the Company added eight new employees. The US$759,717 increase in 2017 compared to 2016 was mainly due to US$201,804 share-based compensation related to valuation of stock options that vested under the Company’s 2017 Stock Plan; US$87,000 audit fees; and a CFO and sales consultant for a full year in 2017 compared to 1.5 months and 6 months in 2016, respectively.

Net income for the year ended December 31, 2018 was US$62,544, an increase of US$1,938,043 from 2017. The increase in net income was primarily the result of US$1,308,476 additional gross profit from increase in revenue; no transaction costs in 2018 compared to US$1,067,888 in 2017 related to the Acquisition; offset by US$480,655 additional general and administrative expenses.

Liquidity and Capital Resources

Historically, the Company’s funding has been through the issuance of debt, primarily through its vendors and private placements to sophisticated investors. We expect to fund the operating costs of the Company over the next twelve months with an equity offering to finance certain research and development projects and by launching current products in development that support the growth of the Company. The Company’s continuing operations and its financial viability is dependent upon the extent to which it can successfully raise the capital to implement its future plans and ultimately on generating sufficient revenue to attain profitable operations. These factors indicate the existence of an uncertainty that may cast doubt about the Company’s ability to continue as a going concern. At June 30, 2019, the Company is not subject to any externally imposed capital requirements or debt covenants.

The Company has a factoring facility with Gibraltar Capital whereby it advances funds to the Company up to 90% of the Company’s eligible receivables. Gibraltar Capital charges monthly interest at a rate of prime plus 3.0% plus a monthly management fee equal to 0.5% of the average daily obligations. The factoring facility is secured by a lien on substantially all the assets of the Company.

The Company issued debentures from October 2, 2017 to September 25, 2018 totalling US$2,100,000. The debentures accrue interest at a rate of 10.0% per annum and the interest is payable semi-annually unless the holder elects to defer payment. The maturity date of the debentures was October 2, 2019. The holder of the debentures at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of US$1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable. In June 2019, US$2,000,000 of the debentures agreed to amend their debentures so that on the date the Company receives a CSE conditional approval letter for the listing of the common shares of the Company, all unpaid principal automatically convert into common shares at a conversion price of US$1.00 per share. In September 2019, the holders of US$1,900,000 of the debentures agreed to extend the maturity date to November 22, 2019. On October 2, 2019, the balance of US$200,000 of the debentures were repaid.

Cash flows provided by (used in) operating activities during the six months ended June 30, 2019 were US$462,838 compared to (US$375,627) during the same period the previous year. The increase of net loss was more than offset by a higher change in non-cash working capital terms, primarily accounts receivable.

Cash flows used in operating activities during the year ended December 31, 2018 were US$165,380 compared to US$99,962 during the previous year. The income (loss) for the year excluding non-cash items (gain on deconsolidation of subsidiary, loss on settlement of payables, depreciation and amortization, share-based compensation expense and transaction costs) was US$300,444 compared to ($411,449) in 2018 than 2017. This was more than offset by a higher change in non-cash working capital items (primarily inventory) in 2018 compared to 2017.

Cash flows used in investing activities during the six months ended June 30, 2019 were US$273,280 versus US$Nil for the same period last year. Expenditures of US$265,904 were development costs of the Company’s Brewsee® Keg Management System.

Cash flows used in investing activities during the six months ended June 30, 2019 were US$273,280 versus US$0 for the same period last year. Expenditures of US$265,904 were development costs of the Company’s Brewsee® Keg Management System.

Cash flows provided by (used in) financing activities during the six months ended June 30, 2019 were (US$225,113) compared to US$688,468 during the same period the previous year. The negative variance primarily relates to last years’ issuance of US$400,000 convertible debentures and a (US$527,586) net change related to our credit facility.

Cash flows provided by financing activities during the year ended December 31, 2018 were US$1,218,233 compared to US$188,081 in 2017. In 2017, the Company used the proceeds from the convertible debt issuance to pay off a note payable from a vendor. In 2018, the Company received proceeds of US$879,000 from the issuance of convertible debt.

At June 30, 2019, the Company had working capital deficiency of (US$2,910,780) compared to (US$2,110,090) at December 31, 2018. The change is mainly due to the net loss and the investment in intangible assets.

At December 31, 2018, the Company had working capital deficiency of (US$2,110,090) compared to (US$759,913) at December 31, 2017. The change is mainly due to the Debentures becoming current liabilities in 2018.

Capital Resources

As of December 31, 2018, the Company has committed approximately US$150,000 to complete the development of its BrewSee® product. As of June 30, 2019, the Company has committed approximately US$50,000 to complete the development of BrewSee®. The Company has sufficient capital resources to meet this commitment. The Company has no other sources of financing which have been arranged but are as yet unused.

Share Capital

The Company has authorized 20,000,000 shares with a par value of US$0.00001 per share. Immediately prior to the receipt of the final Prospectus, the Company will file an amended and restated certificate of incorporation pursuant to which its authorized capital stock will consist of 40,000,000 shares. Such amendment has been approved by the Company’s Board of Directors and shareholders.

At June 30, 2019, the Company had 10,098,000 shares issued and outstanding with a par value of US$0.00001.

In July 2019, the Company completed a private placement issuing 60,000 shares at US$1.25 per share for net proceeds of US$75,000.

Warrants

At December 31, 2018, 490,000 warrants were outstanding which are exercisable at US$0.00001 per warrant and expire December 10, 2022 and 59,250 warrants were outstanding which are exercisable at US$1.00 per warrant and expire October 2, 2019.

At June 30, 2019, 59,250 warrants were outstanding which are exercisable at $1.00 per warrant and expire October 2, 2019.

During the period from January 1, 2019 to the date of this management discussion and analysis, 490,000 warrants were exercised for proceeds of US$5.

Stock Options

On October 5, 2017, the Company issued 3,000,000 stock options, exercisable at US$0.47 and with an expiry date of October 5, 2027. During 2017, 250,000 of those options were forfeited. There was no activity in 2018 and the six month period ended June 30, 2019. The fair value of the stock options was calculated using the Black-Scholes option pricing model. Stock-based compensation of US$11,364 and US$201,804 on account of these stock options was charged to profit or loss for the years ended December 31, 2018 and 2017, respectively.

At June 30, 2019, 2,750,000 options were outstanding of which 2,447,917 are vested and are exercisable at US$0.47 per option. The Company recognized stock-based compensation expense of US$2,841 and $5,682 for the three and six months ended June 30, 2019 and 2018.

In June 2019, the Board of Directors and Stockholders of the Company agreed to increase the number of authorized shares reserved for issuance under the Company’s 2017 Stock Plan from 3,500,000 to 4,100,000 shares and add an annual evergreen feature that will adjust the number of authorized shares reserved to an amount equal to 29.99% of the Company’s issued capital stock (other than the maximum number of shares that may be issued through Incentive Stock Options, which is fixed at 4,100,000 shares).

The Company intends to grant an additional 755,000 options to certain of its directors and officers upon the listing of the Company’s shares on the CSE. These options will be exercisable at prices ranging from $2.00 to $2.20 per option;as Mr. Bursey is more than a 10% shareholder, per incentive stock option rules in the U.S., requires that Mr. Bursey’s exercise price is 110% of the fair market value of a share of stock on the effective date of grant of the option.

Related Party Transactions

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of executive and non-executive members of the Company’s Board of Directors and corporate officers.

Remuneration attributed to key management personnel can be summarized as follows:

	Twelve Months Ended December 31, 2018		Twelve Months Ended December 31, 2017

Chris Bursey		$284,013		$256,047
Dave Scowby		$183,666		$165,570
Michael T. Lawless		$172,467		$165,361
Eric Placzek		$179,760		$136,789
Salary	US$	819,906	US$	723,767
Consulting fees(1)		110,385		86,130
Share-based compensation		2,886		182,581

Totals	US$	933,177	US$	992,478

(1)	Compensation for Rich Gomberg

As at December 31, 2018, US$42,161 (December 31, 2017 –US$48,565) was included in accounts payable and accrued liabilities for fees owed to related parties.

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018

Salary	US$	423,679	US$	344,435
Consulting fees		114,400		51,040
Share-based compensation		1,443		1,443

Totals	US$	539,522	US$	396,918

As at June 30, 2019, US$51,445 was included in accounts payable and accrued liabilities for fees owed to related parties.

Financial Instruments

The Company’s financial assets include cash and amounts receivable. The carrying value of cash and amounts receivable approximates their fair value due to their short term to maturity.

The Company’s financial liabilities include accounts payables, the Debentures, credit facility, loans payable and customer deposits. The carrying value of these items approximates their fair value due to their immediate or short term to maturity.

Financial Risk Factors

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company places its cash with institutions of high credit worthiness. Management has assessed there to be a low level of credit risk associated with its cash balances.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, as these factors may have an influence on credit risk. For the six month period ended June 30, 2019 and 2018, approximately 36% and 23% of the Company’s revenue is attributable to sales transactions with three and two customers, respectively. Approximately 20% of the Company’s revenue for the year ended December 31, 2018 (2017 - 6%) is attributable to sales transactions with a single customer.

The Company has established a credit policy under which each major new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, when available, and in some cases bank references. Purchase limits and terms are established for each customer and reviewed periodically. Customers that fail to meet the Company’s benchmark creditworthiness may transact with the Company only on a prepayment basis.

In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, whether they are a wholesale, retail or end-user customer, geographic location, industry, aging profile, maturity and existence of previous financial difficulties. Trade and other receivables relate mainly to the Company’s wholesale and retail customers.

Trade and other receivables consist of:

	June 30, 2019		December 31, 2018		December 31, 2017
Accounts Receivable	US$	1,766,518	US$	3,261,311	US$	1,234,635
Allowance for doubtful accounts		(104,142)		(94,468)		(57,488)
Total	US$	1,662,376	US$	3,166,843	US$	1,177,147

Aged trade receivable listing:

Days outstanding	June 30, 2019		December 31, 2018		December 31, 2017
Current	US$	1,154,315	US$	2,760,938	US$	751,155
1 – 30		357,740		385,815		385,060
31 – 60		57,071		46,580		97,126
61 – 90		74,090		5,263		1,294
> 90		123,302		62,715		-
Total	US$	1,766,518	US$	3,261,311	US$	1,234,635

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company manages liquidity by maintaining adequate cash balances to meet liabilities as they become due. At December 31, 2018, the Company had negative working capital of US$2,110,090. At June 30, 2019, the Company had negative working capital of US$2,910,780. As such, the Company has insufficient working capital to fund corporate overhead costs and the repayment of the Company’s cash obligations for the next fiscal year and is significantly exposed to liquidity risk. The Company intends to continue raising funds through equity financings, having the convertible debt convert to equity and entering into sales contracts with new customers that will provide increased sources of funds and liquidity in the future.

Market risk

The significant market risks to which the Company is exposed are interest rate risk, foreign currency risk, and price risk.

Interest rate risk

The Company’s debt has fixed interest rates and is not exposed to interest rate risk until maturity. The Company’s credit facility is variable based on the prime rate. A 1% increase in the prime rate in 2018 would result in approximately US$7,500 additional interest expense for the year ended December 31, 2018. A 1% increase in the prime rate in 2019 would result in immaterial additional interest expense for the six month period ended June 30, 2019.

Foreign currency risk

The Company is located in the United States and virtually all transactions including the Company’s sales and debt are negotiated in U.S. dollars. The Company’s wholly-owned subsidiary, DCS Canada, is located in British Columbia, Canada and its functional currency is the Canadian dollar. DCS Canada has immaterial assets and liabilities and minimal activity.

Price risk

Price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices other than those arising from interest rate risk, financial market risk or currency risk. The Company is not exposed to significant price risk.

Off-Balance Sheet Arrangements

The Company has not entered into any off-balance sheet arrangements.

DESCRIPTION OF THE SECURITIES DISTRIBUTED

Common Stock

As of the date of this Prospectus, the authorized share capital of the Company consists of 20,000,000 shares with a par value of US$0.00001. As of the date of this Prospectus there are 10,174,800 shares outstanding.

Upon liquidation, dissolution or winding up of the Company, the holders of shares are entitled to share rateably in all net assets available for distribution to shareholders after payment to creditors. The shares are not convertible or redeemable and have no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the shares. Each outstanding share is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by the Company’s Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. The Company’s Board of Directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of the Company’s Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

CONSOLIDATED CAPITALIZATION

On closing of the Offering, the issued and outstanding share capital of the Company on a fully-diluted basis will be as follows:

Categories of Securities	Number of Shares		Percentage of Total Diluted Shares Following Closing of the Offering (1)
Issued Shares
Shares issued by DCS prior to completing the Offering	10,174,800		59.16%
Shares issued by DCS pursuant to the Offering	1,500,000		8.72%
Debentures exercised before the Offering	1,900,000	(2)	11.04%
Subtotal for Issued Shares	13,574,800		78.92%
Shares Reserved for Issuance upon the Listing
Share reserved for issuance upon the exercise of the Agent’s Compensation Warrants	120,000		0.70%

Shares reserved for issuance upon the exercise of the Options	2,750,000		15.99%
Subtotal for shares reserved for Option granted upon the Listing	755,000	(3)	4.39%
Total	17,199,800		100%

(1)	This percentage assumes the Maximum Offering is completed, no shares are issued to members of the President’s List and the Over-allotment Option is not exercised.
(2)	This number of shares assumes the conversion of US$1,900,000 of the Debentures.
(3)	This number of reserved shares assumes the grant of 755,000 options on Listing in addition to the 2,750,000 options currently outstanding.

DILUTION

Purchasers of Shares under this Prospectus will incur an immediate dilution if the total Offering is sold of 94.41% or $1.89 per Share (which dilution percentages and dilution amounts shall be greater under any partial completion of the Offering) on the basis of there being 13,574,800 Shares of the Corporation issued and outstanding following completion of this Offering. Dilution has been computed on the basis of net proceeds to be raised by this Prospectus and from net tangible assets of the Corporation, with deduction of commissions or related expenses incurred by the Corporation, as set forth below assuming the completion of the total Offering:

Net tangible assets based on the June 30, 2019 interim financial statements	US$	(2,640,870)

Net tangible assets upon conversion of US$1,900,000 of the Debentures	US$	(740,870)

Net tangible assets upon conversion of US$1,900,000 of the Debentures in CDN$ (using the US Federal Reserve Exchange Rate of September 20, 2019)		$(982,986)

Gross proceeds of this Offering		$3,000,000

Net proceeds of the Offering		$2,500,000

Net tangible assets upon completion of the Offering		$1,517,014

Shares outstanding upon completion of the Offering (assumes conversion of US$2,000,000 of the Debentures)		13,574,800

Net tangible assets upon completion of the Offering per Share		$0.11

Offering price per Share		$2.00

Dilution per Share to subscriber		$1.89

Percentage of dilution in relation to Offering		94.41%

OPTIONS TO PURCHASE SECURITIES

As of the date of the Prospectus, there are 2,750,000 options to purchase shares of the Company outstanding which are held by the Company’s officers, directors, employees and consultants and were issued in accordance with the Company’s Stock Option Plan, details of which are set forth below. In addition, the Company intends to grant 755,000 options to certain of its directors and officers upon the listing of the shares on the CSE.

Category of Option Holders (number of people)	Number of Options held as of the date of the Prospectus	Number of Options held upon completion of Offering		Exercise Price and Expiration Dates

Directors and Officers (3)	2,250,000	2,250,000		US$0.47 expiring October 5, 2027
Employees (1)	250,000	250,000		US$0.47 expiring October 5, 2027
Consultants (1)	250,000	250,000		US$0.47 expiring October 5, 2027
Directors and Officers (5)	0	585,000	(1)	$2.00 to $2.20 expiring 10 years from the Listing Date
Consultants (1)	0	20,000	(1)	$2.00 expiring 10 years from the Listing Date
Others (3)	0	150,000	(1)	$2.00 expiring 10 years from the Listing Date
TOTAL	2,750,000	3,505,000

(1)	The Company intends to grant such options upon the listing of the shares on the CSE and of the 585,000 options granted to Directors and Officers, 20,000 options are being granted to Chris Bursey having an exercise price of $2.20 and an exercise term of 5 years and remaining options in this category have an exercise price of $2.00 expiring 10 years from the Listing Date.

Upon the completion of the Offering and the listing of the Company’s shares on the CSE, and pursuant to each individual’s stock option agreement, the Company will have granted stock options to purchase up to 3,505,000 shares of common stock, at prices ranging from US$0.47 to $2.20 per share, to officers, directors and consultants of the Company for a 5 to 10-year term commencing on the date of listing of the Company’s common shares on the CSE. The 2017 Stock Plan provides for the issuance of incentive stock options (“ISOs”) and nonqualified options (“NQOs”). The options will be granted as follows:

Chris Bursey(1)	–	20,000	ISOs
Bill Espley	–	100,000	NQOs
Winston Wong	–	100,000	NQOs
Ed O’Sullivan	–	115,000	NQOs
Rich Gomberg	–	250,000	NQOs
Dave Scowby	–	1,000,000	ISOs and NQOs
Michael T. Lawless	–	1,000,000	ISOs and NQOs
Eric Placzek	–	250,000	ISOs and NQOs
Tyner Kennedy	–	250,000	ISOs and NQOs
Wayne Hotchkiss	–	250,000	ISOs and NQOs
Carrie Alvi	–	50,000	ISOs
Manny Hernandez	–	50,000	ISOs
Radhakrishnan Ramachandran	–	50,000	ISOs
Other Consultants	–	20,000	NQOs

As of the date of the filing of this Prospectus, the Company has issued or has committed to issue an aggregate of 3,505,000 options.

In October 2017, stockholders approved the adoption of the 2017 Stock Plan (“2017 Plan”), pursuant to which 3,500,000 shares of common stock were authorized for issuance. In June 2019, stockholders approved an increase in the number of authorized shares to 4,100,000 shares, and an annual evergreen feature that will adjust the number of authorized shares of common stock reserved to an amount equal to 29.99% of the Company’s issued capital stock (other than the maximum number of shares that may be issued through ISOs, which is fixed at 4,100,000 shares. The 2017 Plan provides for the awards of ISOs, NQOs and restricted stock to the employees, directors, officers and consultants of the Company. The 2017 Plan will remain in effect until its termination by the Board, provided, however, that, all awards must be granted, if at all, within ten (10) years from October 5, 2017. The following is a summary of the material terms of the 2017 Plan:

(a)	employees, consultants and directors of the Company are eligible to receive awards under the 2017 Plan;

(b)	a number of shares currently equal to 4,100,000 of the issued and outstanding shares in the capital stock of the Company from time to time are reserved for the issuance of stock options. The Stock Option Plan has an annual evergreen feature that will adjust the number of authorized share reserved for issuance to an amount equal to 29.99% of the Company’s issued capital stock, other than the maximum number of shares that may be issued through Incentive Stock Options (“ISOs”) which is fixed at 4,100,000;

(c)	the exercise price of any options granted is determined by the Board in its sole discretion as of the date the Board grants the options, and if the Company is listed on the CSE, shall not be less than the last closing price of the Company’s shares traded through the facilities of the CSE prior to the grant of the options;

(d)	options granted under the Stock Option Plan are are issuable for a period of up to ten (10) years, and are not assignable or transferable except pursuant to the applicable limitations described in Rule 701 under the U.S. Securities Act, and the General Instructions to Form S-8 Registration Statement under the U.S. Securities Act;

(e)	if a majority of the shares that are subject to outstanding options are exchanged for or converted into shares of another corporation, the Company may unilaterally amend the outstanding options to provide that such option are for new shares. In the event of such amendment, the number of shares, subject to, and the exercise or purchase price per share of the outstanding options shall be adjusted in a fair and equitable manner as determined by the Company;

(f)	to the extent that an ISO becomes exercisable for the first time during any calendar year having a fair market value greater than US$100,000, the portions of such options which exceed such amount shall be treated as non-statutory stock options;

(g)	payment of the exercise price for the shares being purchased pursuant to any option shall be made in accordance with the policies of the applicable stock exchange;

(h)	if change in control is applicable, the Company may provide for any one or more of the following for the outstanding options: (i) accelerated vesting, (ii) assumption, continuation or substitution of options, or (iii) cash-out outstanding options;

(i)	any person who is not an employee on the effective date of the grant of an option may be granted only a non-statutory stock option;

(j)	notwithstanding the foregoing, if an optionee dies, any vested options held by him or her at the date of death will become exercisable by the optionee’s lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such optionee and the date of expiration of the term otherwise applicable to such option.

As at June 30, 2019, 59,250 warrants were outstanding and granted to Industrial Alliance Securities Inc. for their assistance with the previous offering of the Debentures, which warrants were exercisable at US$1.00 per share and expired October 2, 2019. In September 2019, IAS exercised 16,800 warrants. On October 2, 2019, the remaining 42,450 warrants expired.

From October 2, 2017 to September 25, 3018, the Company had issued debentures totalling US$2,100,000. The debentures accrue interest at a rate of 10.0% per annum and the interest is payable semi-annually unless the holder elects to defer payment. The maturity date of the debentures was October 2, 2019. The holder of the debentures at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of US$1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable.

In June 2019, US$2,000,000 of the debentures agreed to amend their debentures so that on the date the Company receives a CSE conditional approval letter for the listing of the common shares of the Company, all unpaid principal automatically convert into common shares at a conversion price of US$1.00 per share. In September 2019, the holders of US$1,900,000 of the debentures agreed to extend the maturity date to November 22, 2019. On October 2, 2019, the balance of US$200,000 of the debentures were repaid.

ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

The CSE requires all shares issued to Related Persons (as such term is defined in the policies of the CSE) to be subject to an escrow agreement pursuant to NP 46-201.

In accordance with NP 46-201, all shares of the Company held by a principal of the Company prior to the Offering will be subject to escrow restrictions. A principal which holds securities carrying less than 1% of the voting rights attached to the Company’s outstanding securities immediately after the Offering is not subject to the escrow requirements under NP 46-201. Under the NP 46-201, a “principal” is defined as:

(a) a person or company who acted as a promoter of the Company within two years before the initial public offering (the “IPO”) prospectus;

(b) a director or senior officer of the Company or any of its material operating subsidiaries at the time of the IPO prospectus;

(c) a 20% holder – a person or company that holds securities carrying more than 20% of the voting rights attached to the Company’s outstanding securities immediately before and immediately after the Company’s IPO; or

(d) a 10% holder – a person or company that (i) holds securities carrying more than 10% of the voting rights attached to the Company’s outstanding securities immediately before and immediately after the Company’s IPO and (ii) has elected or appointed, or has the right to elect or appoint, one or more directors or senior officers of the Company or any of its material operating subsidiaries.

A principal’s spouse and their relatives that live at the same address as the principal will also be treated as principals and any securities of the Company they hold will be subject to escrow requirements.

Following the Offering, it is anticipated that the following escrowed shares held by principals of the Company will be released pro rata to such shareholders as to 10% on the date of final CSE notice and 15% every six months thereafter over a 36 month period. The escrowed shares will be subject to the direction and determination of the CSE. Specifically, escrowed shares may not be sold, assigned, hypothecated, transferred within escrow or otherwise dealt with in any manner without the consent of the CSE.

Designation of class	Number of shares held in escrow(1)	Percentage of class(1)
Common	7,241,350	53.34%

(1)	The number and percentage of shares held in escrow have been calculated assuming completion of the Offering and no exercise of the Over-allotment Option.

The shares held in escrow are beneficially owned as follows:

Shareholder	Number of shares(1)		Percentage of class at the date of this Prospectus	Percentage of class assuming completion of the Offering
Chris Bursey (CEO and Director)	6,800,000		66.83%	50.09%
Bill Espley (Director)	441,350	(2)	4.34%	3.25%

(1)	The shares shall be held in escrow by the AST Trust Company (Canada) upon the completion of the Acquisition and will be released in accordance with the schedule provided below.
(2)	This total is obtained from (i) 146,737 shares Mr. Espley currently owns under his name; (ii) 244,613 shares Mr. Espley currently owns under White Tiger Venture Corp.; and (iii) 50,000 in debentures when they are exercised.

On the date the Company’s securities are listed on a Canadian exchange (the listing date)	1/10 of the escrow securities
6 months after the listing date	1/6 of the remaining escrow securities
12 months after the listing date	1/5 of the remaining escrow securities
18 months after the listing date	1/4 of the remaining escrow securities
24 months after the listing date	1/3 of the remaining escrow securities
30 months after the listing date	1/2 of the remaining escrow securities
36 months after the listing date	The remaining escrow securities

It has not been determined who, if any, of the directors and officers of the Company will become such Related Persons; however, in any event, if a director or officer of the Company is deemed to be a Related Person, such person shall be required to enter into the applicable escrow agreement.

PRINCIPAL SECURITYHOLDERS - SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Title of class	Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2) (3)	Amount and nature of beneficial ownership acquirable	Percent of class after the Offering and on the Listing
Common stock	Chris Bursey 8526 Blackburn Lane, San Diego California, 92127	6,800,000 shares and 20,000 stock options	6,820,000 shares and options	50.09% of all shares and 0.57% of all options
Common stock	All current directors and executive officers as a group (8 persons)	7,241,350 shares and 2,835,000 stock options	10,076,350	53.34% of all shares and 80.9% of all options

(1)	Except as noted below, the business address of the current directors and executive officers is c/o Direct Communication Solutions, Inc., 17150 Via Del Campo, Suite 200, San Diego, California 92127
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned and the percentage ownership of an individual or group, any shares that the individual or group may acquire within 60 days, which for the purposes here there is an assumption that stock options to be granted on Listing shall be granted within such 60 day period, including through the exercise of stock options, warrants or the vesting of restricted stock, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To the Company’s knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(3)	Includes 585,000 stock options exercisable at $2.00 to $2.20 granted as of the date of the CSE listing.

DIRECTORS AND EXECUTIVE OFFICERS

Name, Occupation and Security Holding

Directors of the Company hold office until the next annual meeting of shareholders and until successors have been elected and qualified. Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified.

As of the date of this Prospectus, the directors and executive officers of the Company are described as follows:

Name, Position with the Company and Jurisdiction of Residence	Age	Principal Occupation For Past Five Years	Director Since	Number and % of Shares Held
Chris Bursey Chief Executive Officer and Director California, USA	51	Mr. Bursey is the founder and behind the growth of the Company. He has experience in M2M and IoT. Mr. Bursey is responsible for transitioning the Company away from being a lower margin M2M and hardware centric to becoming an IoT end-to-end solution provider. Mr. Bursey also created NexAira Inc. the first boutique mobile data distributor that provided mobile Internet devices to rural carriers in North America. Mr. Bursey served in the U.S. Navy from 1985 to 1993 aboard the USS Midway and the USS Kitty Hawk.	June 15, 2008	6,800,000/66.8%
Bill Espley Director British Columbia, Canada	69	Mr. Espley is a director of the Company (February 8, 2018 to present). Mr. Espley has been the CEO, President and a director of Predictive Health Analytics, Inc. since October 2017 and also serves in a planning and policy advisory role to the Company regarding its business acquisition planning and financing strategies. Mr. Espley is a director of Direct Communication Solutions (Canada) Inc. (formerly Two Lions Technologies Inc.) since March 14, 2016 and President from March 14, 2016 to October 2, 2017. Mr. Espley was a director of American Bullion Minerals Ltd. from August 2008 to July 2011.	February 8, 2018	391,350(1)/3.8%
Winston Wong Director British Columbia, Canada	79	Mr. Wong is a director of the Company (June 18, 2019). Prior to joining the Company, Mr. Wong has been a financial advisor at Desjardins Financial Security for the last 15 years.	June 19, 2019	Nil
Ed O’Sullivan Director California, USA	63	Mr. O’ Sullivan is a director of the Company (June 18, 2019) and is a managing partner at CFO Connect, LLC since May 2003. Prior to joining the Company, Mr. O’Sullivan was a director for JMAR Technologies.	June 19, 2019	Nil
Rich Gomberg Chief Financial Officer California, USA,	56	Mr. Gomberg has been the CFO of the Company since October 31, 2016 and is the CFO consultant of CFO Connect LLC since June 2009. Prior to joining the Company, Mr. Gomberg served as the CFO for NantKwest from January 2010 to November 2015.	N/A	Nil
Dave Scowby Chief Operating Officer California, USA	46	Mr. Scowby has been the Company’s Chief Operating Officer since July 2013.	N/A	Nil
Michael T. Lawless Executive Vice-President Business Development California, USA	48	Prior to moving to the position of the Company’s Chief Technical Officer, Mr. Lawless held the position of Executive Vice President since January 2011.	N/A	Nil
Eric Placzek Chief Technology Officer California, USA	31	Mr. Placzek was hired by the Company in April 2014 as a Field Applications Engineer, was promoted to Chief Technology Officer in November 2015 and Chief Technology Officer in September 2018.	N/A	Nil

(1)	This total is obtained from (i) 146,737 shares Mr. Espley currently owns under his name; and (ii) 244,613 shares Mr. Espley currently owns under White Tiger Venture Corp.

Upon completion of the Offering, the share holdings of Mr. Espley shall increase to 441,350 shares. The foregoing total is obtained from (i) 146,737 shares Mr. Espley currently owns under his name; (ii) 244,613 shares Mr. Espley currently owns under White Tiger Venture Corp.; and (iii) 50,000 in debentures when they are exercised. Accordingly, the aggregate number of shares of the Company that will be held by all directors and executive officers of the Company following completion of the Offering without the exercise of the Over-allotment Option shall increase to 7,241,350 shares, representing 53.34% of the then issued and outstanding shares of the Company.

Biographies

The following is a brief biography of the Company’s executive and directors, including a description of each individual’s principal occupation within the past five years.

Chris Bursey (Chairman, President and Chief Executive Officer): Mr. Bursey, age 51, is the founder and behind the growth of the Company. Mr. Bursey, as Chief Executive Officer of the Company shall actively participate in the management of the Company’s operations. He has experience in M2M and the evolution of IoT. Mr. Bursey is responsible for transitioning the Company away from being a lower margin M2M and hardware centric to becoming an IoT end-to-end solution provider. Mr. Bursey has been part of the development of the original wireless IP standard cellular digital packet data through to the evolution of 4G LTE. He has had many years of hands on leadership positions, having led sales growth and key business development initiatives at Novatel Wireless, Motorola Module Division – Israel, Wavecom and CalAmp. He will provide 40 hours of service to the Company per week.

Mr. Bursey also created NexAira Inc. the first boutique mobile data distributor that provided mobile Internet devices to rural carriers in North America. Mr. Bursey served in the U.S. Navy from 1985 to 1993 aboard the USS Midway and USS Kitty Hawk. Mr. Bursey has entered into a non-competition and non-disclosure agreement with the Company.

Bill Espley (Director): Mr. Espley, age 69, is a director of the Company and. has been a director of Predictive Health Analytics Inc. since October 2017 and was a director of American Bullion Minerals Ltd. from August 2008 to July 2011. Mr. Espley has not entered into a non-competition or non-disclosure agreement with the Company. He will provide 2-5 hours of service to the Company per week.

Winston Wong (Director): Mr. Wong, age 79, is a veteran banker with over 20 years of experience in lending to small businesses. From 1988-1995, he was the founding managing director of Magusta Development B.C. Ltd. and was repatriated to Hong Kong to assume the Chief Executive Officer role of the Magusta Group of Companies, which operates a stock broker firm, a fleet of some 100 container tractors, an engineering company serving the hotel industry in Asia, and its 8 joint ventures businesses in China. Mr. Wong is privileged to be part of diverse business and community networks in both Canada and China. Between the years 1995 to 2006, Mr. Wong served on the Boards of 5 TSX listed companies including Avcorp Industries Inc. the largest aerospace components manufacturer in Western Canada with some 500 workers and over US$100 million revenue, and Pyxis Capital Inc. which managed marketable securities of over US$700 million. He was a director of, CUAM Greater China Opportunities Absolute Return Master Fund, Hong Kong, an offshore fund founded and managed by the Shanghai based China Universal Asset Management Company. He is currently a financial advisor of Desjardins Financial Security, Richmond Branch, director of Tri City Fund Management Ltd.He was the founder and operator of a 400 passengers harbor cruise boat serving the tourism industry between 1997 to 2005. Mr. Wong also served dedicatedly to the community and was a director and member of the audit committee of Richmond Hospital Foundation between 2008 to 2014. Mr. Wong has not entered into a non-competition or non-disclosure agreement with the Company. He will provide 2-5 hours of service to the Company per week.

Ed O’Sullivan (Director): Mr. O’Sullivan, age 63, is the founder and Managing Partner of CFO Connect LLC, a financial services company providing comprehensive business management and financial oversight for venture-backed, early to mid-stage technology and life science companies. He has over thirty years of financial management experience. In the course of building and managing business, Mr. O’Sullivan has participated in numerous mergers, acquisitions, public offerings, private equity financing and debt financings both domestically and internationally. Mr. O’Sullivan previously served on the Board of Directors for JMAR Technologies, Inc. (NASDAQ: JMAR), where he was Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. O’Sullivan currently serves on the Board of Directors for LetsGoRobotics, Inc., Business Books LLC, Digital Communications Solutions, Inc. and on the Advisory Board of Endeavor Bank. He will provide 2-5 hours of service to the Company per week.

Mr. O’Sullivan has a BA degree from the University of California, San Diego, Revelle College and an MBA degree from the University of San Diego. He has also completed executive education courses in Corporate Governance at Harvard Business School. Mr. O’Sullivan has not entered into a non-competition or non-disclosure agreement with the Company.

Rich Gomberg (Chief Financial Officer): Mr. Gomberg, age 56, is the Chief Financial Officer and responsible for the management of the accounting operations of the Company. He has over twenty years of experience in finance, accounting, operations and strategic planning. From 1990 to 2008, Mr. Gomberg has held management positions at various early to mid-stage software and life science companies including iVOW, DermTech International, EPIC Solutions, St. Bernard Software and Ventura Software. Most recently, he was CFO of NantKwest (formerly known as ), a publicly traded company. Mr. Gomberg has a well-rounded background that includes expertise in corporate governance, financial reporting, budget development and contract negotiations. He has participated in debt/equity financings and M&A transactions. In 1987, Mr. Gomberg began his career as a certified public accountant at Deloitte & Touche in Chicago. He has a BA Economics from the University of Illinois and is a California certified public accountant. Mr. Gomberg has entered into a non-competition and non-disclosure agreement with the Company. He will provide 24-32 hours of service to the Company per week.

Dave Scowby (Chief Operating Officer and Director): Since 1995, Mr. Scowby, age 46, has been involved in all aspects of the sales, marketing, operations and development of transportation and logistics software applications with an emphasis on market growth through both direct and indirect sales channels. Over the past seven years, his experience has evolved to include the design and development of wireless telematics devices and SaaS-based data and device management platforms. He will provide 40 hours of service to the Company per week.

Much of Mr. Scowby’s experienced was attained while employed at ALK Technologies (now a Trimble Company) through exposure to North America’s top transportation companies and the companies who service their software and hardware needs. After 10 years with ALK, Mr. Scowby secured private equity investments to pursue ownership in Kings Management Group, LLC, a management team focused on the growth and development of an ice arena and sports complex.

Mr. Scowby graduated from Princeton University with a Bachelor’s of Science and Engineering and Architectural Design. Mr. Scowby has entered into a non-competition and non-disclosure agreement with the Company.

Michael Lawless (Executive Vice-President Business Development): For over fifteen years Mr. Lawless, age 48, has developed and brought to market cellular based products while fostering the growth of the overall IoT ecosystem. Mr. Lawless sold directly to the largest investor owned utilities in the United States, assisting them with development of the first demand response program available to rate payers. He will provide 40 hours of service to the Company per week.

He has worked with municipals, and co-ops selling smart energy equipment. In addition, Mr. Lawless has worked for, and with original equipment manufacturer embedded module manufacturers, integrators and original design manufacturers, as well as for IoT modem manufacturers.

Prior to joining the Company, Mr. Lawless held senior sales positions at Metrum Technologies, Kyocera Wireless Corp, NexAira, and Wavecom. Mr. Lawless honorably served four years in the military, completing a tour of duty in the Persian Gulf War during Operation Desert Storm, on the USS Kitty Hawk (CV-63).

Mr. Lawless holds a Bachelor of Science in Information Technology from National University’s School of Engineering. Mr. Lawless entered into a non-competition and non-disclosure agreement with the Company.

Eric Placzek (Chief Technology Officer): Since 2014, Mr. Placzek, age 31, has played a key role in scaling the business technical product portfolio. Responsible for technically leading the transition from a traditional hardware distributor to engineering consulting and technical value service provider. Over the course of the last five years Mr. Placzek focused on improving process and quality for DCS technical services by leading and developing proprietary software for the Company to scale with minimal manpower. In addition, Mr. Placzek has been leading the foundation for the future products DCS will be bringing to the market around beer management, wireless sensor, cold chain supply, and asset monitoring as DCS transitions to an IoT end-to-end solution provider. He will provide 40 hours of service to the Company per week.

Prior to joining the company, Mr. Placzek held technical positions at 7Layers a carrier and type approvals certification house, and CalAmp a pioneer IoT hardware and software provider.

Mr. Placzek holds a Bachelor of Science in Electrical Engineering, and a Masters of Science in Computer Engineering from California State Polytechnic University, Pomona. Mr. Placzek has entered into a non-competition or non-disclosure agreement with the Company.

Cease trade orders, bankruptcies, penalties or sanctions

None of the Company’s directors or executive officers is, as at the date hereof, or was within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that (a) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant issuer access to any exemption under securities legislation, that was in effect for a period or more than 30 consecutive days (a “Cease Trade Order”) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer of such issuer, or (b) was subject to a Cease Trade Order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

None of the Company’s directors or executive officers, nor, to the Company’s knowledge, any shareholder holding a sufficient number of the Company’s securities to affect materially the control of the Company (a) is, as at the date hereof, or has been within the 10 years before the date hereof, a director or executive officer of any company (including the Company’s) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (b) has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such director, executive officer or shareholder.

None of the Company’s directors or executive officers, nor, to the Company’s knowledge, any shareholder holding a sufficient number of the Company’s securities to affect materially the control of the Company, has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Mr. Espley was involved in civil litigation in 2008 with regard to him acting as a court appointed director representing minority shareholder rights, which litigation was settled. Mr. Gomberg was involved in civil litigation in 2016 with regard to a securities class action complaint filed against certain current and former officers including Mr. Gomberg, which litigation was settled.

Involvement in Certain Legal Proceedings

To our knowledge, none of the Company’s current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

Conflicts of Interest

The Company’s directors and officers may serve as directors or officers of other companies, or have significant shareholdings in other companies, and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. The directors of the Company have a duty to act in the best interests of the Company.

The directors and officers of the Company are aware of the existence of laws governing the accountability of directors and officers for corporate opportunity and requiring disclosures by the directors of conflicts of interest and the Company will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors and officers. All such conflicts will be disclosed by such directors or officers in accordance with applicable laws and directors and officers shall govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law.

The directors and officers of the Company are not aware of any such conflicts of interests or potential conflicts of interests.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The Compensation Discussion and Analysis section explains the compensation program for the fiscal year ended December 31, 2018 for the Company’s Named Executive Officers.

Compensation Discussion and Analysis

The compensation of the executive officers is determined by the Board of Directors, based in part on recommendations from the Chief Executive Officer.

The Board evaluates individual executive performance with the goal of setting compensation at levels that they believe are comparable with executives in other companies of similar size and stage of development operating in the same industry. In connection with setting appropriate levels of compensation, the Board based their decisions on their general business and industry knowledge and experience and publicly available information of comparable companies while also taking into account the Company’s relative performance and strategic goals.

Executive officer compensation consists of three basic elements: i) base salary; ii) incentive stock options; iii) and cash bonuses. The details are set out in the Summary Compensation Table.

The base salary established for each executive officer is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by the Board. In deciding on the salary portion of the compensation of the executive officers, major consideration is given to the fact that the Company is an early stage exploration company and does not generate any material revenue and must rely exclusively on funds raised from equity financing. Therefore, greater emphasis may be put on incentive stock option compensation.

The incentive stock option portion of the compensation is designed to provide the executive officers of the Company with a long term incentive in developing the Company’s business. Options granted under the Company’s stock option plan are approved by the Board, and if applicable, its subcommittees, after consideration of the Company’s overall performance and whether the Company has met targets set out by the executive officers in their strategic plan.

Compensation Philosophy and Objectives

The primary goals of the Company’s executive compensation program are to:

●	attract, retain, motivate and reward talented executives;

●	tie annual and long-compensation incentives to achievement of specified performance objectives inherent in the Company’s business strategy;

●	create long-term value for the Company’s shareholders by aligning the interests of the Company’s executives with those of the Company’s shareholders; and

●	provide the Company’s executives with a total compensation package that recognizes individual contributions, as well as overall business results.

To achieve these goals, the Company intends to maintain compensation plans that tie a substantial portion of the Company’s executive overall compensation to the achievement of key strategic, operation and financial goals and appreciation in the Company’s stock price.

Components of Executive Compensation

Base Salary

In the view of the board of directors of the Company, paying base salaries that are competitive in the markets in which the Company operates is a first step to attracting and retaining talented, qualified and effective executives. Competitive salary information on comparable companies within the industry is compiled from a variety of sources, including surveys conducted by independent consultants and national and international publications. The salaries for the Named Executive Officers ranged from US$110,385 to US$284,013 in 2018.

Performance Bonus

The Company’s objective will be to achieve certain strategic objectives and milestones. The Board will consider cash bonus compensation for its officers dependent upon the Company meeting those strategic objectives and milestones and sufficient cash resources being available for the granting of bonuses. Bonuses are awarded at the discretion of the Chief Executive Officer. Any bonus paid the Named Executive Officers shall be paid no later than March 15 of the year following the end of the calendar year to which the bonus relates.

Option Plan Awards

The Board believes that encouraging its officers and employees to become shareholders or have a significant portion of their potential income tied to appreciation of the price of the Company’s shares, is the best way of aligning their interests with those of its shareholders. Equity participation will be accomplished through the Company’s 2017 Stock Option Plan (or any successor plan thereof). Stock options are expected to be granted to officers taking into account a number of factors, including the amount and term of options previously granted, base salary and bonuses and competitive factors. Options are expected to generally be granted to officers and vest on terms established by the Board.

TABLE OF COMPENSATION EXCLUDING COMPENSATION SECURITIES

(for the fiscal year ended December 31, 2018 and 2017)

Summary Compensation Table

The following table summarizes the compensation to be awarded to, earned by, paid to or payable to the Named Executive Officers

Name and Principal position	Year	Salary, consulting fee, retainer or commission (US$)	Bonus (US$)	Committee or meeting fees (US$)	Value of Perquisites (US$)	All other compensation (US$)	Total compensation (US$)
Chris Bursey	2018	240,000	44,013	Nil	Nil	Nil	284,013
Chief Executive Officer	2017	240,000	16,047	Nil	Nil	Nil	256,047
Rich Gomberg	2018	110,385	Nil	Nil	Nil	Nil	110,385
Chief Financial Officer(1)	2017	86,130	Nil	Nil	Nil	Nil	86,130
Dave Scowby	2018	161,666	22,000	Nil	Nil	Nil	183,666
Chief Operating Officer	2017	150,000	15,570	Nil	Nil	Nil	165,570
Michael T. Lawless	2018	158,333	14,134	Nil	Nil	Nil	172,467
Executive Vice-President Business Development	2017	150,000	15,361	Nil	Nil	Nil	165,361
Eric Placzek	2018	169,760	10,000	Nil	Nil	Nil	179,760
Chief Technology Officer	2017	119,100	17,689	Nil	Nil	Nil	136,789

(1)	Mr. Gomberg receives his remuneration as consultant to the Issuer.

“Named Executive Officer” means each Chief Executive Officer, each Chief Financial Officer and each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year and each individual who would be an NEO but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of that financial year.

COMPENSATION SECURITIES

Name and position	Type of compensation security	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry Date

No compensation securities were granted for the fiscal year ended December 31, 2018[1]

[1]	The total amount of compensation securities, and underlying securities, held by each named executive officer or director on the last day of the most recently completed financial year end and as of the date of Listing are as follows:

Name	Type of Compensation Securities	Number	Description of Underlying Securities	Date of Grant
Dave Scowby, Chief Operating Officer	Stock options	1,000,000	Shares of common stock	October 5, 2017
Michael T. Lawless, Executive Vice-President Business Development	Stock options	1,000,000	Shares of common stock	October 5, 2017
Eric Placzek Chief Technology Officer	Stock options	250,000	Shares of common stock	October 5, 2017
Chris Bursey Chief Executive Officer and Director	Stock options	20,000	Shares of common stock	Date of Listing
Rich Gomberg Chief Financial Officer	Stock options	250,000	Shares of common stock	Date of Listing
Bill Espley Director	Stock options	1000,000	Shares of common stock	Date of Listing
Ed O’Sullivan Director	Stock options	115,000	Shares of common stock	Date of Listing
Winston Wong Director	Stock options	100,000	Shares of common stock	Date of Listing

The Company’s compensation securities are granted pursuant to its stock option plan which allows for the grant of options to the Company’s directors, officers, and full-time and part-time employees and consultants. The Company’s Board of Directors is responsible for administering the stock option plan and any determinations by the Board of Directors shall be final, binding and conclusive upon all persons having interest in the stock option plan. Any officers shall have the authority to act on behalf of the Company with respect to any matter, right obligation, or election which is the responsibility or which is allocated to the Company, subject to the provisions of the plan, on such terms and conditions including: (i) the time or times at which options may be granted; (ii) the exercise price; (iii) the time or times when each option vests and becomes exercisable and the duration of the exercise period (provided however that the exercise period may not exceed 10 years); and (iv) whether restriction or limitations to be imposed on the shares underlying options and the nature of such restrictions or limitations.

Pursuant to the stock option plan, as it was amended in connection with this Offering, so that the number of shares of common stock that may be issued under the stock option plan will automatically increase on January 1st of each year, commencing on January 1, 2020 and ending on (and including) January 1, 2027, to an amount equal to 29.99% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year.

Special features of the stock option plan include:

Cashless Exercise.

All options granted under the stock option plan have an exercise price that is not less than the fair market value of the underlying shares at the time of grant, as determined by good faith by the Board of Directors.

An option granted under the stock option plan is exercisable no later than ten years after the date of grant. In order to facilitate the payment of the exercise of the options, the stock option plan allows for the payment of the exercise price by means of a cashless exercise that could involve a net-exercise defined as follows:

“Net-Exercise” means a procedure by which the Participant will be issued a number of whole shares of Stock upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where

“N” = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

“X” = the total number of shares with respect to which the Participant has elected to exercise the Option;

“A” = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

“B” = the exercise price per share (as defined in the Participant’s Award Agreement)

Change in Control.

In the event of an amalgamation, combination, plan of arrangement, merger or other reorganization, including by sale or lease of assets or otherwise, or of the payment of an extraordinary dividend, the Company’s Board of Directors may make certain adjustments to outstanding options and authorize such steps to be taken as may be equitable and appropriate to that end. In the event of certain change in control transactions, where the stock option plan is neither assumed nor substituted for by the acquirer in connection with the change in control, the options shall terminate and cease to be outstanding effective as of the time of consummation of the change in control to the extent that the option is not exercised as of the date of the change in control. Shares acquired upon exercise of the option prior to the change in control and any consideration received pursuant to the change in control with respect to such shares shall continue to be subject to all applicable provisions of the stock option plan. If the stock option plan is terminated or amended in connection with a change in control, it shall be subject to prior written approval of the CSE.

Termination or Amendment.

The Company’s Board of Directors, may, without notice, at any time from time to time, amend, suspect, or terminate the stock option plan or any provisions in such respects as it determines appropriate, except as provided in connection with a change in control, it may not without the consent of the optionee materially alter or impair any rights or obligations arising from any option previously granted to such optionee under the stock option plan. No termination or amendment to the Stock Option Plan may be effective unless otherwise approved in writing by the CSE.

PENSION PLAN BENEFITS

The Company does not have a pension plan or provide any benefits following or in connection with retirement.

TERMINATION AND CHANGE OF CONTROL BENEFITS

In fiscal year ended 2018, the Company did not have a compensatory plan, contract or arrangement where a Named Executive Officer is entitled to receive more than US$100,000 to compensate such executive officers in the event of resignation, retirement or other termination, a change of control of the Company or its subsidiaries or a change in responsibilities following a change in control, except as disclosed herein.

Service Agreements

The Company has entered into service agreements in relation to the services of each of the Named Executive Officers and the compensation to be paid by the Company pursuant to such agreements are as disclosed in the “Summary Compensation Table”. See “Executive Compensation”.

Termination and Change in Control Benefits

Termination of Employment

If the services agreement between the Company and Mr. Gomberg, Chief Financial Officer of the Company, is terminated by the Company without cause, Mr. Gomberg is entitled to receive any unpaid bonus with respect to the calendar year ending on or preceding the date of termination and an amount equal to US$50,000, payable on the sixtieth (60th) day following Mr. Gomberg’s termination. In addition, all of the Chief Financial Officer’s outstanding stock options granted and after the effective date of his service agreement shall become immediately vested or become exercisable had employment continued through the next vesting date. If the services agreements between the Company and Mr. Scowby, Mr. Bursey, Mr. Lawless or Mr. Placzek is terminated without cause, they are entitled to receive from the Company any (i) accrued benefits; (ii) any unpaid bonuses with respect to the calendar year ending or preceding the date of the termination; (iii) an amount equal to fifty percent (50%) of the Executive’s then-current base salary; and (v) payments of COBRA premiums for six (6) months following termination. In addition, all of Executive’s outstanding stock options granted from and after the effective date shall become immediately vested for the portion that would have vested or become exercisable had employment continued through the next vesting date provided that the initial vesting date for such equity award occurred prior to the Executive’s termination date.

Change in Control

In the event of the resignation or termination of Mr. Gomberg, Chief Financial Officer, upon a change of control, the Company shall pay to Mr. Gomberg any accrued benefits, any unpaid bonuses, and an amount equal to US$100,000.

In the event of the resignation or termination of Mr. Scowby, Mr. Bursey, Mr. Lawless or Mr. Placzek, upon a change of control, the Company shall pay to the Executive any (i) accrued benefits; (ii) any unpaid bonuses; (iii) an amount equal to one hundred percent (100%) of the Executive’s then-current base salary; (iv) and payments of COBRA premiums for six (6) months following termination.

EQUITY COMPENSATION PLAN INFORMATION

(as of December 31, 2018)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Plan Category	(a)	(b)		(c)
Equity compensation plans approved by securityholders	2,750,000	US $	0.47	1,250,000
Equity compensation plans not approved by securityholders	Nil		Nil	Nil
Total	2,750,000			1,250,000

There are no employment contracts between either the Company and the above-named executive officers other than disclosed herein.

PRIOR SALES

Prior Sales

In the last 12 months, the Company issued the following shares:

●	16,800 shares at a price of US$1.00 per share in association with the exercise of warrants for aggregate proceeds of US$16,800 in September 2019.

●	60,000 shares at a price of US$1.25 per share in a private placement for aggregate proceeds of US$75,000 in July 2019; and

●	490,000 shares at a price of US$0.00001 per share in association with the exercise of warrants for aggregate proceeds of US$5 in March 2019.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, officer or promoter of the Company is or has been indebted to the Company at any time.

AUDIT COMMITTEE AND CORPORATE GOVERNANCE

Audit Committee

The current members of the audit committee are Bill Espley, Winston Wong and Ed O’Sullivan. Upon completion of the Offering, the members of the audit committee will be Bill Espley, Winston Wong and Ed O’Sullivan. Further biographical information on these individuals can be found under “Directors and Executive Officers.”

Pursuant to Canadian securities laws, the Board of Directors have determined that the members of the audit committee are financially literate, as all have experience in reviewing and analysing the financial reports and ascertaining the financial position of a corporation.

Bill Espley	Mr. Espley has worked in executive roles with a variety of established and startup companies in the US and Canada over the course of his extensive career.

Winston Wong	Mr. Wong has served as a director of private and public companies during his career, and in such roles have acquired over twenty years of experience in lending to small businesses.

Ed O’Sullivan	Mr. O’Sullivan has served as an officer and director of private and public companies during his career, and in such roles have acquired over thirty years of financial management experience.

Additionally, all members of the audit committee qualify as “independent” as that term is defined in the relevant Canadian securities laws relating to the composition of the audit committee.

Corporate Governance

Constitution of the Board of Directors

The Board of Directors is responsible for the Company’s stewardship and for the supervision of the management of the Company’s business and affairs. The Board of Directors is currently comprised of four (4) directors. The size and composition of the Board reflects backgrounds and experience the Board considers adequate for the effective governance of the Company.

The Board of Directors has determined that three (3) of the four (4) directors are “independent” in accordance with Canadian securities laws. Chris Bursey as the Chief Executive Officer is not considered independent.

The Board of Directors is satisfied that it is not constrained in its access to information, in its deliberations or in its ability to satisfy the mandate established by law to supervise the Company’s business and affairs and that there are sufficient systems and procedures in place to allow the Board to function independently of management.

The Board of Directors intends to adopt a process to evaluate the functioning of the Board, each of the committees and individual directors.

New members of the Board of Directors are provided with the necessary information about the role of the Board, the committees and the Company’s directors and about the Company and its business. In addition, the Board of Directors shall have access to the Company’s legal counsel to receive updates as necessary with respect to applicable regulatory or other requirements relating to the role and responsibilities of directors, the Board of Directors or the relevant committee. The Board of Directors shall also receive presentations from management from time to time relating to specific aspects of its business.

Committees of the Board

The Board of Directors has established an audit committee, of which will adopt specific written mandates when the committee first convenes. Such mandate will likely include a description of the role and responsibilities of the committee, reporting to the Board of Directors with respect to the activities of the committee, and reviewing and assessing the adequacy of its mandate and its effectiveness in fulfilling its mandate.

Audit Committee Charter

The audit committee’s mandate and charter is as follows:

A. Purpose

The overall purpose of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the quality and integrity of financial reporting, including ensuring fair presentation of the financial position and results of operations of the Company in accordance with Canadian general accepted accounting principles. The audit committee will also ensure that management has designed and implemented an effective system of internal financial controls and review their compliance with regulatory and statutory requirements as they relate to consolidated financial statements, taxation matters and disclosure of material facts.

B. Composition

1.	The audit committee shall consist of at least three members of the Board of Directors, all of whom shall be “independent directors”, as that term is defined in NI 52-110, “Audit Committees”. The Board of Directors shall have appointed a Lead Audit Committee Member on an annual basis.

2.	The Board of Directors, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, shall appoint the members of the audit committee for the ensuing year. The Board of Directors at any time remove or replace any member of the audit committee and may fill any vacancy in the audit committee.

3.	Each member of the audit committee shall be a member of the Board of Directors, in good standing, and the majority of the members of the audit committee shall be independent in order to serve on this committee.

4.	At least one of the members of the audit committee shall be financially literate (i.e. able to read and understand a set of financial statements that present a breadth and level of complexity of the issues that can reasonably be expected to be raised by the Company’s consolidated financial statements).

5.	Review the audit committee’s charter annually, reassess the adequacy of this charter, and recommend any proposed changes to the Board of Directors. Consider changes that are necessary as a result of new laws or regulations.

6.	The audit committee shall meet at least four times per year, and each time the Company proposes to issue a press release with its quarterly or annual earnings information. These meetings may be combined with regularly scheduled meetings, or more frequently as circumstances may require. The audit committee may ask members of the management or others to attend the meetings and provide pertinent information as necessary.

7.	The secretary of the audit committee shall be designated from time to time from one of the members of the audit committee, or, failing that, shall be the corporate secretary, unless otherwise determined by the audit committee.

8.	The quorum for meeting shall be a majority of the members of the audit committee, present in person or by telephone or other telecommunication devise that permits all persons participating in the meeting to speak and to hear each other.

C. Core Responsibilities

I. The oversight duties and responsibilities of the audit committee shall be as follows:

1.	To assist the Board of Directors in the discharge of its responsibilities relating to accounting principles, reporting practices and internal controls and its approval of the Company’s annual and quarterly consolidated financial statements.

2.	To ensure that management has designed, implemented and is maintaining an effective system of internal financial controls.

3.	Report regularly to the Board of Directors on the fulfillment of its duties and responsibilities.

II. The duties and responsibilities of the audit committee as they relate to the independent auditors shall, in general, be to oversee the work of the independent auditors engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company, including the resolution of disagreements between management and the independent auditor regarding financial reporting. Specifically, these duties and responsibilities include the following:

1. Conduct executive sessions with the outside auditors, outside counsel, and anyone else as desired by the Board of Directors.

2. The audit committee shall be authorized to hire outside counsel or other consultants as necessary (this may take place any time during the year).

3. Approve any non-audit services provided by the independent auditors, including tax services. Review and evaluate the performance of the independent auditors and review with the Board of Directors any proposed discharge of the independent auditors.

4. Review with the management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor.

5. Consider, with the management, the rationale for employing accounting firms rather than the principal independent auditors.

6. Inquire of the management and the independent auditors about significant risks or exposures facing the Company; assess the steps the Management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps.

7. Review with the independent auditor, upon completion of their audit, the following:

(a)	the audit scope and plan of the independent auditors;

(b)	the coordination of the audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

(c)	content of the report to the audit committee;

(d)	adequacy of the Company’s financial and auditing personnel;

(e)	co-operation received from the Company’s personnel during the audit;

(f)	significant transactions outside the normal business of the Company;

(g)	significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems;

(h)	any significant changes to their audit plan; and

(i)	any serious difficulties or dispute with management encountered during the audit.

8. Inquire regarding the “quality of earnings” of the Company from a subjective as well as an objective standpoint.

9. Review with the independent auditors any related significant findings and recommendations of the independent auditors together with the Management’s responses thereto.

10. Review with the management and the independent auditor the effect of any regulatory and accounting initiatives, as well as off-balance-sheet structure, if any.

11. Review with the management, the independent auditors, the interim annual financial report before it is filed with the regulatory authorities.

12. Review with the independent auditor that performs an audit: (a) all critical accounting policies and practices used by the Company; and (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Management of the Company, the ramifications of each alternative and the treatment preferred by the Company.

13. Review all material written communications between the independent auditors and the management.

14. Review with the management and the independent auditors: (a) the Company’s annual financial statements and related foot notes; (b) the independent auditors’ audit of the financial statements and their report thereon: (c) the independent auditor’s judgments about the quality, not just the acceptability of the Company’s accounting principles as applied in its financial reporting: (d) any significant changes required in the independent auditors’ audit plan; and (e) any serious difficulties or disputes with the Management encountered during the audit.

15. Periodically review the Company’s code of conduct to ensure that it is adequate and up-to- date.

16. Review the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting or auditing matters that may be submitted by any party internal or external to the organization. Review any complaints that might have been received, current status, and resolution if one has been reached.

17. Review procedures for the confidential, anonymous submission by employees of the organization of concerns regarding questionable accounting or auditing matters. Review any submissions that have been received, the current status, and resolution if one has been reached.

18. The audit committee will perform such other functions as assigned by law, the Company’s articles, or the Board of Directors.

19. Review and approve hiring policies for employees or former employees of the past and present independent auditors.

III. The duties and responsibilities of the audit committee as they relate to the internal control procedures are to:

1.	Review and approve the internal control assessment plan.

2.	Review any significant findings and recommendations, and management’s response thereto.

3.	Review the appropriateness and effectiveness of the policies and business practices which impact on the financial integrity of the Company, including those relating to internal auditing, insurance, accounting, information services and systems and financial controls, management reporting and risk management.

4.	Review any unresolved issues between management and the independent auditors that could affect the financial reporting or internal controls.

5.	Review all material written communications between the independent auditors and management.

6.	Periodically review the financial and auditing procedures and the extent to which recommendations made by the internal audit staff or by the independent auditors have been implemented.

IV. The audit committee is also charged with the responsibility to:

1.	Review the quarterly financial statements and associated management’s discussion and analysis and earnings release and recommend approval to the Board of Directors with respect thereto.

2.	Review and approve the financial sections of (a) the annual report to shareholders; (b) the annual information form; (c) prospectuses and other offering documents; and (d) other public reports requiring approval by the Board of the Directors and report to the Board of Directors with respect thereto.

3.	Review regulatory filings and decisions as they relate to the consolidated financial statements.

4.	Review the appropriateness of the policies and procedures used in the preparation of the consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies.

5.	Review and report on the integrity of the consolidated financial statements.

6.	Review the minutes of any audit committee meetings of subsidiary companies.

7.	Review with management, the independent auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results and the manner in which such matters have been disclosed in the consolidated financial statements.

8.	Review the compliance with regulatory and statutory requirements as they relate to consolidated financial statements, tax matters and disclosure of materials facts.

9.	Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

10.	Receive a report annually from management of all accounting firms employed, other than the principal independent auditors, with such report to include the nature of the services performed and the fees charged.

11.	Develop a calendar of activities to be undertaken by the audit committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Committee following each annual general meeting of shareholders.

12.	Establish and periodically review procedures for: (a) the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

D. Appointment and Responsibilities of the Lead Audit Committee Member:

The audit committee shall appoint from its members a Lead Audit Committee Member. The fundamental responsibility of the Lead Audit Committee Member is to be responsible for the management and effective performance of the audit committee and provide leadership to the audit committee in fulfilling its core responsibilities and any other matters delegated to it by the Board of Directors. To that end, the Lead Audit Committee Member’s responsibilities shall include:

1.	Working with the Board of Directors to establish the frequency of the audit committee meetings.

2.	Provide leadership to the audit committee and presiding over the audit committee meetings.

3.	Facilitating the flow of information to and from the audit committee and fostering an environment in which audit committee members may ask questions and express their viewpoints.

4.	Reporting to the Board of Directors with respect to the significant activities of the audit committee and any recommendation of the audit committee.

5.	Leading the audit committee in annually reviewing and assessing the adequacy of its terms of reference and evaluating its effectiveness in fulfilling its terms of reference.

6.	Taking such other steps as are reasonably required to ensure that the audit committee carries out its core responsibilities.

E. Authority

1.	The audit committee shall have access to such officers and employees and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

2.	The independent auditors shall have a direct line of communication to the audit committee through its Lead Audit Committee Member and may bypass management if deemed necessary. The audit committee, through its Lead Audit Committee Member, may contact directly any of the Company’s employee as it deems necessary, and any employee may bring before the audit committee any matter involving questionable, illegal or improper financial practices or transactions.

3.	The audit committee shall have authority to engage independent counsel, consultants and other advisors at the expense of the Company, as it determines to be necessary or advisable to carry out its duties and responsibilities, including setting and authorizing the payment of the compensation for any advisors employed by the audit committee, and to communicate directly with the internal and independent auditors.

F. Accountability

1.	The Lead Audit Committee Member has the responsibility to make periodic reports to the Board of Directors, as requested, on financial reporting and internal financial control matters relative to the Company.

2.	The audit committee shall report its discussions to the Board of Directors by maintaining its meetings and providing an oral report at the next Board of Directors’ meeting.

G. Meetings

Meetings of the audit committee shall be conducted as follows:

1.	The audit committee shall meet at least once annually at such times and at such locations as may be requested by the Lead Audit Committee Member of the audit committee. The independent auditors or any member of the audit committee may request a meeting of the audit committee.

2.	Notice of the time and place of every meeting of the audit committee shall be given in writing to each member of the audit committee a reasonable time before the meeting.

3.	The external auditors shall receive notice of and have the right to attend all meetings of the audit committee.

4.	Agendas for meetings of the audit committee shall be developed by the Lead Audit Committee Member of the audit committee in consultation with management, and should be circulated to audit committee members one week prior to audit committee meetings.

5.	The following management representatives shall be invited to attend all meetings, except executive sessions and private sessions with the independent auditors: (a) Chief Executive Officer; (b) Chief Operating Officer; and (c) Chief Financial Officer.

6.	Other management representatives shall be invited to attend as necessary.

7.	A member of the audit committee may be designated as the liaison member to report on the deliberations of the audit committee to the Board.

8.	All meetings shall include an in-camera session of independent directors without management present.

The audit committee is currently comprised of independent directors. Please see the biographies provided in the “Directors and Executive Officers” section for their relevant education and business experience.

The Company does not restrict the number of other audit committees on which members of the Company’s audit committee may serve.

The Company is relying on the exemption provided by section 6.1 of NI 52-110 which provides that the Company, as a “venture issuer”, is not required to comply with Parts 3 (Composition of the Audit Committee) and Parts 5 (Reporting Obligations) of NI 52-110.

External Auditor Service Fees

Audit Fees

Aggregate fees billed for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements, review of financial statements in quarterly filings, or services associated with statutory and regulatory filings for the last fiscal year is as follows:

Nature of Services	Fees Paid to Auditor in Year ended December 31, 2018		Fees Paid to Auditor in the Year ended December 31, 2017
Audit Fees (1)	US$	43,575	US$	87,510
Audit-Related Fees (2)		Nil		Nil
Tax Fees (3)		Nil		Nil
All Other Fees (4)		Nil		Nil
Total	US$	43,575	US$	87,510

(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
(2)	“Audit-Related Fees” include fees for services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
(4)	“All Other Fees” include all other non-audit services.

Directorships

The following table sets forth the directors of the Company who currently hold directorships on other reporting issuers:

Name of Director	Name of Other Reporting Issuer(s)
Bill Espley	Predictive Health Analytics Inc.

Orientation and Continuing Education

The orientation policy of the Company is that a representative of the Board of Directors briefs all new directors with respect to the policies of the Board of Directors and other relevant corporate and business information.

The Board does not currently provide any formal continuing education.

Ethical Business Conduct

The Company has not yet adopted a complete code of ethics policy, however the Company has adopted a disclosure policy that applies to all directors, officers and employees of the Company, as part of a program to establish a comprehensive code of ethics.

Nomination of Directors

The Board of Directors is responsible for identifying individuals qualified to become new Board members and recommending to the Board new director nominees for the next annual meeting of shareholders. The Board does not have a nominations committee or a formal procedure with respect to the nomination of directors and does not have any defined policy or procedure requirements of shareholders to submit recommendations or nominations for directors.

The Company does not currently have any specific documented criteria for the election of nominees to the Board and it does not have any specific process or procedure for evaluating such nominees, however the Board currently operates on the basis that new nominees optimally have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the required time, show support for the Company’s mission and strategic objectives, and a willingness to serve.

Compensation

The Board of Directors is responsible for determining all forms of compensation to be paid to members of the Board and the executive team, and in doing so takes into account the types of compensation and the amounts paid to directors and officers of comparable publicly traded companies.

Other Board Committees

The Board currently has no committees and believes that given the current size of the organization, the functions of all common committees can be responsibly performed by the directors. All proceedings of the Board are conducted by way of formal meetings or through resolutions consented to in writing by all of the directors of the Company.

The Board does not have a formal process for reviewing the contributions of individual directors, however informal evaluations of members’ contributions are usually performed during regular Board meetings.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Thorsteinssons LLP, Canadian tax counsel to the Company, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable to a holder who acquires Offered Shares pursuant to the Offering and who, for purposes of the Tax Act and at all relevant times, is resident, or is deemed to be resident, in Canada, holds the Offered Shares as capital property, deals at arm’s length with the Company and the Underwriters, and is not affiliated with the Company or the Agent (a “Holder”). Generally, the Offered Shares will be considered to be capital property to a Holder provided the Holder does not hold the Offered Shares in the course of carrying on a business of trading or dealing in securities and has not acquired the Offered Shares in one or more transactions considered to be an adventure or concern in the nature of trade. The Offered Shares will not be “Canadian securities” for purposes of the irrevocable election under subsection 39(4) of the Tax Act to treat all “Canadian securities” owned by a person as capital property and therefore such an election will not apply to the Offered Shares.

This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is or would be a “tax shelter investment” (as defined in the Tax Act); (iv) that enters into a “derivative forward agreement” or a “synthetic disposition arrangement” (as defined in the Tax Act) in respect of the Offered Shares; (v) who has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars; (vi) in respect of whom the Company is or will become a “foreign affiliate” for purposes of the Tax Act; (vii) which is exempt from tax under Part I of the Tax Act; (viii) which is a partnership; or (ix) which has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency. Any such Holders should consult their own tax advisors with respect to an investment in the Offered Shares. In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Offered Shares.

This summary assumes that the Company will not at any time be resident (or be deemed to be resident) in Canada for purposes of the Tax Act. If the Company is (or becomes) resident in Canada for purposes of Tax Act, the Canadian federal income tax consequences to a Holder will, in some respects, differ from those described herein.

This summary is based upon the current provisions of the Tax Act and the Regulations, taking into account all proposed amendments to the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and the counsel’s understanding of the current administrative practices and assessing policies published in writing by the Canada Revenue Agency prior to the date hereof, given that the Tax Proposals will be enacted in the form proposed; however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. The summary is not exhaustive of all possible income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in the law, whether by way of legislative, governmental or judicial decision or action, or in the administrative practices or assessing policies of the Canada Revenue Agency, nor does it take into account tax laws of countries other than Canada or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the tax considerations described herein.

The income and other tax consequences of acquiring, holding or disposing of Offered Shares will vary depending on the particular circumstances of the Holder, including any province or territory in which the Holder resides or carries on business. Accordingly, this summary is of a general nature only and is not intended to be, nor should it construed to be, legal and no representations with respect to the income tax made. Consequently, prospective Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Offered Shares under this Offering having regard to their particular circumstances.

For purposes of the Tax Act, all amounts relating to acquiring, holding or disposing of Offered Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. For purposes of the Tax Act, amounts denominated in U.S. dollars generally must be converted into Canadian dollars using the appropriate exchange rate determined in accordance with the detailed rules in the Tax Act in that regard.

Dividends

The full amount of dividends received (or deemed to be received) on the Offered Shares by a Holder who is an individual (including a trust), including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received (or deemed to be received) from taxable Canadian corporations.

The full amount of dividends received (or deemed to be received) on the Offered Shares by a Holder that is a corporation, including amounts withheld for foreign withholding tax, if any, will be included in computing the Holder’s income, and such Holder will not be entitled to the inter-corporate dividend deduction in computing its taxable income which generally applies to dividends received from taxable Canadian corporations.

A “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including the amount of such dividends.

Subject to the detailed rules in the Tax Act, a Holder may be entitled to a foreign tax credit or deduction for any foreign withholding tax paid with respect to dividends received by the Holder on the Offered Shares. Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances.

Dispositions of Offered Shares

On the disposition or deemed disposition of Offered Shares by a Holder, the Holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of such Offered Shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Offered Shares to the Holder.

For purpose of determining the adjusted cost base to a Holder of Offered Shares at a particular time, when Offered Shares are acquired, the cost of the Offered Shares will be averaged with the adjusted cost base of all of the Offered Shares, if any, owned by the Holder as capital property immediately before that acquisition. The adjusted cost base of Offered Shares to a Holder will be the cost to the Holder of the Offered Shares, with certain adjustments.

One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Holder on a disposition of Offered Shares in a taxation year must be included in computing such Holder’s income for that year, and one- half of any capital loss (an “allowable capital loss”) realized by a Holder on a disposition of Offered Shares in a taxation year must be deducted from any taxable capital gains realized by the Holder in the year, subject to and in accordance with the provisions of the Tax Act. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years, subject to and in accordance with the provisions of the Tax Act.

A capital gain realized by a Holder who is an individual or trust (other than certain specified trusts) may give rise to a liability for alternative minimum tax.

A “Canadian-controlled private corporation” (as defined in the Tax Act) that disposes of Offered Shares may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including amounts in respect of taxable capital gains.

Foreign Property Information Reporting

Generally, a Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act), including Offered Shares, at any time in the year or fiscal period exceeds $100,000 will be required to file an information return with the Canada Revenue Agency for the year or period disclosing prescribed information in respect of such property. Subject to certain exceptions, a Holder generally will be a “specified Canadian entity”. The Offered Shares will be “specified foreign property” of a Holder for these purposes. Penalties may apply where a Holder fails to file the required information return in respect of such Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act. Holders should consult their own tax advisors regarding compliance with these reporting requirements.

Offshore Investment Fund Property

The Tax Act contains rules which may require a taxpayer to include in income in each taxation year an amount in respect of the holding of an “offshore investment fund property”. These rules could apply to a Holder in respect of the Offered Shares if both of two conditions are satisfied.

The first condition for such rules to apply is that the value of the Offered Shares may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of one or more corporations; (ii) indebtedness or annuities; (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities; (iv) commodities; (v) real estate; (vi) Canadian or foreign resource properties; (vii) currency of a country other than Canada; (viii) rights or options to acquire or dispose of any of the foregoing; or (ix) any combination of the foregoing (collectively, “Investment Assets”).

The second condition for such rules to apply to a Holder is that it must be reasonable to conclude that one of the main reasons for the Holder acquiring or holding the Offered Shares was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Holder.

If applicable, these rules would generally require a Holder to include in income for each taxation year in which the Holder owns the Offered Shares (i) an imputed return for the taxation year computed on a monthly basis and determined by multiplying the Holder’s “designated cost” (as defined in the Tax Act) of the Offered Shares at the end of the month by 1/12th of the sum of the applicable prescribed rate for the period that includes such month plus 2%, less (ii) the Holder’s income for the year (other than a capital gain) from the Offered Shares determined without reference to these rules. Any amount required to be included in computing a Holder’s income under these provisions will be added to the Holder’s adjusted cost base of the Offered Shares.

These rules are complex and their application depends, to a large extent, in part, on the reasons for a Holder acquiring or holding the Offered Shares. Holders are urged to consult their own tax advisors regarding the application and consequences of these rules in their own particular circumstances.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR CERTAIN NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of the Offered Shares issued pursuant to this Offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase the Offered Shares pursuant to this Offering and who hold the Offered Shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

●	certain former citizens or long-term residents of the United States;

●	partnerships or other pass-through entities (and investors therein);

●	“controlled foreign corporations;”

●	“passive foreign investment companies;”

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	banks, financial institutions, investment funds, insurance companies, regulated investment companies, real estate investment trusts, brokers, dealers or traders in securities;

●	tax-exempt organizations and governmental organizations;

●	tax-qualified retirement plans;

●	persons subject to the alternative minimum tax;

●	persons who hold or receive the Company’s shares pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons that own, or have owned, actually or constructively, more than 5% of the Company’s shares;

●	accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

●	persons who have elected to mark securities to market; and

●	persons holding the Company’s shares as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the Offered Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding the Offered Shares and the partners in such partnerships are urged to consult their own tax advisors about the particular U.S. federal income tax consequences to them of acquiring, holding and disposing of the Offered Shares.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OFFERED SHARES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS. IN ADDITION, SIGNIFICANT CHANGES IN U.S. FEDERAL INCOME TAX LAWS WERE RECENTLY ENACTED. YOU SHOULD ALSO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of the Offered Shares that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on the Offered Shares

As described in the section titled “Dividends or Distributions” above, the Company has not paid and do not anticipate paying dividends. However, if the Company makes cash or other property distributions on its Offered Shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both the Company’s current and accumulated earnings and profits, they will first constitute a non-taxable return of capital and will be applied against and reduce a holder’s tax basis in the Offered Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Gain on Disposition of the Offered Shares” below.

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, dividends paid to a non-U.S. holder of the Offered Shares generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. The Canada-United States Tax Convention (the “Treaty”) generally reduces this withholding tax rate to 15% where the beneficial owner of the dividend, is resident in Canada for the purposes of the Treaty and is otherwise entitled to benefits of the Treaty. Except to the extent that we elect (or the paying agent or other intermediary through which the non-U.S. holder holds Offered Shares elects) otherwise, we (or intermediary) must generally withhold on the entire distribution, in which case the non-U.S. holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded the Company’s current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the Company’s paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) including an applicable taxpayer identification number and certifying such holder’s qualification for the reduced rate. This certification must be provided to the Company or its paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the Company’s paying agent, either directly or through other intermediaries. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds the Offered Shares in connection with the conduct of a trade or business in the United States, and dividends paid on the Company’s Offered Shares are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent, certifying that the dividends are effectively connected with the non-U.S. holders’ conduct of a trade or business within the United States. This certification must be provided to us or the Company’s paying agent before the payment of dividends and must be updated periodically.

However, any such effectively connected dividends paid on the Offered Shares generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of the Offered Shares

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of the Offered Shares, unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

●	the non-U.S. holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

●	the Offered Shares constitute a “United States real property interest” by reason of the Company’s status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for Offered Shares; provided, with respect to the Offered shares, that as long as our common stock is, regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exemption”, a non-U.S. holder would not be subject to taxation on the gain on the sale of Offered Shares under this rule unless the non-U.S. holder has owned: (i) more than 5% of our common stock at any time during such 5-year or shorter period; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the Company’s shares on such date (in any case, a “5% Shareholder”). In determining whether a non-U.S. holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose.

Determining whether we are a USRPHC depends on the fair market value of the Company’s U.S. real property interests relative to the fair market value of the Company’s other trade or business assets and the Company’s foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to United States federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on the Offered Shares paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. In addition, in certain circumstances, the payment of the proceeds from a sale or of disposition of the Offered Shares may be subject to information reporting. Copies of information returns that are filed with the IRS may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of the Offered Shares provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient. Non-U.S. holders are urged to consult their own tax advisors on the application of information reporting and backup withholding in light of their particular circumstances.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with its own U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

A 30% United States federal withholding tax may apply to any dividends paid with respect to Offered Shares paid to (i) a “foreign financial institution” (as specifically defined in the Foreign Account Tax Compliance Act of 2010 (“FATCA”) and administrative guidance as modified by an applicable intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), if any), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA and administrative guidance as modified by an applicable IGA, if any) and meets certain other specified requirements or (ii) a non-financial foreign entity, unless such entity provides certain information or certifications or provides the name, address and taxpayer identification number of each such substantial United States owner. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these requirements. In addition, to avoid withholding with respect to dividends paid with respect to Offered Shares, a non-U.S. Holder must generally provide us or other applicable payor with a statement meeting certain requirements to the effect that the non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code. The requirements for the statement will be met if (i) the non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person and provides certain other information (which certification may be made on IRS Form W-8BEN or W-8BEN-E or such other applicable IRS Form available at www.irs.gov) or (ii) a financial institution holding the instrument on behalf of the non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us, paying agent, or other applicable payor with a copy of the statement. Each non-U.S. Holder should consult its own tax advisor regarding FATCA, administrative guidance, and IGAs and whether they may be relevant to its acquisition, ownership and disposition of Offered Shares.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA and other U.S. federal, state and local, and non-U.S. tax consequences of acquiring, holding and disposing of shares.

PLAN OF DISTRIBUTION

The Offering

The Offering consists of a maximum of 1,500,000 Offered Shares at a price of $2.00 per Offered Share for gross proceeds of up to $3,000,000 if the total Offering is sold. In addition, an Over-allotment Option has been granted to the Agent entitling the Agent to call upon the Company to offer up to 225,000 additional Offered Shares at a price of $2.00 per share raising up to an additional $450,000.00. The price to the public was determined by arm’s length negotiation between the Company and the Agent. The Shares are being offered in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario and in certain other countries except the United States. None of the Shares are being offered in the United States. None of the Shares offered are being sold by present security holders of the Company. The distribution of the Offered Shares and those shares issuable pursuant to the Over-allotment Option are qualified by this Prospectus and any shares issued pursuant to the Offering or the Over-allotment Option shall be free of resale restrictions.

There is no aggregate minimum requirement for the Offering to become effective, therefore, provided the CSE listing requirements are satisfied, the Company reserves the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards its business strategy, There is no escrow established for this Offering.

Appointment of Agent

The Company, pursuant to the terms of the Engagement Letter, has appointed the Agent as its exclusive agent to offer the Offered Shares under the Offering on a commercially reasonable efforts basis. The Agent is not a related or connected party to the Company as defined in the Securities Act (British Columbia) and the Securities Rules (British Columbia) made thereunder.

Agent’s Compensation

In consideration of the services rendered by the Agent in connection with the qualification, distribution and sale of the Offered Shares, the Company will grant to the Agent such number of Agent’s Compensation Warrants equal to 8% of the Offered Shares sold under the Offering. In addition, if the Over-allotment Option is exercised and sold, the Agent shall be granted such number of additional Agent’s Compensation Warrants as is equal to 8% of the number of shares sold under the Over-allotment Option. The Agent shall have 10 business days or sooner following the final closing of the Offering to notify the Company of the Agent’s intent to exercise the Over-allotment Option. Each Agent’s Compensation Warrant will entitle the Agent to purchase one share at $2.00 per share. The Agent’s Compensation Warrants may be exercised at any time and from time to time for a period of twenty-four (24) months from the Closing of the Offering. The Agent’s Compensation Warrants and the shares issuance thereunder are qualified for distribution pursuant to this Prospectus.

For acting as Agent, on closing of the Offering the Agent will receive a cash commission equal to 8% of the gross proceeds. In consideration for the services rendered by the Agent, the Company will pay the Agent a corporate finance fee of $20,000, plus applicable taxes for providing advisory services and other services as the Agent and the Company may agree upon, and $10,000 as retainer towards the Agent’s legal counsel’s fees. Such retainer will be credited against the Agent’s legal costs on Closing.

In regard of Offering Shares sold to members of the “president’s list”, being purchasers introduced by the Company’s management to the Agent, the cash commission payable to the Agent shall be reduced to 4% of the gross proceeds from such subscribers and the number of Agent compensation warrants issuable shall be reduced to 4% of the number of Offered Shares sold to such president’s list members.

Whether or not the Offering is completed, reasonable offering costs, due diligence expenses, travel and other expenses including, but not limited to, the fees and disbursements of the Agent’s legal counsel plus disbursements and applicable taxes, shall be borne by the Company. Such expenses are to be paid to the Agent upon receipt of the Agent’s statement of expenses: (i) at Closing; or (ii) upon termination of the Offering.

The obligations of the Agent under the Engagement letter may be terminated prior to the completion of the Offering at the Agent’s discretion on the basis of its assessment of the state of the financial markets and at any time upon the occurrence of certain stated events and upon other conditions set out in the Engagement letter.

It is anticipated that the Company will enter into an agency agreement prior to the completion of the Offering which shall contain the foregoing provisions as well as other provisions customary for offerings such as the Offering.

The completion of the Offering is subject to the Company receiving approval to list its shares on the CSE and other regulatory approvals. All funds received will be held by the Agent in trust. If the Offering does not close for any reason, all subscription funds received by the Agent will be returned to the subscribers, without interest or deduction.

U.S. Securities Laws

Concurrently with the filing of the Prospectus, the Company is filing an offering statement on Form 1-A to qualify the Offered Shares with the SEC pursuant to Regulation A under the U.S. Securities Act.

Listing

The Company will apply to list the shares distributed under the Prospectus on the CSE. Listing will be subject to among other things the Company fulfilling all of the listing requirements of the CSE.

As of the date of this Prospectus, the Company does not have any of its securities listed or quoted, has not applied to list or quote any of its securities, and does not intend to apply to list or quote any of its securities, on the Toronto Stock Exchange, a U.S. national securities exchange, or a marketplace outside Canada and the United States of America.

The Company estimates that the total expenses of the Offering will be approximately $260,000 comprised of the estimated future IPO expenses of $195,000 and the balance of Agent’s legal fees of $65,000 and are payable by the Company; such amounts do not include the cash commission payable to the Agent.

Market Information

Prior to this Offering, there has been no public market for the Company’s shares. The initial public offering price was determined by negotiations between the Company and the representative of the Agent. In addition to prevailing market conditions, the factors considered in these negotiations included:

●	the history of, and prospects for, the Company and the industry in which we compete;

●	the Company’s past and present financial information;

●	an assessment of the Company’s management;

●	the Company’s past and present operations, and the prospects for, and timing of, the Company’s future revenue;

●	the present state of the Company’s development; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to the Company’s.

An active trading market for the Company’s shares may not develop, or if such a market develops, may not be sustained. It is also possible that after the Offering the shares will not trade in the public market at or above the initial public offering price.

The Company has applied to list its shares on the Canadian Securities Exchange under the symbol “***.”

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our amended and restated certificate of incorporation and amended and restated bylaws. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of this offering, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The Company is authorized to issue one class of stock. Immediately prior to the closing of this offering, we will file an amended and restated certificate of incorporation pursuant to which our authorized capital stock will consist of 40,000,000 shares of Common Stock, par value $0.00001 per share. There were 10,174,800 shares issued and outstanding as of September 30, 2019, which will increase to 12,074,800 shares outstanding as a result of the debenture conversion. We have reserved 4,100,000 shares of Common Stock for issuance pursuant to our 2017 Stock Plan, of which 3,505,000 shares will be issuable upon the exercise of outstanding grants.

Debenture Conversion

Our existing unsecured convertible debenture holders agreed that US$1,900,000 of debenture principal would automatically convert, without the payment of additional consideration, into 1,900,000 shares of Common Stock, effective prior to the closing of this offering.

Common Stock Voting

The holders of the Common Stock are entitled to one vote for each share held on all matters to be voted on by our stockholders. There is no cumulative voting, which means that the holders of a majority of our voting shares will be able to elect all of the directors then standing for election.

Dividends

The holders Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of our Certificate of Incorporation, as amended from time to time. The payment of dividends on the Common Stock will be a business decision to be made by our Board from time to time based upon results of our operations and our financial condition and any other factors that our Board considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Absence of Other Rights or Assessments

Holders of Common Stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of any preferred shares the Company may authorize and designate in the future.

Changes in Authorized Number

The number of authorized shares may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Delaware Anti-Takeover Statute

The Company may become subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Persons

In April 2017, in connection with a loan restructuring the Company issued a warrant to Telit Wireless Solutions, Inc., a Delaware corporation (“Telit”) for 490,000 shares of common stock, exercisable at an as adjusted price of US$0.00001 per share. In October 2017, Telit resold the warrant to three accredited investors, one of which was White Tiger Venture Group Ltd. (“White Tiger”), which purchased a warrant for 163,333 shares for US$24,499.95. White Tiger is an affiliate of Bill Espley, a director of the Company. White Tiger exercised the warrant for 163,333 shares of common stock in March 2019 for US$1.63.

Except as described above and except for employment arrangements and the grant of stock options which are described under “Executive Compensation,” since January 1, 2017, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds $50,000, and any of our directors, executive officers, holders of more than 10% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

We have entered into indemnification agreements with each of our directors and executive officers. In general, these indemnification agreements require the Company to indemnify a director to the fullest extent permitted by law against liabilities that may arise by reason of his service for the Company.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Tollefsen Business Law P.C.

EXPERTS

The financial statements of Direct Communication Solutions, Inc. as of and for the years ended December 31, 2018 and 2017, appearing in this Offering Circular have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Shares offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Shares, please see the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at www.sec.gov, the Commission’s Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

INDEX TO FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2018 and 2017

As of and for the Six Months Ended June 30, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

Direct Communication Solutions, Inc.

Opinion on the consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Direct Communication Solutions, Inc. (the “Company”), as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2018 and 2017, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Direct Communication Solutions, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

Vancouver, Canada	Chartered Professional Accountants

October , 2019

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION BALANCE SHEETS

(in U.S. Dollars)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash	$910,315	$116,411
Accounts receivable, net	3,166,843	1,177,147
Inventory, net	1,264,127	568,007
Prepaid expenses	13,386	22,129
Total current assets	5,354,671	1,883,694

Property and equipment, net	35,935	52,253
Intangible assets	254,233	-
Other assets	12,541	11,691
Total assets	$5,657,380	$1,947,638

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,764,858	$1,710,047
Accrued liabilities	531,680	249,324
Credit facility	963,484	552,251
Short-term debt	2,112,074	72,000
Customer deposits	39,950	29,929
Deferred revenue	52,715	30,056
Total current liabilities	7,464,761	2,643,607

Long-term debt	30,000	1,218,607
Total Liabilities	7,494,761	3,861,874

Stockholders’ deficit:
Common stock, no par value; 20,00,000 shares authorized; 9,608,000 shares issued and outstanding at December 31, 2018 and 2017	1	1
Additional paid-in capital	376,005	361,694
Accumulated deficit	(2,213,35)	(2,275,931)
Total stockholders’ deficit	(1,837,381)	(1,914,236)
Total liabilities and stockholders’ deficit	$5,657,380	$1,947,638

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION STATEMENTS OF OPERATIONS

(in U.S. Dollars)

	Years ended December 31,
	2018	2017
Revenues:
Products	$14,626,244	$8,271,562
Solutions and other services	1,330,111	540,112
Total revenues	15,956,355	8,811,674
Cost of revenues
Products	11,920,709	6,316,954
Solutions and other services	406,297	173,847
Total cost of revenues	12,327,006	6,490,801

Gross profit	3,629,349	2,320,873

Operating expenses:
Research and development	351,157	376,279
General and administrative	2,949,022	2,468,367
Total operating expenses	3,300,179	2,844,646

Income (Loss) from operations	329,170	(523,773)

Other income (expense):
Transaction costs (Note 4)	-	(1,067,888)
Interest expense	(266,626)	(283,838)
Net income (loss)	$62,544	$(1,875,499)

Net income (loss) per share:
Basic	$0.01	$(0.19)
Diluted	$0.00	$(0.19)

Weighted average number of shares:
Basic	9,608,000	9,777,315
Diluted	15,007,250	9,777,315

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in U.S. Dollars)

			Additional
	Common stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2016	9,800,000	$1	$236,659	$(1,600,422)	$(1,363,762)

Issuance of stock for Two Lions Technologies, Inc acquistion	2,808,000	-	1,123,200	-	1,123,200
Stock-based compensation expense	-	-	201,804	-	201,804
Issuance of warrants to placement agents in conjunction with convertible notes payable	-	-	31	-	31
Repurchase of common stock from officer	(3,000,000)		(1,200,000)	1,199,990	(10)
Net loss	-	-	-	(1,875,499)	(1,875,499)
Balance at December 31, 2017	9,608,000	1	361,694	(2,275,931)	(1,914,236)

Stock-based compensation expense	-	-	11,364	-	11,364
Issuance of warrants to placement agents in conjunction with convertible notes payable	-	-	2,947	-	2,947
Net loss	-	-		62,544	62,544
Balance at December 31, 2018	9,608,000	$1	$376,005	$(2,213,387)	$(1,837,381)

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION STATEMENTS OF CASH FLOWS

(in U.S. Dollars)

	Years ended December 31,
	2018	2017

Cash flows from operating activities:
Net loss	$62,544	$(1,875,499)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21,034	18,437
Amortization of loans payable discount	47,754	157,369
Stock-based compensation	11,364	201,804
Provision for bad debts	36,980	50,962
Provision for excess and obsolete inventory	120,768	(32,410)
Transaction costs	-	1,067,888
Changes in operating assets and liabilities:
Accounts receivable	(2,026,676)	(860,132)
Inventory	(816,888)	390,522
Prepaid expenses	8,743	(4,485)
Other assets	(850)	(2,878)
Accounts payable	2,054,811	948,145
Accrued liabilities	282,356	(121,384)
Customer deposits	10,021	(49,192)
Deferred revenue	22,659	10,891
Net cash provided by (used in) operating activities	(165,380)	(99,962)
Cash flows from investing activities:
Additions of intangible assets	(254,233)	-
Purchases of property and equipment	(4,716)	(34,712)
Net cash used in investing activities	(258,949)	(34,712)
Cash flows from financing activities:
Proceeds, net from issuance of notes payable	879,000	1,208,657
Payments on loans payable	(72,000)	(1,376,000)
Net borrowings (repayments) on credit facility	411,233	355,434
Repurchase of common stock	-	(10)
Net cash provided by (used in) financing activities	1,218,213	188,081

Net change in cash	793,904	53,407
Cash, beginning of year	116,411	63,004
Cash, end of year	$910,315	$116,411
Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest	$151,535	$89,441
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of shares in DCS Canada acquisition	$-	$1,123,200
Issuance of warrants to placement agents for notes payable financing	$2,947	$31
Inventory purchased by vendor financing	$-	$158,660

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Significant Accounting Policies

Direct Communication Solutions, Inc. (the “Company” or “DCS”) was incorporated in Florida on September 9, 2006. The Company is a provider of solutions for the Internet of Things (“IoT”), including monitoring-as-a-service (“MaaS”) solutions for the telematics market. The Company’s range of products includes GPS devices, modems, embedded modules, routers and mobile tracking machine-to-machine (“M2M”) devices, communications and applications software and cloud services.

The Company’s M2M products and solutions enable devices to communicate with each other and with server or cloud-based application infrastructures and include M2M embedded modules, integrated M2M communications devices and SaaS delivery platforms, including MiFleet, which provides fleet and vehicle SaaS telematics, MiSensors, which provides easy M2M device management and service enablement for wireless sensors and MiFailover which provides high-speed wireless internet failover to small and medium sized businesses as a redundancy solution to continue to run their business in the event the internet isn’t available.

On October 2, 2017, the Company completed its acquisition (the “Acquisition”) of Two Lions Technologies, a private Canadian company (“Two Lions”). Concurrently with the Acquisition, the Company issued convertible promissory notes for gross proceeds of $1,200,000 and changed the name of Two Lions to DCS Canada.

Domicile Change

In April 2017, the Company entered into a definitive merger and share exchange agreement pursuant to which the Company redomesticated from the State of Florida to the State of Delaware and the Florida Company ceased to exist (the “Reincorporation”). In connection with the Reincorporation, the holders of common stock received 98,000 shares of the Delaware Company in exchange for one share of the Florida Company.

The Reincorporation was effectuated by a definitive merger and share exchange agreement pursuant to which the Company shall change its domicile from the State of Florida to the State of Delaware and the Florida Company then shall cease to exist. The holders of common stock shall receive 98,000 shares of the Delaware Company in exchange for one share of the Florida Company. The warrant outstanding at the date of Reincorporation was adjusted based on the ratio of one for 98,000.

Basis of Presentation and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has recently incurred operating losses and as of December 31, 2018, had an accumulated deficit of $2,213,387. As of December 31, 2018, the Company had available cash totaling $910,315. The Company may finance its operations through a variety of ways, including the issuance of debt or sales of equity. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. If events or circumstances occur such that the Company does not meet its operating plan as expected, the Company may be required to reduce planned research and development activities, incur additional restructuring charges or reduce other operating expenses which may raise substantial doubt on its ability to achieve its intended business objectives. These additional reductions in expenditures, if required, could have an adverse impact on the Company’s ability to achieve certain of its business objectives during 2019.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities reported in the consolidated financial statements and accompanying notes. Accordingly, actual results could differ materially from those estimates. Significant estimates include allowance for doubtful accounts receivable, provision for excess and obsolete inventory, estimated useful lives of long-lived assets, valuation of stock options and warrants, fair value of loan payable and related loan discount, provision for warranty costs, and possible product returns.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At December 31, 2018 and 2017, there were no cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Trade and other accounts receivable are reported at face value less any provisions for uncollectible accounts considered necessary. Accounts receivable primarily includes trade receivables from customers. The Company provides an allowance for its accounts receivable for estimated losses that may result from its customers’ inability to pay. The Company determines the amount of the allowance by analyzing known uncollectible accounts, aged receivables, economic conditions, historical losses, and changes in customer payment cycles and the customers’ credit-worthiness. Amounts later determined and specifically identified to be uncollectible are charged or written off against this allowance. To minimize the likelihood of uncollectibility, the Company reviews its customers’ credit-worthiness periodically based on credit scores generated by independent credit reporting services, its experience with its customers, and the economic condition of its customers’ industries. Material differences may result in the amount and timing of expense for any period if the Company were to make different judgments or utilize different estimates. Accounts receivable is recorded net of a $94,468 and $57,488 allowance for doubtful accounts at December 31, 2018 and 2017, respectively.

Inventories and Provision for Excess and Obsolete Inventory

Inventories are stated at the lower of cost, (based on the weighted average cost method) or market. The Company reviews the components of its inventory and its inventory purchase commitments on a regular basis for excess and obsolete inventory based on estimated future usage and sales. Write-downs in inventory value or losses on inventory purchase commitments depend on various items, including factors related to customer demand, economic and competitive conditions, technological advances or new product introductions by the Company or its customers that vary from its current expectations. Whenever inventory is written down, a new cost basis is established and the inventory is not subsequently written up if market conditions improve.

The Company believes that, when made, the estimates used in calculating the inventory provision are reasonable and properly reflect the risk of excess and obsolete inventory. If customer demand for the Company’s inventory is substantially less than its estimates, inventory write-downs may be required, which could have a material adverse effect on its consolidated financial statements. Inventory is recorded net of a $356,781 and $236,013 provision for excess and obsolete inventory at December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment are initially stated at cost and depreciated using the straight-line method. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which ranges from three to five years. Leasehold improvements are depreciated over the shorter of the related remaining lease period or useful life.

Intangible Assets

Intangible assets consist of development costs for products to be sold or marketed to external users when technological feasibility is reached, and it is probable that the project will be completed.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

Fair Value of Financial Instruments

The accounting standard for fair value measurements provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non- recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company believes the carrying amounts of accounts receivable, accounts payable, accrued liabilities, credit facility, promissory note and customer deposits approximate fair value due to their short-term maturities.

The following table represents the Company’s assets that are measured at fair value as of December 31, 2018:

	Level 1	Level 2	Level 3	Total
Cash	$910,315	$—	$—	$910,315

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary, differences between the financial reporting and tax basis of assets and liabilities, as well as of operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for he the years in which those tax assets and liabilities are expected to be realized or settled. The Company records valuation allowances to reduce deferred tax assets to the amount eh Company believes is more likely than not to be realized.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2014-2017. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes their estimates are appropriate based on current facts and circumstances. Accordingly, as of December 31, 2018, the Company has no uncertain tax positions that qualify for recognition or disclosure in the accompanying consolidated financial statements.

In October 2017, the Company revoked its S Corporation tax status and became a C Corporation.

Revenue Recognition

The Company generates a portion of its revenue from the sale of wireless modems, routers and modules to wireless operators, OEM customers and value added resellers and distributors. In addition, the Company generates revenue from the sale of asset-management solutions utilizing wireless technology and M2M communication devices predominantly to transportation and industrial companies, medical device manufacturers and security system providers. Revenue from product sales is generally recognized upon the transfer of title of the product to the customer. Revenues from SaaS services are recognized pro-rata over the contract term. The Company records deferred revenue for cash payments received from customers in advance of when revenue recognition criteria are met.

The Company considers the four basic revenue recognition criteria when assessing appropriate revenue recognition as follows:

●	Persuasive evidence of an arrangement must exist;

●	Delivery has occurred;

●	The seller’s price to the buyer must be fixed or determinable; and

●	Collectability is reasonably assured.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company provides SaaS subscriptions for its fleet management and vehicle finance applications in which customers are provided with the ability to wirelessly communicate with monitoring devices installed in vehicles and other mobile assets via software applications hosted by either the Company or partner vendor. When the customer purchases the monitoring device, the Company recognizes the revenue at the time of purchase. The Company recognizes revenues from SaaS services over the term of the contract.

Shipping and Handling Costs

The Company incurs certain expenses related to preparing, packaging and shipping its products to its customers, mainly third-party transportation fees. All costs related to these activities are included as a component of cost of revenues in the statements of operations. All costs billed to the customer are included as revenues in the statements of operations.

Warranty Costs

The Company’s warranty policy generally provides one year for products following the date of purchase. As the Company receives a one year warranty from its vendors, the Company has little exposure to out-of-pocket warranty costs. Historically, the Company has incurred minimal warranty costs which are expensed when incurred. The Company has not accrued any warranty costs for the years ended December 31, 2018 and 2017.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expense in the accompanying consolidated financial statements.

Currency and Foreign Exchange

These consolidated financial statements are expressed in U.S. dollars as the Company’s operations are based only in the United States. Virtually all of the Company’s non-monetary or monetary assets and liabilities are in U.S. dollar currency. All revenues earned from customers outside the U.S. were denominated in U.S dollars.

Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based payment awards based on the estimated fair values of the awards as of the grant date. Stock option awards are accounted for based on the grant-date fair value estimated using the Black-Scholes option pricing model. Compensation expense is recognized over the service period using the straight line method.

Basic and Diluted Net Loss per Share of Common Stock

Basic net loss per share is computed by dividing the net loss by the weighted average number of shares that were outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to acquire common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the diluted net loss per share computation in loss periods as their effect would be anti-dilutive. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss position.

Comprehensive Loss

The Company has no items of comprehensive income or loss other than net loss.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB), which are adopted by the Company as of the specified date.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction Between Topic 808 and Topic 606. The amendments in this update provide guidance on how to assess whether certain transactions between collaborative arrangement participants should be accounted for within the revenue recognition standard. The amendments in this update are effective for interim and annual periods for the Company beginning on January 1, 2020, with early adoption permitted. The Company is in the process of evaluating the impact the standard will have on its consolidated financial statements.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The amendments in this update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The amendments in this update are effective for interim and annual periods for the Company beginning on January 1, 2020, with early adoption permitted. The amendments in this update may be applied either retrospectively or prospectively. The Company is evaluating the impact the standard will have on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of the disclosure requirements for fair value measurements. The ASU is effective for fiscal years and interim periods beginning after December 15, 2019. Amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty will be applied prospectively as of the beginning of the fiscal year of adoption with all other amendments being applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company is evaluating the impact of adopting this standard.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to include share-based payment transactions for acquiring goods and services from nonemployees. The ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact that the adoption of ASU No. 2018-07 will have on the Company’s consolidated financial position, results of operations or cash flows.

In February 2018, the FASB issued ASU No. 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, to allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act and improves the usefulness of information reported to financial statement users. The ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting, to provide clarity and reduce both the diversity in practice and cost of complexity when applying the guidance. Specifically, the ASU provides additional modification conditions in determining whether or not modification accounting should be applied. The ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU No. 2016-02 is aimed at making leasing activities more transparent and comparable, and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. ASU No. 2016-20 is effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU No. 2016-02 will have on its consolidated financial position, results of operations and cash flows which may result in an increase in assets and liabilities due to the recognition of the required right-of-use asset and corresponding liability for all lease obligations currently classified as operating leases. The Company’s leases are discussed in Note 8. The Company currently expects to record right-of-use assets and lease liabilities with regard to its leases in the consolidated balance sheets using the modified retrospective approach for fiscal years beginning after December 15, 2018.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition.  The new standard will require revenue recognized to represent the transfer of promised goods or services to customers in an amount that reflects the consideration in which a company expects to receive in exchange for those goods or services.  The standard also requires new, expanded disclosures regarding revenue recognition.  In August 2016, the FASB issued ASU 2016-14, Revenue from Contracts with Customers: Deferral of Effective Date. The standard defers the effective date of adoption of ASU 2014-09 to interim and annual reporting periods beginning after December 15, 2017, therefore we were required to adopt this standard effective January 1, 2018. The new standard did not materially affect our results of operations, financial position or cash flows.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), which amends Accounting Standards Codification (ASC) Subtopic 205-40 to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated and (6) require an assessment for a period of one year after the date that consolidated financial statements are issued. ASU 2014-15 is effective for fiscal years ending after December 15, 2017, and for annual periods and interim periods thereafter. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and disclosures.

2. Inventory

Inventory consists of the following:

	December 31,
	2018	2017
Components and raw materials	$1,176,133	$544,717
Assemblies	87,994	23,290
	$1,264,127	$568,007

3. Property and Equipment

Property and equipment consists of the following:

	December 31,
	2018	2017
Computer equipment and purchased software	$93,820	$89,104
Furniture and fixtures	24,727	24,727
Leasehold improvements	7,538	7,538
	126,085	121,369
Less—accumulated depreciation	(90,150)	(69,116)
	$35,935	$52,253

Depreciation expense was $21,034 and $18,437 for the years ended December 31, 2018 and 2017, respectively.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Intangible Asset

Intangible asset consists of development costs for the design and construction of the Company’s Brewsee® keg management and monitoring system.

	December 31,
	2018	2017
Development costs	$254,233	$-

5. Acquisition of Two Lions Technologies

On October 2, 2017, the Company acquired all of the issued and outstanding shares of Two Lions in exchange for an aggregate of 2,808,000 common shares of the Company (the “Acquisition”). The Acquisition did not qualify as a business combination under Accounting Standards Codification (“ASC”) 805 Business Combinations.

The cost of an acquisition should be based on the fair value of consideration given, except when the fair value of the consideration given is not clear. The consideration of the acquisition is $1,073,200 calculated as $1,123,200 of common shares less forgiveness of $50,000 of debt. The total purchase price has been allocated as follows:

Prepaid expenses and advances	$7,663
Accounts payable and accrued liabilities	(2,351)
Transaction costs	1,067,888
Purchase price	$1,073,200

6. Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2018	2017
Inventory in-transit	$240,277	$-
Payroll related expenses	61,232	74,097
Accrued interest	104,986	37,702
Other	125,185	137,525
	$531,680	$249,324

7. Credit Facility

In August 2015, the Company entered into an agreement with Sterling National Bank. Under the credit facility, the Company is obligated to assign all its accounts receivable and the Company may request advances up to 85% of eligible accounts. Interest is payable monthly at a rate of (i) prime rate plus 2.00%. In addition, there is a commission fee equal to 0.35% of the gross amount of each accounts receivable assigned. The credit facility was secured by a lien on substantially all the assets of the Company and a personal guaranty by the Company’s Chief Executive Officer.

In January 2018, the Company terminated its credit facility with Sterling National Bank and entered into a two-year agreement with Gibraltar Capital. Under the Gibraltar Capital credit facility, the Company is obligated to assign all its accounts receivable and the Company may request advances up to 90% of eligible accounts up to $1,000,000 outstanding. Interest is payable monthly at a rate of (i) prime rate plus 3.00%. In addition, there is a monthly collateral/management fee equal to 0.50% of the average daily obligations per month.

At December 31, 2018 and 2017, the outstanding balance on the credit facility was $963,484 and $552,251, respectively.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Debt

Loan Payable

In December 2015, the Company entered into a debt repayment agreement (the “Loan Agreement”) with one of the Company’s major suppliers for invoices totaling $1,859,000 (the “Principal”). The agreement bears interest at a rate of 5.00% per annum, payable monthly. Commencing March 2017, the Company is to make twelve monthly payments of $50,000 each followed by twelve monthly payments of $75,000 each and remaining subsequent monthly payments of $100,000 each until the Principal is paid. The Loan Agreement is guaranteed by the Chief Executive Officer and is secured by a pledge of his stock owned in the Company. During the term of the Loan Agreement, the Company cannot take certain actions including the issuance of additional stock or sell the Company without consent. At December 31, 2018 and 2017, the outstanding balance on the Loan Payable was $75,000.

In conjunction with the Loan Agreement, the Company issued a warrant to purchase 490,000 shares of common stock. The warrant is exercisable at $0.00001 per share and expires December 10, 2022. The warrant is classified as equity and included in additional paid-in capital. The fair value of the warrant was initially measured at $253,095 using the Black-Scholes valuation model and the following assumptions: fair value of common stock of $0.52, exercise price of $0.00001 per share, estimated volatility of 50%, risk-free interest rate of 2.03%, no dividend yield and a contractual life of 7 years.

Following the guidance in ASC 470, Debt, the Company allocated the proceeds based on the relative fair value of the loan and warrant. This resulted in $236,659 being recorded as a debt discount. The accretion of the discount is recognized as interest expense over the term of the loan using the effective interest rate method. Interest expense for the years ended December 31, 2017 and 2016 was $142,388 and $89,288, respectively. The unamortized portion of the debt discount was $0 and $142,388 at December 31, 2017 and 2016, respectively.

Convertible Promissory Notes

In conjunction with the acquisition, the Company can sell and issue up to $3,000,000 of convertible promissory notes pursuant to a subscription agreement. At December 31, 2018 and 2017, the Company had issued convertible promissory notes totaling $2,100,000 and $1,200,000. The notes accrue interest at a rate of 10% per annum and is payable semi-annually unless the holder elects to defer payment. All unpaid principal and accrued interest is due October 2, 2019. The holder of the note at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of $1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable.

The Company incurred capitalized debt issuance costs of $23,947 and $41,373 in connection with the notes in 2018 and 2017, respectively. Debt issuance costs are amortized to interest expense over the life of the notes. As of December 31, 2018, and 2017, the net carrying value of unamortized debt issuance costs was $30,647 and $36,206 which is included in Long-term debt in the Consolidated Balance Sheet. The Company’s debt issuance cost amortization was $29,506 and $5,168 in 2018 and 2017, respectively.

Inventory Financing

In May 2017, the Company purchased $158,660 of inventory by agreeing to financing from the vendor of monthly payments of $6,000 over 36 months totaling $216,000. The Company recorded the $57,340 difference between the payments and the value of the inventory as a discount to the financing and is amortizing the discount using the effective interest rate method over the 36-month period. Interest expense recognized associated with the discount and the unamortized portion of the discount for the years ended December 31, 2018 and 2017 was $18,248 and $9,813, respectively. The unamortized portion of the discount at December 31, 2018 and 2017 was $29,279 and $47,527.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Commitments

Operating Leases

The Company leases office space in San Diego, California and Tulsa, Oklahoma under non-cancelable operating leases that expires October 2021 and February 20121. Future minimum lease payments under the lease agreement as of December 31, 2018 are as follows:

Years ending December 31:
2019	$147,814
2020	151,799
2021	122,285
$421,898

Rent expense for the years ended December 31, 2018 and 2017 was $137,932 and $109,695, respectively.

10. Common Stock and Common Stock Warrants

Common Stock

Holders of common stock are entitled to one vote for each share held. The Company has not declared any dividends since incorporation.

In connection with the domicile change, the holders of common stock received 98,000 shares of common stock of the Delaware Company in exchange for one share of the Florida Company (Note 1)

Repurchase of Common Stock

In October 2017, the Company repurchased and cancelled 3,000,000 common shares from an officer of the Company. The total cost was $10.

Warrants

In conjunction with a Loan Agreement (Note 7), the Company issued a warrant to purchase 490,000 shares of common stock. The warrant is exercisable at $0.00001 per share and expires December 10, 2022.

In conjunction with the convertible promissory notes (Note 7), the placement agents received warrants to purchase common stock totaling 21,000 and 38,250 shares in December 31, 2018 and 2017, respectively. The warrants have an exercise price of $1.00 and they expire on October 2, 2019. The Company determined the fair value of the warrants to be $2,947 and $31 in 2018 and 2017 using the Black-Scholes valuation model and the following assumptions:

	2018	2017
Fair value of common stock	$0.40	$0.40
Exercise price	$1.00	$1.00
Volatility	27%	27%
Risk-free interest rate	2.28% - 2.56%	1.49%
Contractual life, years	1.05 -1.33	2.00

11. Stock Options

In October 2017, the Company’s board of directors and stockholders approved the 2017 Stock Plan (2017 Plan) under which 3,500,000 shares of common stock are reserved for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and performance awards to employees, directors and consultants. Recipients of stock option awards are eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than the estimated fair market value of such stock on the date of grant. The maximum term of awards granted under the 2017 Plan is ten years. Stock awards are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement. Unvested shares of the Company’s common stock issued in connection with an early exercise allowed by the Company may be repurchased by the Company upon termination of the optionee’s service with the Company.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes stock option transactions under the 2017 Plan:

	Number of shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Remaining Contractual Life (in years)
Outstanding at December 31, 2016	--
Options granted	3,000,000	$0.47
Options forfeited	(250,000)	$0.47
Options exercised	--
Outstanding at December 31, 2017	2,750,000
Options granted	--
Options forfeited	--
Outstanding at December 31, 2018	2,750,000	$0.47	$0	8.76
Vested and Exercisable at December 31, 2018	2,395,833	$0.47	$0	8.76

At December 31, 2018, the Company had outstanding and exercisable stock options as follows:

	Outstanding Options		Exercisable Options
Exercise Price	Number shares	Weighted Average Life (in years)	Number shares	Weighted Average Life (in years)

$0.47	2,750,000	8.76	2,395,833	8.76

The Company uses a Black-Scholes option valuation model to determine the fair value of stock-based compensation under ASC Topic 718, Stock Compensation. The expected volatility is based on the historical volatility of a peer group of publicly-traded companies. The risk-free interest rate is based on the yield on the measurement date of a zero-coupon U.S. Treasury bond whose maturity period approximately equals the option’s expected term. The expected life represents the time the options granted are expected to be outstanding. Forfeitures are estimated at the time of grant and adjusted, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following are the assumptions used in the Black-Scholes option valuation model for option grants in 2017:

Year Ended December 31, 2017
Fair value of common stock	$0.40
Expected term (years)	5.00-6.08
Risk-free interest rate	1.94%-2.06%
Expected volatility	27.01%
Dividend yield	0.00%

Stock-based non-employee compensation is recognized over the vesting period. The value of options granted to non-employees is periodically re-measured as they vest over a performance period, in accordance with ASC 718.

12. Segment Information

Operating segments are defined as components of an enterprise (business activity from which it earns revenue and incurs expenses) for which discrete financial information is available and regularly reviewed by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker (CODM) is its Chief Executive Officer. The Company views its operations and manages its business as a single operating and reporting segment. All assets of the Company were held in the U.S. for the years ended December 31, 2018 and 2017.

Although all operations are based in the U.S., the Company generated a portion of its revenue from customers outside of the U.S. Information about the Company’s revenue from different geographic regions for the years ended December 31, 2018 and 2017 is as follows:

	2018		2017
United States	$14,348,994	89.9%	$7,821,786	88.8%
China	625,719	3.9%	237,489	2.7%
Canada	460,388	2.9%	580,560	6.6%
Other combined	521,254	3.3%	171,839	2.0%
Total revenues	$15,956,355	100.0%	$8,811,674	100.0%

All of the Company’s significant identifiable assets were located in the United States as of December 31, 2018 and 2017.

13. Concentrations of Risk

The Company derived revenue from one customer totaling 20% of the Company’s total revenue in 2018. No customer provided 10% or more of the Company’s total revenue for in 2017. At December 31, 2018 and 2017, two customers and one customer accounted for 52% and 14% of total accounts receivable, respectively.

The Company has concentrations in the purchases with its suppliers. In December 2018 and 2017, two suppliers accounted for 98% and 95% of total purchases, respectively.

14. Income Taxes

In connection with the Acquisition the Company converted from an S Corporation to a C Corporation in October 2017 for income taxes.

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2018	2017
Net Income (Loss) before Tax	$62,544	$(1,875,499)

Expected income tax recovery	13,134	(656,425)
Change in statutory, foreign tax, foreign exchange rates and other	1,275	383,645
Permanent differences	9,968	230,187
Expiry of non-capital losses	(16,690)	49,643
Changes in unrecognized deductible temporary differences	(6,887)	(5,450)
Total income tax expense (recovery)	$800	$1,600

The significant components of the Company’s deferred tax assets that have not been included on the consolidated statement of financial position are as follows:

	2018	2017
Deferred Tax Assets (Liabilities)
Allowance for Bad Debts	$27,613	$15,824
Inventory Reserves	104,289	68,988
Accured Vacation	16,956	14,366
Sec. 263A Unicap	25,560	10,550
Fixed Asset Basis Difference incl. Depreciation	(1,418)	(1,878)
State Income Taxes - CA mandatory lag method	973	336
Capitalized R & D	(74,313)	-
Non-Qualified Stock Options - GAAP	430	430
Non-Capital losses available for future period	18,259	41,446
	118,349	150,062
Unrecognized deferred tax assets	(118,349)	(150,062)
Net Deferred Tax Assets (Liabilities)	$-	$-

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2018	Expiry Date Range	2017	Expiry Date Range
Temporary Differences
Allowance for Bad Debts	$94,467	No expiry date	$54,135	No expiry date
Inventory Reserves	356,781	No expiry date	236,013	No expiry date
Accrued Vacation	58,006	No expiry date	49,146	No expiry date
Sec. 263A Unicap	87,444	No expiry date	36,092	No expiry date
Fixed Asset Basis Difference incl. Depreciation	(4,997)	No expiry date	(6,722)	No expiry date
State Income Taxes - CA mandatory lag method	3,329	No expiry date	1,600	No expiry date
Capitalized R & D	(254,232)	No expiry date	-	No expiry date
Non-Qualified Stock Options - GAAP	1,471	No expiry date	1,471	No expiry date
Non-Capital losses available for future period	62,362	2037	141,836	2037

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15. Subsequent Events

The Company evaluated subsequent events through October 9, 2019, which is the date the consolidated financial statements are available for issuance.

Sale of modular distribution agreement and associated assets

In January 2019, the Company sold its Telit modular distribution agreement and associated assets as the Company has made strategic changes in its business model to focus on IoT solutions. The Company will receive $250,000 cash plus 6% of net sales of Telit products through December 31, 2019.

Exercise of warrants

In March 2019, 490,000 warrants were exercised for proceeds of $5.

In September 2019, 16,800 warrants were exercised for proceeds of $16,800

On October 2, 2019, the remaining 42,450 warrants outstanding were forfeited.

Amendment to Articles of Incorporation

In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the Articles of Incorporation: (a) increase in the number of authorized shares of common stock from 20,000,000 to 40,000,000 and (b) changes necessary for a contemplated listing on the Canadian Securities Exchange (“CSE”).

Amendment to 2017 Stock Plan

In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the 2017 Stock Plan: (a) increase in the number of authorized shares for issuance to 4,100,000 and (b) add an annual evergreen provision that will adjust the number of authorized shares reserved for issuance to an amount equal to 29.99% of the Company’s issued common stock.

Amendment to convertible promissory notes

In June 2019, holders of convertible promissory notes totaling $2,000,000 agreed to amend their notes. The amendment provides that upon getting a conditional approval letter for the listing of the common stock of the Company through CSE, all unpaid principal will be automatically converted into common stock of the Company at a conversion rate of $1.00 per share. In addition, the holder will receive 50% of all interest that would have been payable from the date of the approval letter until October 2, 2019.

In September 2019, holders of convertible debentures totaling $1,900,000 agreed to extend the maturity date from October 2, 2019 to November 22, 2019.

On October 2, 2019, the Company paid $200,000 of principal to the holders of convertible debentures who did not elect to extend the maturity date.

Sale of common stock

In July 2019, the Company sold 60,000 shares of common stock in a private offering for proceeds of $75,000.

Facilities lease agreement

In June 2019, the Company entered into a lease agreement for approximately 3,232 square feet in San Diego, California for office and other related uses. The term of the lease is 29 months commencing July 1, 2019. The base rent is $5,818 per month with 3% increases effective December 1, 2019 and 2020.

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION BALANCE SHEETS

(in U.S. Dollars)

	June 30, 2019 (unaudited)	December 31, 2018
ASSETS
Current assets:
Cash	$874,760	$910,315
Accounts receivable, net	1,662,376	3,166,843
Inventory, net	1,155,521	1,264,127
Prepaid expenses	71,854	13,386
Total current assets	3,764,511	5,354,671

Property and equipment, net	33,693	35,935
Intangible asset	520,137	254,233
Security deposits	12,541	12,541
Right-of-use asset	287,731	-
Total assets	$4,618,613	$5,657,380

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,282,199	$3,764,858
Accrued liabilities	392,986	531,680
Credit facility	774,366	963,484
Short-term debt	2,136,274	2,112,074
Customer deposits	22,328	39,950
Deferred revenue	67,138	52,715
Total current liabilities	6,675,291	7,464,761

Lease liability	295,158	-
Long-term debt	-	30,000
Total liabilities	6,970,449	7,494,761
Stockholders' deficit:
Common stock, no par value; 20,000,000 shares authorized; 10,098,000 shares issued and outstanding at December 31, 2018 and 2017	1	1
Additional paid-in capital	381,692	376,005
Accumulated deficit	(2,733,529)	(2,213,387)
Total stockholders’ deficit	(2,351,836)	(1,837,381)
Total liabilities and stockholders’ deficit	$4,618,613	$5,657,380

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION STATEMENTS OF OPERATIONS

(in U.S. Dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues:
Products	$3,635,909	$3,488,965	$6,110,535	$6,044,903
Solutions and other services	535,905	271,012	1,084,011	548,192
Total revenues	4,171,814	3,759,977	7,194,546	6,593,095
Cost of revenues
Products	2,963,309	2,675,360	4,987,697	4,751,392
Solutions and other services	95,730	79,779	189,882	174,828
Total cost of revenues	3,059,039	2,755,139	5,177,579	4,926,220
Gross profit	1,112,775	1,004,838	2,016,967	1,666,875

Operating expenses:
Research and development	161,466	105,339	323,288	213,879
General and administrative	1,021,764	643,780	2,018,566	1,265,271
Total operating expenses	1,183,230	749,119	2,341,854	1,479,150
Income (Loss) from operations	(70,455)	255,719	(324,887)	187,725

Other expense:
Interest expense	(96,284)	(52,183)	(195,255)	(103,672)
Net loss	$(166,739)	$203,536	$(520,142)	$84,053

Net loss per share:
Basic	$(0.02)	$0.02	$(0.05)	$0.01
Diluted	$(0.02)	$0.01	$(0.05)	$0.01

Weighted average number of shares:
Basic	10,098,000	9,608,000	9,884,133	9,608,000
Diluted	10,098,000	14,222,734	9,884,133	14,154,869

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in U.S. Dollars)

(unaudited)

	Common stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2017	9,608,000	1	361,694	(2,275,931)	(1,914,236)

Stock-based compensation expense	-	-	2,841	-	2,841
Net income (loss)	-	-	-	(119,483)	(119,483)
Balance at March 31, 2018	9,608,000	$1	$364,535	$(2,395,414)	$(2,030,878)

Stock-based compensation expense	-	-	2,841	-	2,841
Issuance of warrants to placement agents in conjunction with convertible notes payable	-	-	2,039	-	2,039
Net income (loss)	-	-	-	203,536	203,536
Balance at June 30, 2018	9,608,000	$1	$369,415	$(2,191,878)	$(1,822,462)

Stock-based compensation expense	-	-	5,682	-	5,682
Issuance of warrants to placement agents in conjunction with convertible notes payable	-	-	908	-	908
Net income (loss)	-	-	-	(21,509)	(21,509)
Balance at December 31, 2018	9,608,000	$1	$376,005	$(2,213,387)	$(1,837,381)

Stock-based compensation expense	-	-	2,841	-	2,841
Exercise of warrants	490,000	-	5	-	5
Net income (loss)	-	-	-	(353,403)	(353,403)
Balance at March 31, 2019	10,098,000	$1	$378,851	$(2,566,790)	$(2,187,938)

Stock-based compensation expense	-	-	2,841	-	2,841
Exercise of warrants	-	-	-	-	-
Net income (loss)	-	-	-	(166,739)	(166,739)
Balance at June 30, 2019	10,098,000	$1	$381,692	$(2,733,529)	$(2,351,836)

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

CONSOLIDATION STATEMENTS OF CASH FLOWS

(in U.S. Dollars)

(unaudited)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(520,142)	$84,053
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and accretion	17,045	10,507
Amortization of loans payable discount	30,200	19,852
Stock-based compensation	5,682	5,682
Provision for bad debts	9,674	11,315
Provision for excess and obsolete inventory	70,647	63,384
Changes in operating assets and liabilities:
Accounts receivable	1,437,735	(591,931)
Inventory	37,959	(104,217)
Prepaid expenses	(58,468)	1,669
Other assets	-	(850)
Accounts payable	(425,601)	56,303
Accrued liabilities	(138,694)	80,035
Customer deposits	(17,622)	(8,348)
Deferred revenue	14,423	(3,081)
Net cash provided by (used in) operating activities	462,838	(375,627)

Cash flows from investing activities:
Additions of intangible assets	(265,904)	-
Purchases of property and equipment	(7,376)	-
Net cash used in investing activities	(273,280)	-

Cash flows from financing activities:
Proceeds, net from issuance of notes payable	-	386,000
Payments on loans payable	(36,000)	(36,000)
Net borrowings (repayments) on credit facility	(189,118)	338,468
Exercise of warrants	5	-
Net cash provided by (used in) financing activities	(225,113)	688,468

Net change in cash	(35,555)	312,841
Cash, beginning of year	910,315	116,411
Cash, end of year	$874,760	$429,252

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$114,771	$96,696
Income taxes	$-	$-

See accompanying notes to financial statements

DIRECT COMMUNICATION SOLUTIONS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Significant Accounting Policies

Direct Communication Solutions, Inc. (the “Company” or “DCS”) was incorporated in Florida on September 9, 2006. The Company is a provider of solutions for the Internet of Things (“IoT”), including monitoring-as-a-service (“MaaS”) solutions for the telematics market. The Company’s range of products includes GPS devices, modems, embedded modules, routers and mobile tracking machine-to-machine (“M2M”) devices, communications and applications software and cloud services.

The Company’s M2M products and solutions enable devices to communicate with each other and with server or cloud-based application infrastructures and include M2M embedded modules, integrated M2M communications devices and SaaS delivery platforms, including MiFleet, which provides fleet and vehicle SaaS telematics, MiSensors, which provides easy M2M device management and service enablement for wireless sensors and MiFailover which provides high-speed wireless internet failover to small and medium sized businesses as a redundancy solution to continue to run their business in the event the internet is not available.

On October 2, 2017, the Company completed its acquisition (the “Acquisition”) of Two Lions Technologies, a private Canadian company (“Two Lions”). Concurrently with the Acquisition, the Company issued convertible promissory notes for gross proceeds of $1,200,000 and changed the name of Two Lions to DCS Canada.

Domicile Change

In April 2017, the Company entered into a definitive merger and share exchange agreement pursuant to which the Company redomesticated from the State of Florida to the State of Delaware and the Florida Company ceased to exist (the “Reincorporation”). In connection with the Reincorporation, the holders of common stock received 98,000 shares of the Delaware Company in exchange for one share of the Florida Company.

The Reincorporation was effectuated by a definitive merger and share exchange agreement pursuant to which the Company shall change its domicile from the State of Florida to the State of Delaware and the Florida Company then shall cease to exist. The holders of common stock shall receive 98,000 shares of the Delaware Company in exchange for one share of the Florida Company. The warrant outstanding at the date of Reincorporation was adjusted based on the ratio of one for 98,000.

Basis of Presentation and Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has recently incurred operating losses and as of June 30, 2019, had an accumulated deficit of $2,733,529. As of June 30, 2019, the Company had available cash totaling $874,760. The Company may finance its operations through a variety of ways, including the issuance of debt or sales of equity. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. If events or circumstances occur such that the Company does not meet its operating plan as expected, the Company may be required to reduce planned research and development activities, incur additional restructuring charges or reduce other operating expenses which may raise substantial doubt on its ability to achieve its intended business objectives. These additional reductions in expenditures, if required, could have an adverse impact on the Company’s ability to achieve certain of its business objectives during 2019.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities reported in the consolidated financial statements and accompanying notes. Accordingly, actual results could differ materially from those estimates. Significant estimates include allowance for doubtful accounts receivable, provision for excess and obsolete inventory, estimated useful lives of long-lived assets, valuation of stock options and warrants, fair value of loan payable and related loan discount, provision for warranty costs, and possible product returns.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At June 30, 2019 and December 31, 2018, there were no cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Trade and other accounts receivable are reported at face value less any provisions for uncollectible accounts considered necessary. Accounts receivable primarily includes trade receivables from customers. The Company provides an allowance for its accounts receivable for estimated losses that may result from its customers’ inability to pay. The Company determines the amount of the allowance by analyzing known uncollectible accounts, aged receivables, economic conditions, historical losses, and changes in customer payment cycles and the customers’ credit-worthiness. Amounts later determined and specifically identified to be uncollectible are charged or written off against this allowance. To minimize the likelihood of uncollectibility, the Company reviews its customers’ credit-worthiness periodically based on credit scores generated by independent credit reporting services, its experience with its customers, and the economic condition of its customers’ industries. Material differences may result in the amount and timing of expense for any period if the Company were to make different judgments or utilize different estimates. Accounts receivable is recorded net of a $104,142 and $94,468 allowance for doubtful accounts at June 30, 2019 and December 31, 2018, respectively.

Inventories and Provision for Excess and Obsolete Inventory

Inventories are stated at the lower of cost, (based on the weighted average cost method) or market. The Company reviews the components of its inventory and its inventory purchase commitments on a regular basis for excess and obsolete inventory based on estimated future usage and sales. Write-downs in inventory value or losses on inventory purchase commitments depend on various items, including factors related to customer demand, economic and competitive conditions, technological advances or new product introductions by the Company or its customers that vary from its current expectations. Whenever inventory is written down, a new cost basis is established and the inventory is not subsequently written up if market conditions improve.

The Company believes that, when made, the estimates used in calculating the inventory provision are reasonable and properly reflect the risk of excess and obsolete inventory. If customer demand for the Company’s inventory is substantially less than its estimates, inventory write-downs may be required, which could have a material adverse effect on its consolidated financial statements. Inventory is recorded net of a $267,986 and $356,781 provision for excess and obsolete inventory at June 30, 2019 and December 31, 2018, respectively.

Property and Equipment

Property and equipment are initially stated at cost and depreciated using the straight-line method. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which ranges from three to five years. Leasehold improvements are depreciated over the shorter of the related remaining lease period or useful life.

Intangible Assets

Intangible assets consist of development costs for products to be sold or marketed to external users when technological feasibility is reached and it is probable that the project will be completed.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

Fair Value of Financial Instruments

The accounting standard for fair value measurements provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non- recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The Company believes the carrying amounts of accounts receivable, accounts payable, accrued liabilities, credit facility, promissory note and customer deposits approximate fair value due to their short-term maturities.

The following table represents the Company’s assets that are measured at fair value as of June 30, 2019:

	Level 1	Level 2	Level 3	Total
Cash	$874,760	$—	$—	$874,760

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary, differences between the financial reporting and tax basis of assets and liabilities, as well as of operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for he the years in which those tax assets and liabilities are expected to be realized or settled. The Company records valuation allowances to reduce deferred tax assets to the amount eh Company believes is more likely than not to be realized.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2014-2017. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes their estimates are appropriate based on current facts and circumstances. Accordingly, as of June 30, 2019, the Company has no uncertain tax positions that qualify for recognition or disclosure in the accompanying consolidated financial statements.

In October 2017, the Company revoked its S Corporation tax status and became a C Corporation.

Revenue Recognition

The Company generates a portion of its revenue from the sale of wireless modems, routers and modules to wireless operators, OEM customers and value added resellers and distributors. In addition, the Company generates revenue from the sale of asset-management solutions utilizing wireless technology and M2M communication devices predominantly to transportation and industrial companies, medical device manufacturers and security system providers. Revenue from product sales is generally recognized upon the transfer of title of the product to the customer. Revenues from SaaS services are recognized pro-rata over the contract term. The Company records deferred revenue for cash payments received from customers in advance of when revenue recognition criteria are met.

The Company considers the four basic revenue recognition criteria when assessing appropriate revenue recognition as follows:

●	Persuasive evidence of an arrangement must exist;

●	Delivery has occurred;

●	The seller’s price to the buyer must be fixed or determinable; and

●	Collectability is reasonably assured.

The Company provides SaaS subscriptions for its fleet management and vehicle finance applications in which customers are provided with the ability to wirelessly communicate with monitoring devices installed in vehicles and other mobile assets via software applications hosted by either the Company or partner vendor. When the customer purchases the monitoring device, the Company recognizes the revenue at the time of purchase. The Company recognizes revenues from SaaS services over the term of the contract.

Shipping and Handling Costs

The Company incurs certain expenses related to preparing, packaging and shipping its products to its customers, mainly third-party transportation fees. All costs related to these activities are included as a component of cost of revenues in the statements of operations. All costs billed to the customer are included as revenues in the statements of operations.

Warranty Costs

The Company’s warranty policy generally provides one year for products following the date of purchase. As the Company receives a one year warranty from its vendors, the Company has little exposure to out-of-pocket warranty costs. Historically, the Company has incurred minimal warranty costs which are expensed when incurred. The Company has not accrued any warranty costs for the three and six months ended June 30, 2019 and 2018.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expense in the accompanying consolidated financial statements.

Currency and Foreign Exchange

These consolidated financial statements are expressed in U.S. dollars as the Company’s operations are based only in the United States. Virtually all of the Company’s non-monetary or monetary assets and liabilities are in U.S. dollar currency. All revenues earned from customers outside the U.S. were denominated in U.S dollars.

Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based payment awards based on the estimated fair values of the awards as of the grant date. Stock option awards are accounted for based on the grant-date fair value estimated using the Black-Scholes option pricing model. Compensation expense is recognized over the service period using the straight line method.

Basic and Diluted Net Loss per Share of Common Stock

Basic net loss per share is computed by dividing the net loss by the weighted average number of shares that were outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to acquire common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the diluted net loss per share computation in loss periods as their effect would be anti-dilutive.

Comprehensive Loss

The Company has no items of comprehensive income or loss other than net loss.

Recent Accounting Pronouncements

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction Between Topic 808 and Topic 606. The amendments in this update provide guidance on how to assess whether certain transactions between collaborative arrangement participants should be accounted for within the revenue recognition standard. The amendments in this update are effective for interim and annual periods for the Company beginning on January 1, 2020, with early adoption permitted. The Company is in the process of evaluating the impact the standard will have on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The amendments in this update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The amendments in this update are effective for interim and annual periods for the Company beginning on January 1, 2020, with early adoption permitted. The amendments in this update may be applied either retrospectively or prospectively. The Company is evaluating the impact the standard will have on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of the disclosure requirements for fair value measurements. The ASU is effective for fiscal years and interim periods beginning after December 15, 2019. Amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty will be applied prospectively as of the beginning of the fiscal year of adoption with all other amendments being applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company is evaluating the impact of adopting this standard.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU No. 2016-02 (codified as ASC 842) is aimed at making leasing activities more transparent and comparable, and requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. ASU No. 2016-20 is effective for financial statements issued for fiscal years beginning after December 15, 2018 for public companies and December 15, 2019 for all other entities, and interim periods within those fiscal years. Early adoption is permitted. The Company adopted this ASU on January 1, 2019 using the simplified transition approach. In addition, the Company elected the package of practical expedients permitted under the transition guidance.

Adoption of ASC 842 on January 1, 2019 resulted in the recording of additional lease assets and lease liabilities of $345,275. The standard did not impact the Company’s consolidated statements of operations and cash flows. Additionally, the Company did not record a cumulative effect adjustment to opening retained earnings. See Note 9, Leases for additional details.

2. Inventory

Inventory consists of the following:

	June 30, 2019	December 31 2018
	(Unaudited)
Components and raw materials	$1,013,541	$1,176,133
Assemblies	141,980	87,994
	$1,155,521	$1,264,127

3. Property and Equipment

Property and equipment consists of the following:

	June 30, 2019	December 31 2018
	(Unaudited)
Computer equipment and purchased software	$101,196	$93,820
Furniture and fixtures	24,727	24,727
Leasehold improvements	7,538	7,538
	133,461	126,085
Less—accumulated depreciation	(99,768)	(90,150)
	$33,693	$35,935

Depreciation expense was $9,618 and $10,507 for the six months ended June 30, 2019 and 2018, respectively.

4. Intangible Asset

Intangible asset consists of development costs for the design and construction of the Company’s Brewsee® keg management and monitoring system.

	June 30, 2019	December 31, 2018
	(Unaudited)
Development costs	$520,137	$254,233

5. Sale of Modular Distribution Agreement and Associated Assets

In January 2019, the Company sold its Telit modular distribution agreement and associated assets as the Company has made changes to focus on IoT solutions. The Company will receive $250,000 cash based on certain milestones plus 6% of net sales of Telit products (“Royalty”) through December 31, 2019. For the six months ended June 30, 2019, the Company has recorded $250,000 products revenue associated with the sale of the inventory and $82,593 Royalty in solutions and other services revenue. Inventory sold totaling $144,656 is recorded in products cost of revenues.

6. Accrued Liabilities

Accrued liabilities consist of the following:

	June 30, 2019	December 31, 2018
	(Unaudited)
Inventory in-transit	$-	$240,277
Payroll related expenses	235,243	61,232
Accrued interest	131,828	104,986
Other	25,915	125,185
	$392,986	$531,680

7. Credit Facility

In January 2018, the Company entered into a two-year agreement with Gibraltar Capital. Under the Gibraltar Capital credit facility, the Company is obligated to assign all its accounts receivable and the Company may request advances up to 90% of eligible accounts up to $1,000,000 outstanding. Interest is payable monthly at a rate of (i) prime rate plus 3.00%. In addition, there is a monthly collateral/management fee equal to 0.50% of the average daily obligations per month.

At June 30, 2019 and December 31,2018, the outstanding balance on the credit facility was $774,366 and $963,484, respectively.

8. Debt

Loan Payable

In December 2015, the Company entered into a debt repayment agreement (the “Loan Agreement”) with one of the Company’s major suppliers for invoices totaling $1,859,000 (the “Principal”). The agreement bears interest at a rate of 5.00% per annum, payable monthly. Commencing March 2017, the Company is to make twelve monthly payments of $50,000 each followed by twelve monthly payments of $75,000 each and remaining subsequent monthly payments of $100,000 each until the Principal is paid. The Loan Agreement is guaranteed by the Chief Executive Officer and is secured by a pledge of his stock owned in the Company. During the term of the Loan Agreement, the Company cannot take certain actions including the issuance of additional stock or sell the Company without consent. At June 30, 2019 and December 31, 2018, the outstanding balance on the Loan Payable was $75,000.

Convertible Promissory Notes

In conjunction with the acquisition, the Company issued convertible promissory notes pursuant to a subscription agreement. At June 30, 2019 and December 31, 2018, the Company had convertible promissory notes totaling $2,100,000 outstanding. The notes accrue interest at a rate of 10% per annum and is payable semi-annually unless the holder elects to defer payment. All unpaid principal and accrued interest is due October 2, 2019. The holder of the note at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of $1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable.

In June 2019, holders of convertible promissory notes totaling $2,000,000 agreed to amend their notes. The amendment provides that upon getting a conditional approval letter for the listing of the common stock of the Company through the Canadian Securities Exchange (“CSE”), all unpaid principal will be automatically converted into common stock of the Company at a conversion rate of $1.00 per share. In addition, the holders will receive 50% of all interest that would have been payable from the date of the approval letter until October 2, 2019.

Debt issuance costs associated with the convertible promissory notes are amortized to interest expense over the life of the notes. As of June 30, 2019, and December 31, 2018, the net carrying value of unamortized debt issuance costs was $10,216 and $30,647 which is included in Short-term debt in the Consolidated Balance Sheet. The Company’s debt issuance cost amortization was $10,216 and $5,869 for the three months and $20,431 and $11,037 for the six months ended June 30, 2019 and 2018, respectively.

Inventory Financing

In May 2017, the Company purchased $158,660 of inventory by agreeing to financing from the vendor of monthly payments of $6,000 over 36 months totaling $216,000. The Company recorded the $57,340 difference between the payments and the value of the inventory as a discount to the financing and is amortizing the discount using the effective interest rate method over the 36-month period. Interest expense recognized associated with the discount and the unamortized portion of the discount was $4,974 and $4,488 for the three months and $9,769 and $8,815 for the six months ended June 30, 2019 and 2018, respectively. The unamortized portion of the discount at June 30, 2019 and December 31, 2018 was $19,510 and $29,279.

9. Leases

All of the Company’s right-of-use assets and operating lease liabilities leases relate to office space in San Diego, California and Tulsa, Oklahoma under non-cancelable operating leases that expires November 2021 and February 2021.

The following table presents our leases balances as of January 1, 2019 and June 30, 2019 under ASC 842.

	Balance	Balance
	January 1, 2019	June 30, 2019
Operating lease right-of-use assets, net	$354,275	$287,731
Operating lease liabilities	345,275	295,158

Operating lease expense of $28,772 and $57,544 was recorded in general and administrative expense on the consolidated statements of operations for the three and six months ended June 30, 2019. The weighted-average remaining lease term as of June 30, 2019 was 2.4 years. The weighted-average discount rate as of January 1, 2019 and June 30, 2019 was 13%. For the three and six months ended June 30, 2019, cash outflows from operating leases were $36,846 and $73,534, respectively.

Future minimum lease payments at June 30, 2019 are as follows:

Years ending December 31:
2019 (excluding the six months ended June 30, 2019)	$109,047
2020	224,099
2021	190,189
$523,335

10. Common Stock and Common Stock Warrants

Common Stock

Holders of common stock are entitled to one vote for each share held. The Company has not declared any dividends since incorporation.

In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the Articles of Incorporation: (a) increase in the number of authorized shares of common stock from 20,000,000 to 40,000,000 and (b) changes necessary for a contemplated listing on the Canadian Securities Exchange.

Warrants

The following table summarizes the warrant activity for the six months ended June 30, 2019:

Outstanding at December 31, 2018	549,250
Warrants exercised	(490,000)
Outstanding at June 30, 2019	59,250

During the three and six months ended June, 30, 2019, we recognized proceeds of $0 and $5, respectively from the exercises of warrants.

11. Stock Options

In October 2017, the Company’s board of directors and stockholders approved the 2017 Stock Plan (2017 Plan) under which 3,500,000 shares of common stock are reserved for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and performance awards to employees, directors and consultants. Recipients of stock option awards are eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than the estimated fair market value of such stock on the date of grant. The maximum term of awards granted under the 2017 Plan is ten years. Stock awards are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement. Unvested shares of the Company’s common stock issued in connection with an early exercise allowed by the Company may be repurchased by the Company upon termination of the optionee’s service with the Company.

In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the 2017 Stock Plan: (a) increase in the number of authorized shares for issuance to 4,100,000 and (b) add an annual evergreen provision that will adjust the number of authorized shares reserved for issuance to an amount equal to 29.99% of the Company’s issued common stock.

The following table summarizes stock option transactions under the 2017 Plan:

	Number of shares	Weighted-Average Exercise Price	Aggregate Intrinsic Value	Weighted-Average Remaining Contractual Life (in years)
Outstanding at December 31, 2018	2,750,000	$0.47	$0	8.76
Options granted	-
Options forfeited	-
Options at June 30, 2019	2,750,000	$0.47	$0	8.21

At June 30, 2019, the Company had outstanding and exercisable stock options as follows:

	Outstanding Options		Exercisable Options
Exercise Price	Number shares	Weighted Average Life (in years)	Number shares	Weighted Average Life (in years)

$0.47	2,750,000	8.21	2,447,917	8.21

12. Segment Information

Operating segments are defined as components of an enterprise (business activity from which it earns revenue and incurs expenses) for which discrete financial information is available and regularly reviewed by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker (CODM) is its Chief Executive Officer. The Company views its operations and manages its business as a single operating and reporting segment.

Although all operations are based in the U.S., the Company generated a portion of its revenue from customers outside of the U.S. Information about the Company’s revenue from different geographic regions for the six months ended June 30, 2019 and 2018 is as follows:

	Six months ended June 30,
	2019		2018
U.S.	7,008,657	97.4%	6,317,603	95.8%
Canada	105,403	1.5%	245,826	3.7%
Other combined	80,486	1.1%	29,667	0.4%
Total Revenues	7,194,546	100.0%	6,593,095	100.0%

All of the Company’s significant identifiable assets were located in the United States as of June 30, 2019 and December 31, 2018.

13.	Concentrations of Risk

The Company derived revenue from three and two customers totaling 36% and 23% of the Company’s total revenue for the six months ended June 30, 2019 and 2018, respectively. At June 30, 2019 and December 31, 2018, one customer and two customers accounted for 24% and 52% of total accounts receivable, respectively.

The Company has concentrations in the purchases with its suppliers. For the six months ended June 30, 2019 and 2018, two suppliers accounted for 98% of total purchases.

14.	Income Taxes

In connection with the Acquisition the Company converted from an S Corporation to a C Corporation in October 2017 for income taxes.

To date, the Company has not been required to pay U.S. federal income taxes because of current and accumulated net operating losses.

15.	Subsequent Events

Sale of common stock

In July 2019, the Company sold 60,000 shares of common stock in a private offering for proceeds of $75,000.

Exercise and forfeiture of warrants

In September 2019, 16,800 warrants were exercised for proceeds of $16,800.

On October 2, 2019, the remaining 42,450 warrants outstanding were forfeited.

Amendment to convertible promissory debentures

In September 2019, holders of convertible debentures totaling $1,900,000 agreed to extend the maturity date from October 2, 2019 to November 22, 2019.

On October 2, 2019, the Company paid $200,000 of principal to the holders of convertible debentures who did not elect to extend the maturity date.

Facilities lease agreement

In June 2019, the Company entered into a lease agreement for approximately 3,232 square feet in San Diego, California for office and other related uses. The term of the lease is 29 months commencing July 1, 2019. The base rent is $5,818 per month with 3% increases effective December 1, 2019 and 2020.

Alternate page for Canadian Prospectus

A copy of this preliminary prospectus has been filed with the securities regulatory authorities in each of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario but has not become final for the purpose of the sale of securities. Information contained in this preliminary prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the prospectus is obtained from the securities regulatory authorities in British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

THIS PROSPECTUS CONSTITUTES A PUBLIC OFFERING OF THESE SECURITIES ONLY IN THOSE JURISDICTIONS WHERE THEY MAY BE LAWFULLY OFFERED FOR SALE AND THEREIN ONLY BY PERSONS PERMITTED TO SELL SUCH SECURITIES.

PRELIMINARY PROSPECTUS

Initial Public Offering	October 9, 2019

DIRECT COMMUNICATION SOLUTIONS, INC.

1,500,000 shares of common stock

for an aggregate amount of $3,000,000.00

Price: $2.00 per share

(the “Offering”)

Direct Communication Solutions, Inc. (the “Company”) is hereby offering, on a commercially reasonable efforts basis, to purchasers resident in British Columbia, Alberta, Saskatchewan, Manitoba, and Ontario through its agent, Industrial Alliance Securities Inc. (the “Agent”), up to 1,500,000 shares of common stock of the Company (the “Offered Shares”) at a price of $2.00 per Offered Share (the “Offering”).

	Offered Share Price(1)	Agent’s Commission(2)	Proceeds to the Company
Per Offered Share	$2.00	$0.16 (8%)	$1.84
Total(3)	$3,000,000 if the total Offering is sold	$240,000 if the total Offering is sold	$2,760,000 if the total Offering is sold

(1)	The price to the public was determined by arm’s length negotiation between the Company and the Agent, in accordance with an engagement letter dated March 31, 2019 (the “Engagement Letter”).

(2)	In connection with the Offering, the Agent will receive a cash commission equal to 8% of the gross proceeds of the Offering. In addition, the Agent will be granted compensation warrants (the “Agent’s Compensation Warrants”) equal in number to 8% of the number of Offered Shares sold under the Offering. In respect of Offering Shares sold to members of the “president’s list”, being purchasers introduced by the Company’s management to the Agent, the cash commission payable to the Agent shall be reduced to 4% of the gross proceeds raised from such persons and the Agent compensation warrants payable shall be reduced to 4% of the number of Offered Shares sold to such president’s list members. The table above assumes that no president’s list member has participated I in the Offering. Each Agent’s Compensation Warrant entitles the Agent to purchase one share of common stock of the Company at an exercise price of $2.00 per share. The Agent’s Compensation Warrants may be exercised at any time and from time to time for a period of twenty-four (24) months from the date the Offering closes (the “Closing Date”). The Agent will receive 120,000 Agent’s Compensation Warrants if the total Offering is sold. This Prospectus qualifies the distribution of the Agent’s Compensation Warrants and the shares issuable thereunder. The Agent’s Compensation Warrants are non-transferable. The Company will also pay the Agent a non-refundable work fee of $20,000, plus GST, and pay the Agent’s legal counsel fees and other expenses.

(3)	The Company has granted the Agent an over-allotment option (the “Over-allotment Option”) to raise an additional $450,000.00 by the sale of up to a further 225,000 shares of the Company’s common stock for an aggregate of up to 1,725,000 shares. This Prospectus qualifies the common stock, Agent’s Compensation Warrants and the shares issuable thereunder and any securities that may be issued pursuant to the exercise of the Over-allotment Option. A purchaser who acquires shares forming part of the Agent’s over-allocation position acquires those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-allotment Option or secondary market purchases.

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No minimum amount of funds must be raised under this Offering. This means that the Company could complete this Offering after raising only a small proportion of the Offering amount set out above.

Concurrently with the filing of the Prospectus, the Company will make an application for listing of its shares of common stock (hereinafter, the “shares”) on the Canadian Securities Exchange (the “CSE”). Listing is subject to the Company fulfilling all of the listing requirements of the CSE which include completion of the distribution of the Offered Shares to a minimum number of public shareholders. See “Plan of Distribution”.

Concurrently with the filing of the Prospectus, the Company is filing an offering statement on Form 1-A with the United States Securities and Exchange Commission (the “SEC”) to qualify the Offered Shares pursuant to Regulation A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Plan of Distribution”.

As at the date of this Prospectus, the Company does not have any of its securities listed or quoted, has not applied to list or quote any of its securities, and does not intend to apply to list or quote any of its securities, on the Toronto Stock Exchange, a U.S. marketplace, or a marketplace outside Canada and the United States of America other than the Alternative Investment Market of the London Stock Exchange or the PLUS markets operated by PLUS Markets Group plc.

There is no market through which these securities may be sold and purchasers may not be able to resell securities purchased under the Prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. An investment in the Company involves a significant degree of risk. See “Risk Factors”.

No person is authorized by the Company to provide any information or to make any representation other than those contained in this Prospectus in connection with this issue and the sale of the Offered Shares.

The Company is not a “connected issuer” or a “related issuer” of the Agent under applicable Canadian securities legislation.

An investment in securities of the Company is speculative and involves a high degree of risk and should only be made by persons who can afford the total loss of their investment. Prospective investors should carefully review and evaluate the matters described under the headings “RISK FACTORS” of this Prospectus before purchasing the Offered Shares. See Risk Factors and forward-looking information.

In this Prospectus, “we”, “us”, “our”, and the “Company” refers to Direct Communication Solutions, Inc., a corporation incorporated in the State of Florida in 2006 and re-incorporated into the State of Delaware, USA in 2017.

The completion of the Offering is subject to the Company obtaining conditional approval of its listing application from the CSE and other regulatory approvals. See “Plan of Distribution.”

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The following table sets out the maximum securities issuable to the Agent upon Closing of the Offering assuming the Over-allotment Option is exercised in full:

Securities Issuable to Agent

Agent’s Position	Maximum number of securities available under the Offering	Exercise period	Exercise price
Agent’s Compensation Warrants	138,000 shares(1)	Twenty-four (24) months from the Closing Date	$2.00 per share

(1)	The Agent’s Compensation Warrants are qualified for distribution pursuant to this Prospectus. See “Plan of Distribution”.

Unless otherwise noted, all currency amounts in the Prospectus are stated in Canadian dollars. Reference to “US$” are to U.S. dollars and references to “$” are to Canadian dollars.

The Agent conditionally offers the Offered Shares qualified hereunder on a commercially reasonable efforts basis, if, as and when issued by the Company and accepted by the Agent in accordance with the conditions contained in the Engagement Letter and any agency agreement that may be entered into in the future and subject to approval of certain legal matters on behalf of the Company by Tollefsen Business Law P.C. in regard of legal matters pertaining to United States Federal and State law and Fang and Associates Barristers & Solicitors pertaining to Canadian law. See “Plan of Distribution”. Subscriptions will be received, subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time.

All funds received will be held by the Agent in trust. If the Offering does not close for any reason, all subscription funds received by the Agent will be returned to the subscribers, without interest or deduction. The Offering will be discontinued in the event that the Offering has not closed on or prior to the date which is 90 days from the issuance of a receipt for the Final Prospectus, unless an amendment to the Final Prospectus is filed and a receipt has been issued for such amendment, in which case the Offering will be discontinued in the event that the Offering has not closed on or prior to the date which is 90 days from the issuance of a receipt for an amendment to the Final Prospectus and, in any event, not more than 180 days after the issuance of a receipt for the Final Prospectus. It is expected that the Offered Shares will be issued as non-certificated book-entry securities through CDS Clearing and Depository Services Inc. (“CDS”) or its nominee. Consequently, purchasers of the Offered Shares will receive a customer confirmation from the registered dealer that is a CDS participant from or through which the Offered Shares were purchased and no certificate evidencing the Offered Shares will be issued. Registration will be made through the depository services of CDS. See “Plan of Distribution.”

AGENT

Industrial Alliance Securities Inc.

26 Wellington St E #700

Toronto, Ontario M5E 1S2

Tel: 514-499-1066

Enforcement of judgements against foreign persons

The Company is located outside of Canada and Chris Bursey, Edward O’Sullivan, David Scowby, Michael T. Lawless, Eric Placzek and Rich Gomberg, directors or officers of the Company upon completion of the Offering (as hereinafter defined), reside outside of Canada. The Company, Mr. Bursey, Mr. O’Sullivan, Mr. Scowby, Mr. Lawless, Mr. Placzek and Mr. Gomberg have appointed Fang and Associates Barristers & Solicitors Suite 1780-400 Burrard Street, Vancouver, BC V6C 3A6 for service of process. Please be advised that it may not be possible to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

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ABOUT THIS PROSPECTUS

General Advisory

An investor should rely only on the information contained in this Prospectus and is not entitled to rely on parts of the information contained in this Prospectus to the exclusion of others. Neither the Company nor the Agent has authorized anyone to provide investors with additional or different information. The information contained on the Company’s corporate website is not intended to be included in or incorporated by reference into this prospectus and prospective investors should not rely on such information when deciding whether or not to invest in the Offered Shares. Any graphs, tables or other information demonstrating the Company’s historical performance or of any other entity contained in this Prospectus are intended only to illustrate past performance and are not necessarily indicative of the Company’s future performance or such entities.

The information contained in this Prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Offered Shares. The Company’s business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.

The Company and the Agent are not offering to sell the Offered Shares in any jurisdiction where the offer or sale of such securities is not permitted. For investors outside Canada, neither the Company nor the Agent has done anything that would permit the Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in Canada. Investors are required to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus.

This Prospectus includes summary descriptions of certain material agreements of the Company (see “Material Contracts”). The summary descriptions disclose all attributes material to an investor in Offered Shares, but are not complete and are qualified by reference to the terms of the material agreements, which will be filed with the Canadian securities regulatory authorities and will be available on SEDAR, at www.sedar.com, under the Company’s profile. Investors are encouraged to read the full text of such material agreements.

Interpretation

Unless the context otherwise requires, all references in this Prospectus to “Direct Communication”, “DCS”, the “Company”, “we”, “us” and “our” refer to Direct Communication Solutions, Inc. and its subsidiaries.

Trademarks, Trade Names and Service Marks

This Prospectus includes trademarks which are protected under applicable intellectual property laws and are the property of, or licensed for use by, the Company. Solely for convenience, the Company’s trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, the Company’s rights or the right of the applicable licensor to these trademarks and trade names. All other trademarks and trade names used in this Prospectus are the property of their respective owners.

MARKETING MATERIALS

Any “template version” of any other “marketing materials” as such items are defined in NI 41-101 that are utilized by the Agents in connection with the Offering, are deemed to be incorporated by reference herein. Any template version of any marketing materials used in connection with this Offering is not part of this Canadian Prospectus to the extent that the contents of the template version of the marketing materials have been modified or superseded by a statement contained in this Canadian Prospectus.

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CONTINUOUS DISCLOSURE

Upon the filing of this Canadian Prospectus the Company will become a reporting issuer under the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario. Pursuant to the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario, the Company (or, in the case of insider reporting, the Company’s insiders) will generally be exempt from the requirements relating to continuous disclosure, proxy solicitation and insider reporting. These rules generally permit us to comply with certain informational requirements applicable in the United States instead of the continuous disclosure requirements normally applicable, provided that the relevant documents are filed with the applicable securities regulatory authorities and are provided to Canadian security holders to the extent and in the manner and within the time required by applicable U.S. requirements.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements and information in this Prospectus are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of Canadian securities laws (“forward-looking statements”), including without limitation completion of the Offering, the Company’s business outlook for the short and longer term, the adequacy of the Company’s financial resources, the Company’s executive compensation approach and practice, the composition of the Company’s Board of Directors and committees, and the Company’s strategy, plans and future operating performance. Forward-looking statements are provided to help you understand the Company’s views of the Company’s short and longer term prospects. The Company cautions you that forward-looking statements may not be appropriate for other purposes.

The forward-looking statements contained in this Prospectus reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future events, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in “Risk Factors” and “Management’s Discussion and Analysis.” These factors include without limitation:

●	the Company’s ability to manage operations at its current size or manage growth effectively;

●	the Company’s ability to successfully expand in Canada and other new markets;

●	the Company’s ability to finance its growth and maintain sufficient levels of cash flow;

●	increased competition causing the Company to reduce the prices of its products or to increase significantly its marketing efforts in order to avoid losing market share;

●	the Company’s ability to effectively market and maintain a positive brand image;

●	the Company’s ability to continually innovate and provide its consumers with improved products;

●	the ability of the Company’s suppliers or manufacturers to produce or deliver their products in a timely or cost-effective manner;

●	changes in consumer preferences or changes in demand for cellular based solutions for the IoT;

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●	the Company’s ability to accurately forecast consumer demand for its products;

●	the Company’s ability to accurately anticipate and respond to seasonal or quarterly fluctuations in its operation results;

●	the Company’s ability to find suitable partners and expand successfully outside North America;

•	the Company’s ability to maintain effective internal controls; and

•	changes in general economic or market conditions, including as a result of political or military unrest or terrorist attacks.

Wherever possible, words such as “plans”, “expects” or “does not expect”, “budget”, “scheduled”, “estimates”, “forecasts”, “anticipate” or “does not anticipate”, “believe”, “intend” and similar expressions or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, have been used to identify forward-looking information. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, “anticipates”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential” or variations thereof, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking information. Forward-looking information: (i) is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking information; (ii) typically includes words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”; (iii) are not promises or guarantees of future performance. They represent the Company’s current views and may change significantly; and (iv) are subject to substantial known and unknown material risks and uncertainties.

Many known and unknown risks, uncertainties and other factors could cause the Company’s actual results, achievements and developments in the Company’s business to differ significantly from those expressed or implied by the Company’s forward-looking statements. Such risks include, without limitation:

●	The industry in which the Company participates is intensely competitive, and if the Company does not compete effectively, the Company’s operating results could be harmed.

●	If the Company’s customers do not upgrade or renew their subscriptions for the Company’s services at the time of renewal, the Company’s revenue could decline and the Company’s business may suffer.

●	The Company’s efforts to expand the Company’s products and services and to develop and integrate the Company’s existing services in order to keep pace with technological developments may not succeed and may reduce the Company’s revenue growth rate and harm the Company’s business.

●	Defects or disruptions in the Company’s services could diminish demand for the Company’s services and subject us to substantial liability.

●	The Company’s business is subject to online security risks, including security breaches and enterprise data theft

●	Privacy concerns and laws, evolving regulation of cloud computing, cross-border data transfer restrictions and other domestic or foreign regulations may limit the use and adoption of the Company’s services and adversely affect the Company’s business.

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●	Weakened global economic conditions may adversely affect the Company’s industry, business and results of operations.

●	The Company’s business is subject to government regulation and future regulation or regulatory changes may increase the cost of compliance and doing business

●	Industry-specific regulation and other requirements and standards are evolving and unfavorable industry-specific laws, regulations, interpretive positions or standards could harm the Company’s business.

●	Unanticipated changes in the Company’s effective tax rate and additional tax liabilities may impact the Company’s financial results.

●	The Company’s business may expose us to product liability claims for damages resulting from the design or manufacture of the Company’s products. Product liability claims, whether or not the Company is ultimately held liable for them, could have a material adverse effect on the Company’s business and results of operations.

●	The Company’s inability to protect the Company’s intellectual property rights could diminish the value of the Company’s products, weaken the Company’s competitive position and reduce the Company’s future revenue.

●	The Company may in the future be sued by third parties for various claims including alleged infringement of proprietary rights.

●	Any inability to attract and retain qualified key management and technical personnel would impair the Company’s ability to implement the Company’s business plan.

●	Any failure in the Company’s delivery of high-quality technical support services may adversely affect the Company’s relationships with the Company’s customers and the Company’s financial results.

●	The Company may not be able to successfully implement the Company’s growth strategy on a timely basis or at all.

●	Alliances, mergers and acquisitions could result in operating difficulties, dilution and other harmful consequences

●	Because the Company has a limited operating history, the Company’s future revenue growth remains uncertain it may not achieve profitability.

●	No minimum capitalization.

●	Even if this Offering is successful, the Company may need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate the Company’s product development efforts or other operations.

●	If you purchase the Company’s shares in this Offering, you will incur immediate and substantial dilution in the book value of your Company’s shares.

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●	Upon qualification of this Offering, the Company will become a reporting issuer in Canada and incur increased costs as a result of the Company’s reporting obligations, and the Company’s management team will be required to devote substantial time to new compliance initiatives.

●	Current and future accounting pronouncements and other financial reporting standards, especially but not only concerning revenue recognition, cost capitalization and lease accounting, may negatively impact the Company’s financial results.

●	The Company has a significant stockholder, who will continue to exercise significant control over the Company’s Company after this Offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

●	There is no existing market for the Company’s shares, and you cannot be certain that an active trading market or a specific share price will be established.

●	If the Company’s stock price fluctuates after the Offering, you could lose a significant part of your investment.

●	Limitations of director liability and indemnification of directors, officers and employees.

●	After the completion of this Offering, the Company may be at an increased risk of securities class action litigation.

●	The Company does not intend to pay dividends on the Company’s shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Company’s shares.

●	The Company may terminate this Offering at any time during the Offering Period.

●	The Company relies on third-party manufacturers and suppliers to produce key product components, and shortages, delays and interruptions in supply could impair the delivery of the Company’s products and services and harm the Company’s business.

●	The Company relies on third-parties for technologies that are vital to the functionality of the Company’s products and the loss of these relationships could harm the Company’s business.

●	If third-party developers and providers do not continue to embrace the Company’s service model and enterprise cloud computing services, or if the Company’s customers seek warranties from us for third-party applications, integrations, data and content, the Company’s business could be harmed.

●	The Company’s ability to deliver the Company’s services is dependent on the development and maintenance of the infrastructure of the Internet by third parties.

●	Any interruptions or delays in services from third-parties, including data center hosting facilities, cloud computing platform providers and other hardware and software vendors, or the Company’s inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could impair the delivery of the Company’s services and harm the Company’s business.

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Alternate page for Canadian Prospectus

This list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Forward-looking information involves statements about the future and is inherently uncertain, and the Company’s actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking information due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the headings “Risk Factors” and elsewhere in this Prospectus. The Company’s forward-looking information is based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking information, whether as a result of new information, future events or otherwise, other than as required by applicable law. For the reasons set forth above, investors are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future results.

Although the Company believes that the assumptions inherent in the forward-looking statements contained in this Prospectus are reasonable, undue reliance should not be placed on these statements. In addition to the assumptions specifically identified herein, assumptions have been made regarding, among other things:

●	the continued and growing demand for the Company’s products;

●	the impact of competition

●	the ability to obtain and maintain existing financing on acceptable terms; and

●	currency exchange and interest rates.

The forward-looking statements contained in this Prospectus reflect the Company’s views and assumptions as of the date of this Prospectus. Except as required by applicable securities law, the Company undertakes no obligations to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

See “Risk Factors”.

ELIGIBILITY FOR INVESTMENT

In the opinion of Thorsteinssons LLP, Canadian tax counsel to the Company, based on the provisions of the Tax Act and the Regulations in force on the date hereof, and any specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, provided the Offered Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the CSE), the Offered Shares will be “qualified investments” at the particular time for trusts governed by RRSPs, RRIFs, DPSPs, RESPs, RDSPs and TFSAs under the Tax Act (collectively the “Tax Deferred Plans”).

The Offered Shares are not currently listed on a “designated stock exchange”. The Company has applied to list the Offered Shares on the CSE and to have such listing on the CSE occur before the closing of the Offering. If the Offered Shares are not listed on the CSE before the closing of the Offering, then the Offered Shares will not be “qualified investments” for a Tax Deferred Plan at the time of issuance. Significant penalties will be applicable if Offered Shares are acquired by a Tax Deferred Plan at a time that such Offered Shares are not “qualified investments” for the Tax Deferred Plan.

Holders that intend to transfer Offered Shares to a Tax Deferred Plan after the completion of the Offering should consult their own tax advisor about the applicable tax consequences with respect to such a transfer as, for example, income tax and penalties may be payable as a result of the transfer.

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Notwithstanding the foregoing, the holder, subscriber, or annuitant of a TFSA, RRSP, RRIF, RDSP or RESP (a “Registered Plan”), as the case may be, will be subject to a penalty tax in respect of Offered Shares held in the Registered Plan if such Offered Shares are a “prohibited investment” under the Tax Act for the Registered Plan. The Offered Shares will generally not be a prohibited investment for a Registered Plan if the holder, subscriber, or annuitant, as the case may be, (a) deals at arm’s length with the Company for the purposes of the Tax Act, and (b) does not have a “significant interest” (as defined in the Tax Act) in the Company. Holders, subscribers, or annuitants of Registered Plans, as the case may be, will generally have a “significant interest” in the Company if such person, together with related and other non-arm’s length persons, owns 10% or more of any class or series of issued shares of the Company.

Holders, subscribers, or annuitants, of Registered Plans, as the case may be, should consult their own tax advisors to ensure that the Offered Shares would not be a prohibited investment for a trust governed by a Registered Plan in their particular circumstances.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this Prospectus, including the documents incorporated herein by reference, concerning the Company’s industry and the markets in which it operates or seeks to operate is based on information from third party sources, industry reports and publications, websites and other publicly available information, and management studies and estimates. Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by third party sources as well as data from the Company’s own internal research and include assumptions which the Company believes to be reasonable based on management’s knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and the Company has not independently verified any third-party information. While the Company believes that such third-party information to be generally reliable, such information and estimates are inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this Prospectus under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information”.

EXCHANGE RATE INFORMATION

The Company expresses all amounts in this Prospectus in U.S. dollars, except where otherwise indicated. References to “US$” are to U.S. dollars and references to “$” are to Canadian dollars.

The following table sets forth, for the periods indicated, the high, low, average and end of period noon rates for one U.S. dollar expressed in Canadian dollars, published by the Bank of Canada during the respective periods. Rates for period prior to January 1, 2017 are based on the old noon rate for the Bank of Canada and rates for the period from and after January 1, 2017 are based on the daily average exchange rate published by the Bank of Canada

	Six months ended June 30	Years ended December 31
	2019	2018	2017	2016
High	$1.3087	$1.3642	$1.3743	$1.4559
Low	$1.3600	$1.2288	$1.2128	$1.2536
Average for the Period	$1.3336	$1.2957	$1.2986	$1.3245
End of Period	$1.3087	$1.3642	$1.2545	$1.3427

On August 15, 2019, the daily average rate of exchange for Canadian dollars in terms of the U.S. dollar, as published by the Bank of Canada, was US$1.00 = $1.3317 or $1.00 = US$0.7509.

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ACCOUNTING PRESENTATION

All amounts referred to in financial statement information herein were prepared in accordance with IFRS unless otherwise indicated. The calculation of dilution to the subscribers under of the Offering presented under the heading “Dilution” was computed using the following standard non-IFRS measures: (i) total assets not including deferred offering costs and the intangible assets value minus total liabilities yield the net tangible asset value before CSE conditional listing approval and the completion of the Offering yields net tangible asset value (A); (ii) net tangible asset value after CSE conditional listing approval but before the completion of the Offering (B) is determined by subtracting US$1,900,000 of convertible debenture indebtedness from A and B is reported in Canadian currency by multiplying it with the latest U.S. Federal reserve US: CDN exchange rate; (iii) net tangible asset value after completion of the Offering (C) is equal to B plus the net proceeds of the Offering (different examples of the net proceeds are provided under the “Use of Proceeds” section); (iv) net tangible asset value after completion of the Offering per share (D) is calculated by C divided by the sum of the current issue number of shares , 1,900,000 shares resulting from the exercise of US$1,900,000 of convertible debentures and the respective number of shares sold under the full or partial completion of the Offering; (v) dilution (E) is calculated subtracting D from the Offering price of $2.00 and (vi) the dilution percentage is calculated by dividing E by the Offering price of $2.00.

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GLOSSARY OF TERMS

The following is a glossary of certain defined terms used frequently throughout the Prospectus:

“Agent’s Commission”	the 8% commission that the Agent is to receive on the gross proceeds from the Offered Shares sold, payable on closing of the Offering.
“Agent’s Compensation Warrants”	the compensation warrants to be issued to the Agent equal in number to 8% of the number of Offered Shares sold under the Offering.
“Agent”	Industrial Alliance Securities Inc.
“Bluegrass”	Bluegrass Cellular Inc.
“Board” or “Board of Directors”	the board of directors of Direct Communication Solutions, Inc.
“CAGR”	compound annual growth rate.
“CalAmp”	CalAmp Corp.
“CDS”	CDS Clearing and Depositary Services Inc.
“COBRA”	The Consolidated Omnibus Budget Reconciliation Act (COBRA).
“Company” or “DCS”	Direct Communication Solutions, Inc.
“CSE”	Canadian Securities Exchange.
“DCS Canada”	Direct Communication Solutions, Inc., a wholly-owned subsidiary of the Company incorporated pursuant to the laws of the British Columbia.
“DCS IP”	the various methodologies, technique and software created by the Company
“Debentures”

those debentures issued by the Company from October 2, 2017 to September 25, 2018 totalling US$2,100,000. The debentures accrue interest at a rate of 10.0% per annum and the interest is payable semi-annually unless the holder elects to defer payment. The maturity date of the debentures was October 2, 2019. The holder of the debentures at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of US$1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable. In June 2019, US$2,000,000 of the debentures agreed to amend their debentures so that on the date the Company receives a CSE conditional approval letter for the listing of the common shares of the Company, all unpaid principal automatically convert into common shares at a conversion price of US$1.00 per share. In September 2019, the holders of US$1,900,000 of the debentures agreed to extend the maturity date to November 22, 2019. On October 2, 2019, the balance of US$200,000 of the debentures were repaid.

“DPSPs”	deferred profit sharing plan.
“Engagement Letter”	the Engagement Letter entered into between the Company and the Agent dated for reference March 4, 2019 to act as agent for the Offering on a commercially reasonable efforts basis.
“Executive”	any executive of the Company.
“ELD”	electronic logging of data.
“G&A”	general and administrative.

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“HOS”	hours of service.
“IoT”	internet of things.
“IFRS”	International Financial Reporting Standards.
“IPv4”	Internet Protocol volume four.
“IPv6”	Internet Protocol volume six.
“ISOs”	Incentive Stock Options
“M2M”	machine to machine.
“MaaS”	monitoring as a service.
“MD&A”	management’s discussion and analysis.
“Named Executive Officers”	the Chief Executive Officer, being Chris Bursey, the Chief Financial Officer, being Rich Gomberg, and each of David Scowby, Michael T. Lawless and Eric Placzek
“NQOs”	Nonqualified options.
“NP 46-201”	National Policy 46-201 “Escrow for Initial Public Offerings”.
“Offered Shares”	the shares of the Company to be issued under the Offering.
“Offering”	the offering by this Prospectus of a maximum of 1,500,000 shares of the Company at a price of $2.00 per share for gross proceeds of $3,000,000.
“Over-allotment Option”	the option granted to the Agent to raise an additional $450,000 by the sale of up to a further 225,000 shares for an aggregate of up to 1,725,000 shares.
“Product Portfolio”	the range of IoT and sensor and network hardware products offered by the Company.
“Prospectus”	this prospectus and any appendices, schedules or attachments hereto.
“R&D”	research and development.
“RDSPs”	registered disability savings plan.
“Registered Plan”	any of a TFSA, RRSP, RRIF, RESP or RDSP
“RESPs”	registered education savings plan.
“Regulations”	the regulations of the Tax Act.
“Report”	the formal estimate valuation report prepared by RwE.
“RRIFs”	registered retirement income funds.
“RRSPs”	registered retirement savings plans.
“RwE”	RwE Growth Partners, Inc.
“SaaS”	software as a service.
“shares”	shares of common stock of the Company
“Stock Option Plan”	the stock option plan of the Company.
“Tax Act”	Income Tax Act (Canada).
“Tax Deferred Plans”	any of a TFSA, RRSP, RRIF, RESP, RDSP, or DPSP
“Telit”	Telit Communications PLC
“TFSAs”	tax-free savings account.
“US$”	means U.S. dollars.

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Alternate page for Canadian Prospectus

PROMOTERS

Chris Bursey is considered to be a promoter of the Company in taking the initiative in founding and organizing the current business of the Company. See also “Directors and Officers”. As of the date of this Prospectus, Mr. Bursey holds 6,800,000 common shares of the Company.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

The Company is not party to, nor is any of the Company’s property the subject of, any legal proceedings, nor, to the best of the Company’s knowledge, are any such legal proceedings contemplated.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No Insider of the Company and no associate or affiliate of any Insider has any material interest, direct or indirect, in any transaction within the three years before the date of the Prospectus that has materially affected or is reasonably expected to materially affect the Company or a subsidiary of the Company other than as disclosed in the Prospectus. See “Executive Compensation”.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

Auditors

The Company’s independent auditor is Davidson & Company, Chartered Professional Accountants, which has an address of 1200-609 Granville Street, Vancouver, B.C. V7Y 1G6.

Transfer Agent and Registrar

The Company’s transfer agent is AST Trust Company (Canada) which has an address of 1600, 1066 West Hastings Street, Vancouver, B.C. V6E 3X1.

MATERIAL CONTRACTS

This Prospectus includes a summary description of certain of the Company’s material contracts. The summary description discloses all attributes material but is not complete and is qualified by reference to the terms of the material agreements, which will be filed with the Canadian securities regulatory authorities and available on the system for electronic document analysis and retrieval (“SEDAR”), at www.sedar.com, under the Company’s profile. The material contracts entered into by the Company to the date hereof or which will be entered into prior to the date of this Prospectus, other than contracts entered into in the ordinary course of business, are as follows:

1.	Engagement letter between the Company and Industrial Alliance Securities Inc. dated March 31, 2019.

2.	Factoring and Security Agreement between the Company and Gibraltar Business Capital, LLC dated January 22, 2018.

3.	Business Services Agreement between the Company and CFO Connect, LLC dated October 31, 2016.

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Alternate page for Canadian Prospectus

4.	Software Licensing Agreement dated April 1, 2015 between the Company and Gurtam Inc. relating to the licensing of software by the Company for the purpose of providing tracking and fleet management services to their end-users.

5.	Master Channel Partner Agreement dated May 26, 2017 between the Company and CalAmp relating to the non-exclusive distribution of CalAmp’s products by the Company.

6.	Software Licensing Agreement dated February 15, 2018 between the Company and Inland Cellular Telephone Co. LLC for services provided by the Company for the purpose of providing fleet tracking and cellular resource management services to the end-users.

7.	Software Licensing Agreement dated July 9, 2018 between the Company and Bluegrass Cellular Inc. (“Bluegrass”) relating to the licensing of software by Bluegrass for the purposes of providing fleet tracking and cellular resource management services to its end-users

8.	Software Licensing Agreement dated March 22, 2019 between the Company and Nsighttel Wireless for the purpose of providing fleet tracking and cellular resource management services to the end-users.

9.	Software Licensing Agreement dated October 18, 2018 between the Company and SkyEye GPS, LLC for the purpose of providing fleet tracking and cellular resource management services to the end-users.

INTEREST OF EXPERTS

Prior to the completion of the Offering, the audited consolidated financial statements of the Company included with this Prospectus have been subject to audit by Davidson & Company, Chartered Professional Accountants and their audit reports are included herein. Davidson & Company, Chartered Professional Accountants have advised that they are independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

Certain legal matters related to the Offering will be passed upon on the Company’s behalf by Fang and Associates Barristers & Solicitors and Tollefsen Business Law P.C. and on behalf of the Agents by Borden Ladner Gervais LLP and Dorsey & Whitney LLP. To the best of the Company’s knowledge, after reasonable inquiry, as of the date hereof, the aforementioned partnerships (and their partners and associates) each beneficially own, directly or indirectly, in the aggregate, less than 1% of the outstanding shares.

OTHER MATERIAL FACTS

There are no other material facts about the Company which are not otherwise disclosed in this Prospectus.

RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a Prospectus and any amendment. In several of the provinces the securities legislation further provides a purchaser with remedies for rescission or damages if the Prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

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Alternate page for Canadian Prospectus

FINANCIAL STATEMENTS

The following financial statements of the Company are included in this Prospectus:

1.	Audited Financial Statements of the Company for period ended December 31, 2018.

2.	Unaudited Interim Financial Statements of the Company for the three and six month periods ended June 30, 2019.

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Alternate page for Canadian Prospectus

INDEPENDENT AUDITOR’S REPORT

To the Directors of

Direct Communication Solutions, Inc.

Opinion

We have audited the accompanying consolidated financial statements of Direct Communication Solutions, Inc. (the “Company”), which comprise the statements of financial position as at December 31, 2018 and 2017, and the statements of operations, changes in shareholders’ equity and cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2018 and 2017, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards (“IFRS”).

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 1 of the consolidated financial statements, which indicates as of December 31, 2018, the Company had an accumulated deficit of $2,213,387 and had available cash totaling $910,315. As stated in Note 1, these events and conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Other Information

Management is responsible for the other information. The other information obtained at the date of this auditor's report includes Management’s Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

CDN - F-1

We obtained Management’s Discussion and Analysis prior to the date of this auditor’s report. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company's financial reporting process.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the consolidated financial statements.

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We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on the audit resulting in this independent auditor’s report is Erez Bahar.

Vancouver, Canada	Chartered Professional Accountants

October __, 2019

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Direct Communication Solutions, Inc.

Consolidated Statements of Financial Position

(Expressed in US dollars)

As at December 31, 2018 and 2017

	December 31, 2018	December 31, 2017
ASSETS
Current
Cash	$910,315	$116,411
Trade Receivables (Note 17)	3,166,843	1,177,147
Inventory (Note 4)	1,264,127	568,007
Prepaid expenses	13,386	22,129
	5,354,671	1,883,694

Property and equipment (Note 5)	35,935	52,253
Security Deposit	12,541	11,691
Intangible (Note 6)	254,233	-
Total assets	$5,657,380	$1,947,638

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts Payable	$3,764,858	$1,710,047
Accrued liabilities (Note 8)	531,680	249,324
Credit facility (Note 9)	963,484	552,251
Short-term debt (Note 10)	2,112,074	72,000
Customer deposits	39,950	29,929
Deferred revenue	52,715	30,056
	7,464,761	2,643,607

Long Term debt (Note 10)	30,000	1,218,267
Total liabilities	7,494,761	3,861,874

Shareholders’ equity
Common stock (Note 12)	1	1
Reserves	376,005	361,694
Accumulated deficit	(2,213,387)	(2,275,931)
	(1,837,381)	(1,914,236)
Total liabilities and shareholders’ equity	$5,657,380	$1,947,638

Nature of Operations and Going Concern (Note 1)

Approved on XXX, 2019 on behalf of the Board:

“Chris Bursey”

Chris Bursey – CEO & Director

The accompanying notes are an integral part of these consolidated financial statements.

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Direct Communication Solutions, Inc.

Consolidated Statements of Operating Income

(Expressed in US dollars)

As at December 31, 2018 and 2017

	2018	2017
Revenues:
Products	$14,626,244	$8,271,562
Solutions and other services	1,330,111	540,112
Total Revenues	15,956,355	8,811,674

Cost of Revenues
Products	11,920,709	6,316,954
Solutions and other services	406,297	173,847
Total cost of revenues	12,327,006	6,490,801
Gross Profit	3,629,349	2,320,873

OPERATING EXPENSES
Research and development	351,157	376,279
General and administrative	2,949,022	2,468,367
Total Operating Expenses	3,300,179	2,844,646
Net Operating Income (Loss)	329,170	(523,773)

OTHER EXPENSES
Transaction costs (Note 7)	-	(1,067,888)
Interest Expense	(266,626)	(283,838)
Net income (loss) for the year	62,544	(1,875,499)

Weighted Average number of common shares: Basic	9,608,000	9,777,315
Diluted	15,007,250	9,777,315

Basic income (loss) per share	$0.01	($0.19)
Diluted income (loss) per share	$0.00	($0.19)

The accompanying notes are an integral part of these consolidated financial statements.

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Direct Communication Solutions, Inc.

Consolidated Statements of Changes in Shareholders’ Equity

(Expressed in US dollars)

As at December 31, 2018 and 2017

	Number of Common Shares	Share Capital Amount	Reserves	Accumulated Deficit	Total Shareholders’ Equity

Balance, December 31, 2016	9,800,000	$1	$236,659	$(1,600,422)	$(1,363,762)
Issuance of stock for Two Lions Technologies, Inc acquisition	2,808,000	-	1,123,200	-	1,123,200
Stock-based compensation expense	-	-	201,804	-	201,804
Issuance of warrants to placement agents in conjunction with convertible debentures	-	-	31	-	31
Repurchase and cancellation of common stock from officer	(3,000,000)	-	(1,200,000)	1,199,990	(10)
Loss for the year	-	-	-	(1,875,499)	(1,875,499)

Balance, December 31, 2017	9,608,000	$1	$361,694	$(2,275,931)	$(1,914,236)
Stock-based compensation expense	-	-	11,364	-	11,364
Issuance of warrants to placement agents in conjunction with convertible debentures	-	-	2,947	-	2,947
Net income for the year				62,544	62,544

Balance, December 31, 2018	9,608,000	$1	$376,005	$(2,213,387)	$(1,837,381)

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Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

	2018	2017
Cash provided by / (used for):
Operating Activities:
Net loss for the year	$62,544	$(1,875,499)
Items not affecting cash:
Amortization and Depreciation	21,034	18,437
Amortization of loans payable discount	47,754	157,369
Stock-based compensation	11,364	201,804
Provision for bad debts	36,980	50,962
Provision for excess and obsolete inventory	120,768	(32,410)
Transaction costs	-	1,067,888
Net change in non-cash working capital items:
Accounts receivable	(2,026,676)	(860,132)
Inventory	(816,888)	390,522
Prepaid expenses	8,743	(4,485)
Other assets	(850)	(2,878)
Accounts payable	2,054,811	948,145
Accrued liabilities	282,356	(121,384)
Customer deposits	10,021	(49,192)
Deferred revenue	22,659	10,891
Net cash used in operating activities	(165,380)	(99,962)

Investing Activities:
Additions of intangible assets	(254,233)	-
Purchase of property and equipment	(4,716)	(34,712)
Net cash used in investing activities	(258,949)	(34,712)

Financing Activities:
Proceeds from issuance of debt (Note 10)	879,000	1,208,657
Share issue costs	(72,000)	(1,376,000)
Deferred Costs	411,233	355,434
Exercise of agents’ options	-	(10)
Net cash provided by financing activities	1,218,233	188,081

Change in cash for the year	793,904	53,407
Cash, beginning of the year	116,411	63,004
Cash, end of the year	$910,315	$116,411

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Financing Activities:	151,535	89,411
Income taxes	-	-
Supplemental disclosure of non-cash investing and financing activities
Issuance of shares in DCS Canada acquisition	-	1,123,200
Issuance of warrants to placement agents for convertible debenture financing	2,947	31
Inventory purchased by vendor financing	-	158,660

The accompanying notes are an integral part of these consolidated financial statements.

CDN - F-7

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

1.	NATURE OF OPERATIONS AND GOING CONCERN

Direct Communication Solutions, Inc. (the “Company” or “DCS”) was incorporated in Florida on September 9, 2006. The Company is a provider of solutions for the Internet of Things (“IoT”), including monitoring-as-a-service (“MaaS”) solutions for the telematics market. The Company’s range of products includes GPS devices, modems, embedded modules, routers and mobile tracking machine-to-machine (“M2M”) devices, communications and applications software and cloud services.

The Company’s M2M products and solutions enable devices to communicate with each other and with server or cloud-based application infrastructures and include M2M embedded modules, integrated M2M communications devices and SaaS delivery platforms, including MiFleet, which provides fleet and vehicle SaaS telematics, MiSensors, which provides easy M2M device management and service enablement for wireless sensors and MiFailover which provides high-speed wireless internet failover to small and medium sized businesses as a redundancy solution to continue to run their business in the event the internet isn’t available.

On October 2, 2017, the Company completed its acquisition (the “Acquisition”) of Two Lions Technologies, a private Canadian company (“Two Lions”). Concurrently with the Acquisition, the Company issued convertible promissory debentures for gross proceeds of $1,200,000 and changed the name of Two Lions to DCS Canada.

Domicile Change

In April 2017, the Company entered into a definitive merger and share exchange agreement pursuant to which the Company redomesticated from the State of Florida to the State of Delaware and the Florida Company ceased to exist (the “Reincorporation”). In connection with the Reincorporation, the holders of common stock received 98,000 shares of the Delaware Company in exchange for one share of the Florida Company.

The Reincorporation was effectuated by a definitive merger and share exchange agreement pursuant to which the Company shall change its domicile from the State of Florida to the State of Delaware and the Florida Company then shall cease to exist. The holders of common stock shall receive 98,000 shares of the Delaware Company in exchange for one share of the Florida Company. The warrant outstanding at the date of Reincorporation was adjusted based on the ratio of one for 98,000.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has recently incurred operating losses and as of December 31, 2018, had an accumulated deficit of $2,213,387. As of December 31, 2018, the Company had available cash totaling $910,315. The Company may finance its operations through a variety of ways, including the issuance of debt or sales of equity. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. If events or circumstances occur such that the Company does not meet its operating plan as expected, the Company may be required to reduce planned research and development activities, incur additional restructuring charges or reduce other operating expenses which may raise substantial doubt on its ability to achieve its intended business objectives. These additional reductions in expenditures, if required, could have an adverse impact on the Company’s ability to achieve certain of its business objectives during 2019.

CDN - F-8

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

2.	BASIS OF PREPARATION

Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

Basis of consolidation

These consolidated financial statements of the Company have been prepared on the historical cost basis, except for financial instruments classified as financial instruments at fair value through profit and loss, which are stated at their fair value. In addition, the consolidated financial statements have been prepared using the accrual basis of accounting.

These consolidated financial statements incorporate the financial statements of the Company and its wholly controlled subsidiaries. These consolidated financial statements of the Company are presented in United States dollars, which is the functional currency of the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its direct wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries:

Name of Subsidiary	Place of Incorporation	Ownership
Two Lions Technologies, Inc. (i)	British Columbia, Canada	100%

(i)	The accounts of this subsidiary has been included in these consolidated financial statements from October 2, 2017 onwards.

Foreign currency translation

Items included in the financial statements of each entity in the Company are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”) and has been determined for each entity within the Company. The functional currency of Direct Communication Solutions, Inc., is the U.S dollar. Two Lions Technologies, Inc.’s functional currency is in Canadian Dollar. The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21 The Effects of Changes in Foreign Exchange Rates.

Transactions in currencies other than the entity’s functional currency are translated at the exchange rates in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect as at the statement of financial position date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities. Foreign currency differences arising on translation are recognized in the statement of operating income (loss).

Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

CDN - F-9

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

2.	BASIS OF PREPARATION (cont’d)

i)	Critical accounting estimates

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated interim financial statements are, but not limited to the following:

●	Allowance for doubtful accounts receivable - The Company makes allowances for doubtful accounts based on its best estimate of the amount of probable credit losses in existing accounts receivable. These are determined based on historical writeoff experiences and customer economic data.

●	Provision for excess and obsolete inventory - Inventory is valued at the lower of cost and net realizable value. Cost of inventory includes cost of purchase (purchase price, import duties, transport, handling, and other costs directly attributable to the acquisition of inventories), cost of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value for inventories is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Provisions are made in profit or loss of the current period on any difference between book value and net realizable value.

●	Fair value of stock options and warrants - Determining the fair value of warrants and stock options requires judgments related to the choice of a pricing model, the estimation of stock price volatility, the expected forfeiture rate and the expected term of the underlying instruments. Any changes in the estimates or inputs utilized to determine fair value could have a significant impact on the Company’s future operating results or on other components of shareholders’ equity.

●	Fair value of long term debt – $1,200,000 of the Company’s Long Term debt in 2017 is convertible into common shares of the Company at an exercise price of $1.00 per share. Due to the valuation of the Two Lions transaction, the company estimated that there is no equity component to the long term debt.

●	Provision for warranty costs - Provisions represent liabilities to the Company for which the amount or timing is uncertain. Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, when it is probable that an outflow of resources will be required to settle the obligation and where the amount can be reliably estimated. Provisions are not recognized for future operating losses.

●	Income taxes - Tax provisions are based on enacted or substantively enacted laws. Changes in those laws could affect amounts recognized in profit or loss both in the period of change, which would include any impact on cumulative provisions, and future periods. Deferred tax assets, if any, are recognized to the extent it is considered probable that those assets will be recoverable. This involves an assessment of when those deferred tax assets are likely to reverse.

●	Estimated product returns -Revenue from product sales is recognized net of estimated sales discounts, credits, rebates and allowances. The Company recognizes product returns when incurred due to the infrequent occurrence of returns.

●	Valuation of Two Lion Technologies - In valuing the Two Lion transaction, management relied on an independent valuation report for the purposes of the merger.

CDN - F-10

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

2.	BASIS OF PREPARATION (cont’d)

ii)	Critical accounting judgments

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but are not limited to, the following:

●	Deferred income taxes – judgments are made by management to determine the likelihood of whether deferred income tax assets at the end of the reporting period will be realized from future taxable earnings. To the extent that assumptions regarding future profitability change, there can be an increase or decrease in the amounts recognized in respect of deferred tax assets as well as the amounts recognized in profit or loss in the period in which the change occurs.

●	Going concern – As disclosed in Note 1 to the consolidated financial statements.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At December 31, 2018 and 2017, there were no cash equivalents.

(b)	Accounts Receivable and Allowance for Doubtful Accounts

Trade and other accounts receivable are reported at face value less any provisions for uncollectible accounts considered necessary. Accounts receivable primarily includes trade receivables from customers. The Company provides an allowance for its accounts receivable for estimated losses that may result from its customers’ inability to pay. The Company determines the amount of the allowance by analyzing known uncollectible accounts, aged receivables, economic conditions, historical losses, and changes in customer payment cycles and the customers’ credit-worthiness. Amounts later determined and specifically identified to be uncollectible are charged or written off against this allowance. To minimize the likelihood of uncollectibility, the Company reviews its customers’ credit-worthiness periodically based on credit scores generated by independent credit reporting services, its experience with its customers, and the economic condition of its customers’ industries. Material differences may result in the amount and timing of expense for any period if the Company were to make different judgments or utilize different estimates.

(c)	Inventories and Provision for Excess and Obsolete Inventory

Inventories are stated at the lower of cost, (based on the weighted average cost method) or market. The Company reviews the components of its inventory and its inventory purchase commitments on a regular basis for excess and obsolete inventory based on estimated future usage and sales. Write-downs in inventory value or losses on inventory purchase commitments depend on various items, including factors related to customer demand, economic and competitive conditions, technological advances or new product introductions by the Company or its customers that vary from its current expectations. Whenever inventory is written down, a new cost basis is established and the inventory is not subsequently written up if market conditions improve.

The Company believes that, when made, the estimates used in calculating the inventory provision are reasonable and properly reflect the risk of excess and obsolete inventory. If customer demand for the Company’s inventory is substantially less than its estimates, inventory write-downs may be required, which could have a material adverse effect on its consolidated financial statements.

CDN - F-11

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(d)	Property and Equipment

Property and equipment are initially stated at cost and depreciated using the straight-line method. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which ranges from three to five years. Leasehold improvements are depreciated over the shorter of the related remaining lease period or useful life.

(e)	Impairment of long lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

The carrying amounts of the Company’s non-financial assets, other than deferred tax assets if any, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit” or “CGU”). The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If there is an indication that a corporate asset may be impaired, then the recoverable amount is determined for the CGU to which the corporate asset belongs.

An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognized in profit or loss.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. A reversal of an impairment loss is recognized immediately in profit or loss.

(f)	Financial Instruments

Financial assets

We initially recognize financial assets when the Company becomes party to the contractual provisions of the instrument. Subsequent to initial recognition, we classify financial assets as measured at amortized cost, fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”) after considering both our business model for managing the financial asset and the contractual cash flow characteristics of the financial asset.

CDN - F-12

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

A financial asset is measured at amortized cost if both of the following conditions are met:

a. the asset is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and

b. the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A financial asset is measured at FVOCI if both of the following conditions are met:

a. the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and

b. the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

We may make an irrevocable election at initial recognition to carry at FVOCI particular investments in equity instruments that would otherwise be measured at FVTPL.

A financial asset is required to be measured at FVTPL unless it is measured at amortized cost or at FVOCI.

As an exception to the rules above, we may, at initial recognition, irrevocably designate a financial asset as measured at FVTPL if doing so eliminates or significantly reduces a measurement or recognition inconsistency (“accounting mismatch”) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

If we change our business model for managing financial assets, we reclassify all affected financial assets on a prospective basis, without restating any previously recognized gains, losses or interest.

If the asset is reclassified to fair value, we determine the fair value at the reclassification date, and recognize in profit or loss any gain or loss arising from a difference between the previous carrying amount and fair value.

An embedded derivative is a component of a hybrid contract that also includes a non-derivative host, with the effect that some of the cash flows of the combined instrument vary in a way similar to a stand-alone derivative. A derivative that is attached to a financial instrument but is contractually transferable independently of that instrument, or has a different counterparty, is not an embedded derivative, and is treated as a separate financial instrument.

Upon initial recognition, we measure a financial asset at its fair value. However, we measure trade receivables that do not have a significant financing component at their transaction price. After initial recognition, we measure financial assets at amortized cost, FVOCI, or FVTPL.

Changes in fair value of a financial asset that is carried at FVTPL are recognized in profit or loss, and changes in fair value of a financial asset that is carried at FVOCI are recognized in other comprehensive income, unless it is part of a hedging relationship.

We apply the impairment requirements to financial assets that are measured at amortized cost and to those that are measured at FVOCI. We apply the hedge accounting requirements to all financial assets that are designated as hedged items. We have not had any hedges in any prior years or the current year.

Gains or losses on a financial asset that is carried at FVTPL are recognized in profit or loss, and gains or losses on a financial asset that is carried at FVOCI are recognized in other comprehensive income, unless it is part of a hedging relationship. A gain or loss on a financial asset that is measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the asset is derecognized, impaired, amortized, or reclassified.

CDN - F-13

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial liabilities

We initially recognize financial liabilities when the Company becomes party to the contractual provisions of the instrument. At initial recognition, we measure each financial liability at its fair value minus, in the case of a financial liability not at FVTPL, transaction costs that are directly attributable to the issue of the financial liability.

Subsequent to initial recognition, we classify and measure all financial liabilities at amortized cost using the effective interest method, except for:

a. financial liabilities at FVTPL;

b. financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition or when the continuing involvement approach applies;

c. financial guarantee contracts;

d. commitments to provide a loan at a below-market interest rate; and

e. contingent consideration recognized when we are the acquirer in a business combination.

We apply the hedge accounting requirements to all financial liabilities that are designated as hedged items. We have not had any hedges in any prior years or the current year.

We may, at initial recognition, irrevocably designate a financial liability as measured at FVTPL.

Gains or losses on a financial liability that is measured at fair value and is not part of a hedging relationship are recognized in profit or loss. A gain or loss on a financial liability that is measured at amortized cost and is not part of a hedging relationship is recognized in profit or loss when the financial liability is derecognized or amortized.

We present a gain or loss on a financial liability designated as FVTPL as follows:

a. the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is presented in other comprehensive income; and

b. the remaining amount of change in the fair value of the liability is presented in profit or loss.

(g)	Income Taxes

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2013-2018. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes their estimates are appropriate based on current facts and circumstances. Accordingly, as of December 31, 2018, the Company has no uncertain tax positions that qualify for recognition or disclosure in the accompanying consolidated financial statements.

In October 2017, the Company revoked its S Corporation tax status and became a C Corporation.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year using tax rates enacted or substantially enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable operations, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

CDN - F-14

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(h)	Revenue Recognition

The Company generates a portion of its revenue from the sale of wireless modems, routers and modules to wireless operators, OEM customers and value added resellers and distributors. In addition, the Company generates revenue from the sale of asset-management solutions utilizing wireless technology and M2M communication devices predominantly to transportation and industrial companies, medical device manufacturers and security system providers. Revenue from product sales is generally recognized upon the transfer of title of the product to the customer. Revenues from SaaS services are recognized pro-rata over the contract term. The Company records deferred revenue for cash payments received from customers in advance of when revenue recognition criteria are met.

The Company considers IFRS 5-step revenue recognition framework when assessing appropriate revenue recognition as follows:

●	Identify the contract(s) with a customer.
●	Identify the performance obligations in the contract.
●	Determine the transaction price.
●	Allocate the transaction price to the performance obligations in the contract.
●	Recognise revenue when (or as) the entity satisfies a performance obligation.

The Company provides SaaS subscriptions for its fleet management and vehicle finance applications in which customers are provided with the ability to wirelessly communicate with monitoring devices installed in vehicles and other mobile assets via software applications hosted by either the Company or partner vendor. When the customer purchases the monitoring device, the Company recognizes the revenue at the time of purchase. The Company recognizes revenues from SaaS services over the term of the contract.

(i)	Currency and Foreign Exchange

These consolidated financial statements are expressed in U.S. dollars as the Company’s operations are based only in the United States. Virtually all of the Company’s non-monetary or monetary assets and liabilities are in U.S. dollar currency. All revenues earned from customers outside the U.S. were denominated in U.S dollars.

(j)	Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based payment awards based on the estimated fair values of the awards as of the grant date. Stock option awards are accounted for based on the grant-date fair value estimated using the Black-Scholes option pricing model. The fair value is measured at grant date at each tranche is recognized over the period during which the options vest.

CDN - F-15

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The stock option plan allows Company employees and consultants to acquire shares of the Company. The fair value of options granted is recognized as a share-based payment expense with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee. Consideration paid on the exercise of stock options is credited to share capital and the fair value of the option is reclassified from share-based payment reserve to share capital.

In situations where equity instruments are issued to non-employees and some or all of the services received by the entity as consideration cannot be specifically identified, they are all measured at the fair value of the share-based payment, otherwise, share-based payments are measured at the fair value of the services received.

The fair value is measured at grant date at each tranche is recognized over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. At each reporting date, the amount recognized as an expense is adjusted to reflect the number of stock options that are expected to vest.

(k)	Basic and Diluted Net Loss per Shares of Common Shares

Basic net loss per share is computed by dividing the net loss by the weighted average number of shares that were outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to acquire common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the diluted net loss per share computation in loss periods as their effect would be anti-dilutive. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss position.

(l)	Intangible assets

Intangible assets consist of development costs for products to be sold and are carried at cost at the time of initial recognition. Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated;

(a) the technical feasibility of completing the intangible asset so that it will be available for use or sale;

(b) the intention to complete the intangible asset and use or sell it;

(c) the ability to use or sell the intangible asset;

(d) how the intangible asset will generate probable future economic benefits;

(e) the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

(f) the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for intangible assets is the sum of the expenses incurred from the date when the intangible assets first meet the recognition criteria listed above. If no future economic benefit is expected before the end of the life of assets, the residual book value is expensed. Subsequent to initial recognition, intangible assets are reported at cost less amortization. Where no intangible asset can be recognized, development costs are recognized as an expense in the period in which it is incurred.

Amortization is recognized on a straight-line basis over its estimated useful life.

CDN - F-16

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

As at December 31, 2018 and 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(m)	Impairment of intangible assets

At the end of each reporting period, the Company reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered impairment losses. If any such indication exists, the recoverable amount of the cash-generating unit to which the asset belongs is estimated in order to determine the extent of the impairment losses (if any).

Where a reasonable and consistent basis of allocation can be identified, assets are allocated into individual cash generating units (“CGU”), or otherwise they are allocated to the smallest group of CGUs for which a reasonable and consistent allocation basis can be identified.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

Where impairment losses subsequently reverse, the carrying amount of the asset (or CGU) is increased to the revised estimate of its recoverable amount, such that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment losses been recognized for the asset (or CGU) in prior years. A reversal of impairment losses is recognized immediately in profit or loss.

(n)	New accounting pronouncements

The following new standards, interpretations and amendments have been issued but are not yet effective and therefore have not been applied when preparing these financial statements:

In January 2016, the International Accounting Standards Board published a new standard, IFRS 16 Leases eliminating the current dual accounting model for lessees, which distinguishes between on-balance sheet finance leases and off-balance sheet operating leases. The new standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a very low value.

To prepare for this standard, we built a database of existing agreements which may contain leases as defined in the new standard, and reviewed contracts which may be affected by the change. The Company, on adoption of IFRS 16, will recognize lease liabilities in relation to office leases which had previously been classified as operating leases under the principles of IAS 17. In relation, under the principles of the new standard these leases are measured as lease liabilities at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate as at January 1, 2019. The associated right-of-use asset has been measured at the amount equal to the lease liability on January 1, 2019. The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset.

CDN - F-17

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The following table reconciles the Company’s operating lease commitments at December 31, 2018 to the lease liability recognized on adoption of IFRS 16 at January 1, 2019:

Adoption of IFRS 15
Lease commitments as at December 31, 2018	421,898
Impact of discounting	(76,624)
Lease liability as of January 1, 2019	345,275

4.	INVENTORY

Inventory consists of the following:

	December 31,
	2018	2017
Components and raw materials	$1,176,133	$544,717
Assemblies	87,994	23,290
	$1,264,127	$568,007

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2018	2017
Computer equipment and purchased software	$93,820	$89,104
Furniture and fixtures	24,727	24,727
Leasehold improvements	7,538	7,538
	126,085	121,369
Less—accumulated depreciation	(90,150)	(69,116)
	$35,935	$52,253

Depreciation expense was $21,034 and $18,437 for the years ended December 31, 2018 and 2017, respectively.

CDN - F-18

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

6.	INTANGIBLE ASSET

Intangible asset consists of development costs for the design and construction of the Company’s Brewsee™ keg management and monitoring system.

	December 31,
	2018	2017
Development costs	$254,233	$-

7.	ACQUISITION OF TWO LIONS TECHNOLOGIES

On October 2, 2017, the Company acquired all of the issued and outstanding shares of Two Lions in exchange for an aggregate of 2,808,000 common shares of the Company (the “Acquisition”). The Acquisition did not qualify as a business combination under International Financial Reporting Standards (“IFRS”) 3 Business Combinations.

The cost of an acquisition should be based on the fair value of consideration given, except when the fair value of the consideration given is not clear. The consideration of the acquisition is $1,073,200 calculated as $1,123,200 of common shares less forgiveness of $50,000 of debt. The total purchase price has been allocated as follows:

Prepaid expenses and advances	$7,663
Accounts payable and accrued liabilities	(2,351)
Transaction costs	1,067,888
Purchase price	$1,073,200

8.	ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	December 31,
	2018	2017
Inventory in-transit	$240,277	$-
Payroll related expenses	61,232	74,097
Accrued interest	104,986	37,702
Other	125,185	137,525
	$531,680	$249,324

CDN - F-19

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

9.	CREDIT FACILITY

In August 2015, the Company entered into an agreement with Sterling National Bank. Under the credit facility, the Company is obligated to assign all its accounts receivable and the Company may request advances up to 85% of eligible accounts. Interest is payable monthly at a rate of (i) prime rate plus 2.00%. In addition, there is a commission fee equal to 0.35% of the gross amount of each accounts receivable assigned. The credit facility was secured by a lien on substantially all the assets of the Company and a personal guaranty by the Company’s Chief Executive Officer.

In January 2018, the Company terminated its credit facility with Sterling National Bank and entered into a two-year agreement with Gibraltar Capital. Under the Gibraltar Capital credit facility, the Company is obligated to assign all its accounts receivable and the Company may request advances up to 90% of eligible accounts up to $1,000,000 outstanding. Interest is payable monthly at a rate of (i) prime rate plus 3.00%. In addition, there is a monthly collateral/management fee equal to 0.50% of the average daily obligations per month.

At December 31, 2018 and 2017, the outstanding balance on the credit facility was $963,484 and $552,251, respectively.

10.	DEBT

Loan Payable

In December 2015, the Company entered into a debt repayment agreement (the “Loan Agreement”) with one of the Company’s major suppliers for invoices totaling $1,859,000 (the “Principal”). The agreement bears interest at a rate of 5.00% per annum, payable monthly. Commencing March 2017, the Company is to make twelve monthly payments of $50,000 each followed by twelve monthly payments of $75,000 each and remaining subsequent monthly payments of $100,000 each until the Principal is paid. The Loan Agreement is guaranteed by the Chief Executive Officer and is secured by a pledge of his stock owned in the Company. During the term of the Loan Agreement, the Company cannot take certain actions including the issuance of additional stock or sell the Company without consent. At December 31, 2018 and 2017, the outstanding balance on the Loan Payable was $75,000.

In conjunction with the Loan Agreement, the Company issued a warrant to purchase 490,000 shares of common stock. The warrant is exercisable at $0.00001 per share and expires December 10, 2022. The warrant is classified as equity and included in additional paid-in capital. The fair value of the warrant was initially measured at $253,095 using the Black-Scholes valuation model and the following assumptions: fair value of common stock of $0.52, exercise price of $0.00001 per share, estimated volatility of 50%, risk-free interest rate of 2.03%, no dividend yield and a contractual life of 7 years.

The Company allocated the proceeds based on the relative fair value of the loan and warrant. This resulted in $236,659 being recorded as a debt discount. The accretion of the discount is recognized as interest expense over the term of the loan using the effective interest rate method. Interest expense for the years ended December 31, 2018 and 2017 was $0 and $142,388, respectively. The unamortized portion of the debt discount was $0 at December 31, 2017 and 2016, respectively.

Convertible Promissory Debentures

In conjunction with the acquisition, the Company can sell and issue up to $3,000,000 of convertible promissory debentures pursuant to a subscription agreement. At December 31, 2018 and 2017, the Company had issued convertible promissory debentures totalling $2,100,000 and $1,200,000. The debentures accrue interest at a rate of 10% per annum and is payable semi-annually unless the holder elects to defer payment. All unpaid principal and accrued interest is due October 2, 2019. The holder of the debenture at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of $1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable.

CDN - F-20

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

10.	DEBT (cont’d)

Convertible Promissory Debentures (cont’d)

The Company incurred capitalized debt issuance costs of $23,947 and $41,373 in connection with the debentures in 2018 and 2017, respectively. Debt issuance costs are amortized to interest expense over the life of the debentures. As of December 31, 2018, and 2017, the net carrying value of unamortized debt issuance costs was $30,647 and $36,206 which is included in short-term debt in the Consolidated statement of financial position. The Company’s debt issuance cost amortization was $29,506 and $5,168 in 2018 and 2017, respectively.

Inventory Financing

In May 2017, the Company purchased $158,660 of inventory by agreeing to financing from the vendor of monthly payments of $6,000 over 36 months totalling $216,000. The Company recorded the $57,340 difference between the payments and the value of the inventory as a discount to the financing and is amortizing the discount using the effective interest rate method over the 36-month period. Interest expense recognized associated with the discount and the unamortized portion of the discount for the years ended December 31, 2018 and 2017 was $18,248 and $9,813, respectively. The unamortized portion of the discount at December 31, 2018 and 2017 was $29,279 and $47,527.

11.	COMMITMENTS

Operating Lease

The Company leases office space in San Diego, California and Tulsa, Oklahoma under non-cancelable operating leases that expires October 2021 and February 2021. Future minimum lease payments under the lease agreement as of December 31, 2018 are as follows:

Years ending December 31:
2019	147,814
2020	151,799
2021	122,285
$421,898

Rent expense for the years ended December 31, 2018 and 2017 was $137,932 and $109,695, respectively.

CDN - F-21

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

12.	SHARE CAPITAL

(a)	Authorized 20,000,000 common shares authorized with a par value of $0.00001.

(b)	Common share transactions

There were no common share transactions for the year ended December 31, 2018

Transactions for the year ended December 31, 2017

i)	In connection with the domicile change, the holders of common stock received 98,000 shares of common stock of the Delaware Company in exchange for one share of the Florida Company (Note 1)

ii)	During the year ended December 31, 2017, the Company acquired all of the issued and outstanding shares of Two Lions in exchange for an aggregate of 2,808,000 common shares of the Company. (Note 7)

iii)	In October 2017, the Company repurchased and cancelled 3,000,000 common shares from an officer of the Company. The total cost was $10.

(c)	Stock options

In October 2017, the Company’s board of directors and stockholders approved the 2017 Stock Plan under which 3,500,000 shares of common stock are reserved for the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock and performance awards to employees, directors and consultants. Recipients of stock option awards are eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than the estimated fair market value of such stock on the date of grant. The maximum term of awards granted under the 2017 Plan is ten years. Stock awards are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement. Unvested shares of the Company’s common stock issued in connection with an early exercise allowed by the Company may be repurchased by the Company upon termination of the optionee’s service with the Company.

CDN - F-22

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

12.	SHARE CAPITAL (cont’d)

The following table summarizes stock option transactions under the 2017 Plan:

	Number of Options	Weighted average exercise price
Outstanding, December 31, 2016
Granted	3,000,000	$0.47
Forfeited	(250,000)	0.47
Outstanding, December 31, 2018 and 2017	2,750,000	0.47

At December 31, 2018, the Company had outstanding and exercisable stock options as follows:

Date of Expiry	Number of Options Outstanding	Number of Options Exercisable	Exercise Price	Weighted Average Remaining Life (years)

October 5, 2027	2,750,000	2,395,833	$0.47	8.76

The Company uses a Black-Scholes option valuation model to determine the fair value of stock-based compensation. The expected volatility is based on the historical volatility of a peer group of publicly-traded companies. The risk-free interest rate is based on the yield on the measurement date of a zero-coupon U.S. Treasury bond whose maturity period approximately equals the option’s expected term. The expected life represents the time the options granted are expected to be outstanding. Forfeitures are estimated at the time of grant and adjusted, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The following are the assumptions used in the Black-Scholes option valuation model for option grants in 2017:

Year Ended December 31, 2017
Fair value of common stock	$0.40
Expected term (years)	5.00-6.08
Risk-free interest rate	1.94%-2.06%
Expected volatility	27.01%
Dividend yield	0.00%

Stock-based non-employee compensation is recognized over the vesting period. The value of options granted to non-employees is periodically re-measured as they vest over a performance period.

CDN - F-23

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

12.	SHARE CAPITAL (cont’d)

(d)	Warrants

In conjunction with a Loan Agreement (Note 10), the Company issued a warrant to purchase 490,000 shares of common stock. The warrant is exercisable at $0.00001 per share and expires December 10, 2022.

In conjunction with the convertible promissory debentures (Note 10), the placement agents received warrants to purchase common stock totaling 21,000 and 38,250 shares in December 31, 2018 and 2017, respectively. The warrants have an exercise price of $1.00 and they expire on October 2, 2019. The Company determined the fair value of the warrants to be $2,947 and $31 in 2018 and 2017 using the Black-Scholes valuation model and the following assumptions:

	Number of warrants	Weighted average exercise price

Outstanding, December 31, 2016	490,000	$0.00
Granted	38,250	1.00
Outstanding, December 31, 2017	528,250	0.07
Granted	21,000	1.00
Outstanding, December 31, 2018	549,250	$0.11

The following are the assumptions used in the Black-Scholes option valuation model for warrants grants in 2018 and 2017:

	Year Ended December 31, 2018	Year Ended December 31, 2017
Fair value of common stock	$0.40	$0.40
Exercise price	$1.00	$1.00
Expected term (years)	1.05 – 1.33	2.00
Risk-free interest rate	2.28% - 2.56%	1.94%-2.06%
Expected volatility	27%	27%
Dividend yield	0.00%	0.00%

13.	Segment Information

Operating segments are defined as components of an enterprise (business activity from which it earns revenue and incurs expenses) for which discrete financial information is available and regularly reviewed by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker (CODM) is its Chief Executive Officer. The Company views its operations and manages its business as a single operating and reporting segment. All assets of the Company were held in the U.S. for the years ended December 31, 2018 and 2017.

CDN - F-24

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

13.	Segment Information (cont’d)

Although all operations are based in the U.S., the Company generated a portion of its revenue from customers outside of the U.S. Information about the Company’s revenue from different geographic regions for the years ended December 31, 2018 and 2017 is as follows:

	2018		2017
United States	$14,348,994	89.9%	$7,821,786	88.8%
China	625,719	3.9%	237,489	2.7%
Canada	460,388	2.9%	580,560	6.6%
Other combined	521,254	3.3%	171,839	2.0%
Total revenues	$15,956,355	100.0%	$8,811,674	100.0%

All of the Company’s significant identifiable assets were located in the United States as of December 31, 2018 and 2017.

14.	Concentration Risk

The Company derived revenue from one customer totaling 20% of the Company’s total revenue in 2018. No customer provided 10% or more of the Company’s total revenue for in 2017. At December 31, 2018 and 2017, two customers and one customer accounted for 52% and 14% of total accounts receivable, respectively.

The Company has concentrations in the purchases with its suppliers. In December 2018 and 2017, two suppliers accounted for 98% and 95% of total purchases, respectively.

CDN - F-25

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

15.	INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2018	2017
Net Income (Loss) before Tax	$62,544	$1,875,499)
Expected income tax recovery	13,134	(656,425)
Change in statutory, foreign tax, foreign exchange rates and other	1,275	383,645
Permanent differences	9,968	230,187
Expiry of non-capital losses	(16,690)	49,643
Changes in unrecognized deductible temporary differences	(6,887)	(5,450)
Total income tax expense (recovery)	$800	$1,600

The significant components of the Company’s deferred tax assets that have not been included on the consolidated statement of financial position are as follows:

	2018	2017
Deferred Tax Assets (Liabilities)

Allowance for Bad Debts	$27,613	$15,824
Inventory Reserves	104,289	68,988
Accrued Vacation	16,956	14,366
Sec. 263A Unicap	25,560	10,550
Fixed Asset Basis Difference incl. Depreciation	(1,418)	(1,878)
State Income Taxes - CA mandatory lag method	973	336
Capitalized R & D	(74,313)	-
Non-Qualified Stock Options - GAAP	430	430
Non-Capital losses available for future period	18,259	41,446
	118,349	150,062
Unrecognized deferred tax assets	(118,349)	(150,062)
Net Deferred Tax Assets (Liabilities)	$-	$-

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2018	Expiry Date Range	2017	Expiry Date Range
Temporary Differences
Allowance for Bad Debts	$94,467	No expiry date	$54,135	No expiry date
Inventory Reserves	356,781	No expiry date	236,013	No expiry date
Accrued Vacation	58,006	No expiry date	49,146	No expiry date
Sec. 263A Unicap	87,444	No expiry date	36,092	No expiry date
Fixed Asset Basis Difference incl. Depreciation	(4,997)	No expiry date	(6,722)	No expiry date
State Income Taxes - CA mandatory lag method	3,329	No expiry date	1,600	No expiry date
Capitalized R & D	(254,232)	No expiry date	-	No expiry date
Non-Qualified Stock Options - GAAP	1,471	No expiry date	1,471	No expiry date
Non-Capital losses available for future period	62,362	2037	141,836	2037

CDN - F-26

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

16.	CAPITAL MANAGEMENT

The CEO has overall responsibility for the establishment and oversight of the Company’s risk management framework.

The Company defines capital as consisting of loans, credit facility, convertible debentures and shareholder’s equity. The Company’s objectives when managing capital are to support the creation of shareholder value, as well as to ensure that the Company is able to meet its financial obligations as they become due.

The Company manages its capital structure to maximize its financial flexibility making adjustments to it in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

At December 31, 2018 and 2017, the Company is not subject to any externally imposed capital requirements or debt covenants. The change to the Company’s approach to capital management during the years ended December 31, 2018 and 2017 relate to the issuance of $900,000 and $1,200,000 convertible debentures bearing interest at 10%.

The Company has in place an accounts receivable credit facility whereby the Company assigns all its accounts receivable and can request advances up to 90% of eligible accounts up to $1,000,000 outstanding.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

17.	FINANCIAL INSTRUMENTS

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.

Financial instruments measured at fair value are classified into three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly;

Level 3 – Inputs that are not based on observable market data.

The fair values of the Company’s cash, trade and other receivables, due from related party, and accounts payable and accrued liabilities approximate carrying value, which is the amount recorded on the consolidated statement of financial position.

CDN - F-27

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

17.	FINANCIAL INSTRUMENTS (cont’d)

Credit risk (cont’d…)

The following table illustrates the classification of the Company’s financial instruments within the fair value hierarchy as at December 31, 2018 and 2017:

	Level 1	Level 2	Level 3

December 31, 2018:
Cash	$910,315	$-	$-

December 31, 2017:
Cash	$116,411	$-	$-

The balance of future purchase consideration above is the current portion, plus the present value of the non-current portion presented on the consolidated statements of financial position.

The Company is exposed to varying degrees to a variety of financial instrument related risks:

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company places its cash with institutions of high credit worthiness. Management has assessed there to be a low level of credit risk associated with its cash balances.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, as these factors may have an influence on credit risk. Approximately 20% of the Company’s revenue (2017 - 6%) is attributable to sales transactions with a single customer.

The Company has established a credit policy under which each major new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, when available, and in some cases bank references. Purchase limits and terms are established for each customer and reviewed periodically. Customers that fail to meet the Company’s benchmark creditworthiness may transact with the Company only on a prepayment basis.

In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, whether they are a wholesale, retail or end-user customer, geographic location, industry, aging profile, maturity and existence of previous financial difficulties. Trade and other receivables relate mainly to the Company’s wholesale and retail customers.

CDN - F-28

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

17.	FINANCIAL INSTRUMENTS (cont’d)

Trade and other receivables consist of:

	December 31, 2018	December 31, 2017
Accounts Receivable	$3,261,311	$1,234,635
Allowance for doubtful accounts	(94,468)	(57,488)
Total	$3,166,843	$1,177,147

Aged trade receivable listing:

Days outstanding	December 31, 2018	December 31, 2017
Current	$2,760,938	$751,155
1 – 30	385,815	385,060
31 – 60	46,580	97,126
61 - 90	5,263	1,294
> 90	62,715	-
Total	$3,261,311	$1,234,635

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company examines current forecasts of its liquidity requirements so as to make certain that there is sufficient cash for its operating needs. These forecasts take into consideration matters such as the Company’s plan to use debt for financing its activity, compliance with any required financial covenants and liquidity ratios, and compliance with external requirements such as laws or regulation.

The Company has a factoring agreement with external funding (Note 9). The Company’s accounts payable and accrued liabilities have contractual terms of 30 to 90 days.

CDN - F-29

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

17.	FINANCIAL INSTRUMENTS (cont’d)

Market risk

a)	Currency Risk

The Company is located in the United States and virtually all transactions including the company’s sales and debt are negotiated in US dollars.

b)	Interest Rate Risk

The Company’s debt has fixed interest rates and are not exposed to interest rate risk until maturity. The Company’s credit facility is variable based on the prime rate. A 1% increase in the prime rate in 2018 would result in approximately $7,500 additional interest expense for the year ended December 31, 2018.

c)	Price Risk

Price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices other than those arising from interest rate risk, financial market risk or currency risk. The Company is not exposed to significant price risk.

18.	RELATED PARTY TRANSACTIONS

Related parties and related party transactions impacting the accompanying financial statements are summarized below and include transactions with the following individuals or entities:

Key management personnel:

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of executive and non-executive members of the Company’s Board of Directors and corporate officers.

Remuneration attributed to key management personnel can be summarized as follows:

	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017

Salary	$633,606	$580,933
Consulting fees	110,385	86,130
Share-based compensation	2,886	182,582

Totals	$746,877	$849,645

As at December 31, 2018, $42,161 (December 31, 2017 – $48,565) was included in accounts payable and accrued liabilities for fees owed to related parties.

CDN - F-30

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2018 and 2017

19.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through October 9, 2019, which is the date the consolidated financial statements are available for issuance.

Sale of modular distribution agreement and associated assets

In January 2019, the Company sold its Telit modular distribution agreement and associated assets. The Company will receive $250,000 cash plus 6% of net sales of Telit products through December 31, 2019.

Exercise of warrants

In March 2019, 490,000 warrants were exercised for proceeds of $5.

Amendment to Articles of Incorporation

In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the Articles of Incorporation: (a) increase in the number of authorized shares of common stock from 20,000,000 to 40,000,000 and (b) changes necessary for a contemplated listing on the Canadian Securities Exchange (“CSE”). (c) 2017 Stock Plan.

Amendment to 2017 Stock Plan

In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the 2017 Stock Plan: (a) increase in the number of authorized shares for issuance to 4,100,000 and (b) add an annual evergreen provision that will adjust the number of authorized shares reserved for issuance to an amount equal to 29.99% of the Company’s issued common stock.

Amendment to convertible promissory debentures

In June 2019, holders of convertible promissory debentures totaling $2,000,000 agreed to amend their debentures. The amendment provides that upon getting a conditional approval letter for the listing of the common stock of the Company through the Canadian Securities Exchange (“CSE”), all unpaid principal will be automatically converted into common stock of the Company at a conversion rate of $1.00 per share. In addition, the holder will receive 50% of all interest that would have been payable from the date of the approval letter until October 2, 2019.

CDN - F-31

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Financial Position

(Expressed in US dollars)

As at June 30, 2019 and December 31, 2018

	June 30, 2019	December 31, 2018
ASSETS
Current
Cash	$874,760	$910,315
Trade Receivables (Note 16)	1,662,376	3,166,843
Inventory (Note 4)	1,155,521	1,264,127
Prepaid expenses	71,854	13,386
	3,764,511	5,354,671

Property and equipment (Note 5)	33,693	35,935
Security Deposit	12,541	12,541
Intangible (Note 6)	520,137	254,233
Right-of-use asset (Note 11)	287,731	-
Total assets	$4,618,613	$5,657,380

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts Payable	$3,282,199	$3,764,858
Accrued liabilities (Note 8)	392,986	531,680
Credit facility (Note 9)	774,366	963,484
Short-term debt (Note 10)	2,136,274	2,112,074
Customer deposits	22,328	39,950
Deferred revenue	67,138	52,715
	6,675,291	7,464,761

Lease liability (Note 11)	295,158	-
Long Term debt (Note 10)	-	30,000
Total liabilities	6,970,449	7,494,761

Shareholders’ equity
Share capital (Note 12)	1	1
Reserves	381,692	376,005
Accumulated deficit	(2,733,529)	(2,213,387)
	(2,351,836)	(1,837,381)
Total liabilities and shareholders’ equity	$4,618,613	$5,657,380

Nature of Operations and Going Concern (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

CDN - F-32

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Operating Income

(Expressed in US dollars)

Three and Six Month Periods Ended June 30, 2019 and 2018

	For the three months ended June 30,		For the six months ended June 30
	2019	2018	2019	2018
Revenues:
Products	$3,635,909	$3,488,965	$6,110,535	$6,044,903
Solutions and other services	535,905	271,012	1,084,011	548,192
Total Revenues	4,171,814	3,759,977	7,194,546	6,593,095
Cost of Revenues
Products	2,963,309	2,675,360	4,987,697	4,751,392
Solutions and other services	95,730	79,779	189,882	174,828
Total cost of revenues	3,059,039	2,755,139	5,177,579	4,926,220
Gross Profit	1,112,775	1,004,838	2,016,967	1,666,875

OPERATING EXPENSES
Research and development	161,466	105,339	323,288	213,879
General and administrative	1,021,764	643,780	2,018,566	1,265,271
Total Operating Expenses	1,183,230	749,119	2,341,854	1,479,150
Net Operating Income (Loss)	(70,455)	255,719	(324,887)	187,725

OTHER EXPENSES
Interest Expense	(96,284)	(52,183)	(195,255)	(103,672)
Net income (loss) for the period	(166,739)	203,536	(520,142)	84,053

Weighted Average number of common shares:
Basic	10,098,000	9,608,000	9,884,133	9,608,000
Diluted	10,098,000	14,222,734	9,884,133	14,154,869

Basic income (loss) per share	($0.02)	$0.02	($0.05)	$0.01
Diluted income (loss) per share	($0.02)	$0.01	($0.05)	$0.01

The accompanying notes are an integral part of these consolidated financial statements.

CDN - F-33

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Changes in Shareholders’ Equity

(Expressed in US dollars)

	Number of Common Shares	Share Capital Amount	Reserves	Accumulated Deficit	Total Shareholders’ Equity

Balance, December 31, 2017	9,800,000	$1	$361,694	$(2,275,931)	$(1,914,236)
Stock-based compensation expense	-	-	2,841	-	2,841
Net income (loss) for the period	-	-	-	(119, 483)	(119,483)
Balance, March 31, 2018	9,608,000	$1	$364,535	$(2,395,414)	$(2,030,878)
Stock-based compensation expense	-	-	2,841	-	2,841
Issuance of warrants to placement agents in conjunction with convertible debentures	-	-	2,039	-	2,039
Net income (loss) for the period	-	-	-	203,536	203,536
Balance, June 30 ,2018	9,608,000	1	$369,415	$(2,191,878)	$(1,822,462)
Stock-based compensation expense	-	-	5,682	-	5,682
Issuance of warrants to placement agents in conjunction with convertible debentures	-	-	908	-	908
Net income (loss) for the period	-	-	-	(21,509)	(21,509)
Balance, December 31 ,2018	9,608,000	$1	$376,005	$(2,213,387)	$(1,837,381)
Stock-based compensation expense	-	-	2,841	-	2,841
Exercise of warrants	490,000	-	5	-	5
Net income (loss) for the period	-	-	-	(353,403)	(353,403)
Balance, March 31, 2019	10,098,000	$1	$378,851	$(2,566,790)	$(2,187,938)
Stock-based compensation expense	-	-	2,841	-	2,841
Net income for the year	-	-		(166,739)	(166,739)

Balance, June 30, 2019	10,098,000	$1	$381,692	$(2,733,529)	$(2,351,836)

CDN - F-34

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

Six Month Period Ended June 30, 2019 and 2018

	June 30, 2019	June 30, 2018
Cash provided by / (used for):
Operating Activities:
Net income (loss) for the period	$(520,142)	$84,053
Items not affecting cash:
Depreciation and Accretion	17,045	10,507
Amortization of loans payable discount	30,200	19,852
Stock-based compensation	5,682	5,682
Provision for bad debts	9,674	11,315
Provision for excess and obsolete inventory	70,647	63,384
Net change in non-cash working capital items:
Accounts receivable	1,437,735	(591,931)
Inventory	37,959	(104,217)
Prepaid expenses	(58,468)	1,669
Other assets	-	(850)
Accounts payable	(425,601)	56,303
Accrued liabilities	(138,694)	80,035
Customer deposits	(17,622)	(8,348)
Deferred revenue	14,423	(3,081)
Net cash used in operating activities	462,838	(375,627)

Investing Activities:
Additions of intangible assets	(265,904)	-
Purchase of property and equipment	(7,376)	-
Net cash used in investing activities	(273,280)	-

Financing Activities:
Proceeds from issuance of debt (Note 10)	-	386,000
Payments on loans payable	(36,000)	(36,000)
Net borrowings (repayments) on credit facility	(189,118)	338,468
Exercise of warrants	5	-
Net cash provided by financing activities	(225,113)	688,468

Change in cash for the period	(35,555)	312,841
Cash, beginning of the period	910,315	116,411
Cash, end of the period	$874,760	$429,252

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Financing Activities:	114,771	96,696
Income taxes	-	-

The accompanying notes are an integral part of these consolidated financial statements.

CDN - F-35

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

1.	NATURE OF OPERATIONS AND GOING CONCERN

Direct Communication Solutions, Inc. (the “Company” or “DCS”) was incorporated in Florida on September 9, 2006. The Company is a provider of solutions for the Internet of Things (“IoT”), including monitoring-as-a-service (“MaaS”) solutions for the telematics market. The Company’s range of products includes GPS devices, modems, embedded modules, routers and mobile tracking machine-to-machine (“M2M”) devices, communications and applications software and cloud services.

The Company’s M2M products and solutions enable devices to communicate with each other and with server or cloud-based application infrastructures and include M2M embedded modules, integrated M2M communications devices and SaaS delivery platforms, including MiFleet, which provides fleet and vehicle SaaS telematics, MiSensors, which provides easy M2M device management and service enablement for wireless sensors and MiFailover which provides high-speed wireless internet failover to small and medium sized businesses as a redundancy solution to continue to run their business in the event the internet is not available.

On October 2, 2017, the Company completed its acquisition (the “Acquisition”) of Two Lions Technologies, a private Canadian company (“Two Lions”). Concurrently with the Acquisition, the Company issued convertible debentures for gross proceeds of $1,200,000 and changed the name of Two Lions to DCS Canada.

Domicile Change

In April 2017, the Company entered into a definitive merger and share exchange agreement pursuant to which the Company redomesticated from the State of Florida to the State of Delaware and the Florida Company ceased to exist (the “Reincorporation”). In connection with the Reincorporation, the holders of common stock received 98,000 shares of the Delaware Company in exchange for one share of the Florida Company.

The Reincorporation was effectuated by a definitive merger and share exchange agreement pursuant to which the Company shall change its domicile from the State of Florida to the State of Delaware and the Florida Company then shall cease to exist. The holders of common stock shall receive 98,000 shares of the Delaware Company in exchange for one share of the Florida Company. The warrant outstanding at the date of Reincorporation was adjusted based on the ratio of one for 98,000.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has recently incurred operating losses and as of June 30, 2019, had an accumulated deficit of $2,733,529. As of June 30, 2019, the Company had available cash totaling $874,760. The Company may finance its operations through a variety of ways, including the issuance of debt or sales of equity. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. If events or circumstances occur such that the Company does not meet its operating plan as expected, the Company may be required to reduce planned research and development activities, incur additional restructuring charges or reduce other operating expenses which may raise substantial doubt on its ability to achieve its intended business objectives. These additional reductions in expenditures, if required, could have an adverse impact on the Company’s ability to achieve certain of its business objectives during 2019.

CDN - F-36

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

2.	BASIS OF PREPARATION

Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

Basis of consolidation

These consolidated financial statements of the Company have been prepared on the historical cost basis, except for financial instruments classified as financial instruments at fair value through profit and loss, which are stated at their fair value. In addition, the consolidated financial statements have been prepared using the accrual basis of accounting.

These consolidated financial statements incorporate the financial statements of the Company and its wholly controlled subsidiaries. These consolidated financial statements of the Company are presented in United States dollars, which is the functional currency of the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its direct wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries:

Name of Subsidiary	Place of Incorporation	Ownership
Two Lions Technologies, Inc. (i)	British Columbia, Canada	100%

(i)	The accounts of this subsidiary has been included in these consolidated financial statements from October 2, 2017 onwards.

Foreign currency translation

Items included in the financial statements of each entity in the Company are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”) and has been determined for each entity within the Company. The functional currency of Direct Communication Solutions, Inc., is the U.S dollar. Two Lions Technologies, Inc.’s functional currency is in Canadian Dollar. The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21 The Effects of Changes in Foreign Exchange Rates.

Transactions in currencies other than the entity’s functional currency are translated at the exchange rates in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect as at the statement of financial position date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities. Foreign currency differences arising on translation are recognized in the statement of operating income (loss).

Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

CDN - F-37

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

2.	BASIS OF PREPARATION (cont’d)

iii)	Critical accounting estimates

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated interim financial statements are, but not limited to the following:

●	Allowance for doubtful accounts receivable - The Company makes allowances for doubtful accounts based on its best estimate of the amount of probable credit losses in existing accounts receivable. These are determined based on historical writeoff experiences and customer economic data.

●	Provision for excess and obsolete inventory - Inventory is valued at the lower of cost and net realizable value. Cost of inventory includes cost of purchase (purchase price, import duties, transport, handling, and other costs directly attributable to the acquisition of inventories), cost of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value for inventories is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Provisions are made in profit or loss of the current period on any difference between book value and net realizable value.

●	Fair value of stock options and warrants - Determining the fair value of warrants and stock options requires judgments related to the choice of a pricing model, the estimation of stock price volatility, the expected forfeiture rate and the expected term of the underlying instruments. Any changes in the estimates or inputs utilized to determine fair value could have a significant impact on the Company’s future operating results or on other components of shareholders’ equity.

●	Provision for warranty costs - Provisions represent liabilities to the Company for which the amount or timing is uncertain. Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, when it is probable that an outflow of resources will be required to settle the obligation and where the amount can be reliably estimated. Provisions are not recognized for future operating losses.

●	Income taxes - Tax provisions are based on enacted or substantively enacted laws. Changes in those laws could affect amounts recognized in profit or loss both in the period of change, which would include any impact on cumulative provisions, and future periods. Deferred tax assets, if any, are recognized to the extent it is considered probable that those assets will be recoverable. This involves an assessment of when those deferred tax assets are likely to reverse.

●	Estimated product returns -Revenue from product sales is recognized net of estimated sales discounts, credits, rebates and allowances. The Company recognizes product returns when incurred due to the infrequent occurrence of returns.

●	Valuation of Two Lion Technologies - In valuing the Two Lion transaction, management relied on an independent valuation report for the purposes of the merger.

CDN - F-38

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

2.	BASIS OF PREPARATION (cont’d)

iv)	Critical accounting judgments

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but are not limited to, the following:

●	Deferred income taxes – judgments are made by management to determine the likelihood of whether deferred income tax assets at the end of the reporting period will be realized from future taxable earnings. To the extent that assumptions regarding future profitability change, there can be an increase or decrease in the amounts recognized in respect of deferred tax assets as well as the amounts recognized in profit or loss in the period in which the change occurs.

●	Going concern – As disclosed in Note 1 to the consolidated financial statements.

3.	SIGNIFICANT ACCOUNTING POLICIES

(o)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. At June 30, 2019 and December 31, 2018, there were no cash equivalents.

(p)	Accounts Receivable and Allowance for Doubtful Accounts

Trade and other accounts receivable are reported at face value less any provisions for uncollectible accounts considered necessary. Accounts receivable primarily includes trade receivables from customers. The Company provides an allowance for its accounts receivable for estimated losses that may result from its customers’ inability to pay. The Company determines the amount of the allowance by analyzing known uncollectible accounts, aged receivables, economic conditions, historical losses, and changes in customer payment cycles and the customers’ credit-worthiness. Amounts later determined and specifically identified to be uncollectible are charged or written off against this allowance. To minimize the likelihood of uncollectibility, the Company reviews its customers’ credit-worthiness periodically based on credit scores generated by independent credit reporting services, its experience with its customers, and the economic condition of its customers’ industries. Material differences may result in the amount and timing of expense for any period if the Company were to make different judgments or utilize different estimates.

(q)	Inventories and Provision for Excess and Obsolete Inventory

Inventories are stated at the lower of cost, (based on the weighted average cost method) or market. The Company reviews the components of its inventory and its inventory purchase commitments on a regular basis for excess and obsolete inventory based on estimated future usage and sales. Write-downs in inventory value or losses on inventory purchase commitments depend on various items, including factors related to customer demand, economic and competitive conditions, technological advances or new product introductions by the Company or its customers that vary from its current expectations. Whenever inventory is written down, a new cost basis is established and the inventory is not subsequently written up if market conditions improve.

The Company believes that, when made, the estimates used in calculating the inventory provision are reasonable and properly reflect the risk of excess and obsolete inventory. If customer demand for the Company’s inventory is substantially less than its estimates, inventory write-downs may be required, which could have a material adverse effect on its consolidated financial statements.

CDN - F-39

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(r)	Property and Equipment

Property and equipment are initially stated at cost and depreciated using the straight-line method. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which ranges from three to five years. Leasehold improvements are depreciated over the shorter of the related remaining lease period or useful life.

(s)	Impairment of long lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

The carrying amounts of the Company’s non-financial assets, other than deferred tax assets if any, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit” or “CGU”). The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If there is an indication that a corporate asset may be impaired, then the recoverable amount is determined for the CGU to which the corporate asset belongs.

An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognized in profit or loss.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. A reversal of an impairment loss is recognized immediately in profit or loss.

CDN - F-40

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(t)	Financial instruments

Classification

Financial assets are classified at initial recognition as either: measured at amortized cost, Fair value through profit or loss (“FVTPL”), or fair value through other comprehensive income (“FVTOCI”). The classification depends on the Company’s business model for managing the financial assets and the contractual cash flow characteristics. For assets measured at fair value, gains and losses will either be recorded in profit or loss or other comprehensive income (“OCI”).

Fair value through profit or loss (“FVTPL”) – Financial assets carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statement of operations. Realized and unrealized gains and losses arising from changes in the fair value of the financial asset held at FVTPL are included in the statement of operations in the period in which they arise. Derivatives are also categorized as FVTPL unless they are designated as hedges. Fair value through other comprehensive income (“FVTOCI”) - Financial instruments at FVTOCI are initially recognized at fair value plus transaction costs. Subsequently, they are measured at fair value, with gains and losses arising from changes in fair value recognized in other comprehensive income. There is no subsequent reclassification of fair value gains and losses to profit or loss following the derecognition of the instrument.

Financial assets at amortized cost - A financial asset is measured at amortized cost if the objective of the business model is to hold the financial asset for the collection of contractual cash flows, and the asset’s contractual cash flows are comprised solely of payments of principal and interest. They are classified as current assets or non-current assets based on their maturity date and are initially recognized at fair value and subsequently carried at amortized cost less any impairment.

Derivatives embedded in contracts where the host is a financial asset in the scope of the standard are never separated. Instead, the hybrid financial instrument as a whole is assessed for classification.

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL or the Company has opted to measure at FVTPL.

Under IFRS 9, the Company classifies its financial instruments as follows:

Cash	FVTPL
Accounts receivable	Amortized Cost
Accounts payable and accrued liabilities	Amortized Cost
Credit Facility	Amortized Cost
Short-term debt	Amortized Cost
Long-term debt	Amortized Cost

Measurement

Financial assets and liabilities at FVTPL are initially recognized at fair value and transaction costs are expensed in the statement of operations. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets or liabilities held at FVTPL are included in the statement of operations in the period in which they arise. Where the Company has opted to designate a financial liability at FVTPL, any changes associated with the Company’s credit risk will be recognized in OCI.

Financial assets and liabilities at amortized cost are initially recognized at fair value, and subsequently carried at amortized cost less any impairment.

CDN - F-41

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Fair Value Hierarchy

Under IFRS 9, financial instruments disclosures require classification of fair value measurements using a fair value hierarchy that reflects the significance of inputs used in making the measurements. The levels of the fair value hierarchy are defined as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

Level 3 - inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Impairment

The Company assesses on a forward looking basis the expected credit losses (“ECL”) associated with financial assets measured at amortized cost, contract assets and debt instruments carried at FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Losses are recognized in profit or loss and reflected in an allowance account against receivables. When a subsequent event causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

New and Revised Standards and Interpretations

Revised accounting pronouncements adopted during the year

IFRS 9 Financial Instruments

IFRS 9 was issued by the IASB in November 2009 and replaced IAS 39, Financial Instruments: Recognition and Measurement. The Company adopted IFRS 9 effective January 1, 2019.

The adoption of IFRS 9 has had no significant impact on the financial statements other than classification of financial instruments. The following table outlines the classification of IFRS under IAS 39 and IFRS 9:

	IFRS 9	IAS 39
Cash	FVTPL	FVTPL
Accounts payable and accrued liabilities	Amortized cost	Amortized cost
Credit Facility	Amortized cost	Amortized cost
Short-term debt	Amortized cost	Amortized cost
Long-term debt	Amortized cost	Amortized cost

CDN - F-42

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(u)	Income Taxes

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2013-2018. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes their estimates are appropriate based on current facts and circumstances. Accordingly, as of June 30, 2019, the Company has no uncertain tax positions that qualify for recognition or disclosure in the accompanying consolidated financial statements.

In October 2017, the Company revoked its S Corporation tax status and became a C Corporation.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year using tax rates enacted or substantially enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable operations, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(v)	Revenue Recognition

The Company generates a portion of its revenue from the sale of wireless modems, routers and modules to wireless operators, OEM customers and value added resellers and distributors. In addition, the Company generates revenue from the sale of asset-management solutions utilizing wireless technology and M2M communication devices predominantly to transportation and industrial companies, medical device manufacturers and security system providers. Revenue from product sales is generally recognized upon the transfer of title of the product to the customer. Revenues from SaaS services are recognized pro-rata over the contract term. The Company records deferred revenue for cash payments received from customers in advance of when revenue recognition criteria are met.

The Company considers IFRS 5-step revenue recognition framework when assessing appropriate revenue recognition as follows:

●	Identify the contract(s) with a customer.

●	Identify the performance obligations in the contract.

●	Determine the transaction price.

●	Allocate the transaction price to the performance obligations in the contract.

●	Recognise revenue when (or as) the entity satisfies a performance obligation.

CDN - F-43

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

The Company provides SaaS subscriptions for its fleet management and vehicle finance applications in which customers are provided with the ability to wirelessly communicate with monitoring devices installed in vehicles and other mobile assets via software applications hosted by either the Company or partner vendor. When the customer purchases the monitoring device, the Company recognizes the revenue at the time of purchase. The Company recognizes revenues from SaaS services over the term of the contract.

(w)	Currency and Foreign Exchange

These consolidated financial statements are expressed in U.S. dollars as the Company’s operations are based only in the United States. Virtually all of the Company’s non-monetary or monetary assets and liabilities are in U.S. dollar currency. All revenues earned from customers outside the U.S. were denominated in U.S dollars.

(x)	Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based payment awards based on the estimated fair values of the awards as of the grant date. Stock option awards are accounted for based on the grant-date fair value estimated using the Black-Scholes option pricing model. The fair value is measured at grant date at each tranche is recognized over the period during which the options vest.

The stock option plan allows Company employees and consultants to acquire shares of the Company. The fair value of options granted is recognized as a share-based payment expense with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee. Consideration paid on the exercise of stock options is credited to share capital and the fair value of the option is reclassified from share-based payment reserve to share capital.

In situations where equity instruments are issued to non-employees and some or all of the services received by the entity as consideration cannot be specifically identified, they are all measured at the fair value of the share-based payment, otherwise, share-based payments are measured at the fair value of the services received.

The fair value is measured at grant date at each tranche is recognized over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. At each reporting date, the amount recognized as an expense is adjusted to reflect the number of stock options that are expected to vest.

(y)	Basic and Diluted Net Loss per Shares of Common Shares

Basic net loss per share is computed by dividing the net loss by the weighted average number of shares that were outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to acquire common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the diluted net loss per share computation in loss periods as their effect would be anti-dilutive.

CDN - F-44

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(z)	Intangible assets

Intangible assets consist of development costs for products to be sold and are carried at cost at the time of initial recognition. Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated;

(a)	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

(b)	the intention to complete the intangible asset and use or sell it;

(c)	the ability to use or sell the intangible asset;

(d)	how the intangible asset will generate probable future economic benefits;

(e)	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

(f)	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for intangible assets is the sum of the expenses incurred from the date when the intangible assets first meet the recognition criteria listed above. If no future economic benefit is expected before the end of the life of assets, the residual book value is expensed. Subsequent to initial recognition, intangible assets are reported at cost less amortization. Where no intangible asset can be recognized, development costs are recognized as an expense in the period in which it is incurred.

Amortization is recognized on a straight-line basis over its estimated useful life.

(aa)	Impairment of intangible assets

At the end of each reporting period, the Company reviews the carrying amounts of its intangible assets to determine whether there is any indication that those assets have suffered impairment losses. If any such indication exists, the recoverable amount of the cash-generating unit to which the asset belongs is estimated in order to determine the extent of the impairment losses (if any).

Where a reasonable and consistent basis of allocation can be identified, assets are allocated into individual cash generating units (“CGU”), or otherwise they are allocated to the smallest group of CGUs for which a reasonable and consistent allocation basis can be identified.

The recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

Where impairment losses subsequently reverse, the carrying amount of the asset (or CGU) is increased to the revised estimate of its recoverable amount, such that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment losses been recognized for the asset (or CGU) in prior years. A reversal of impairment losses is recognized immediately in profit or loss.

CDN - F-45

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(bb)	New accounting pronouncements adopted

These interim financial statements follow the same accounting policies and methods of application as the Annual Financial Statements. Accordingly, they should be read in conjunction with the Annual Financial Statements. However, in the current period, the Company, for the first time, has applied IFRS 16 Leases (as issued by the IASB in January 2016) effective January 1, 2019, using the modified retrospective approach.

The modified retrospective approach does not require restatement of prior period financial information and continues to be reported under IAS 17, Leases and IFRIC 4, Determining Whether an Arrangement Contains a Lease. IFRS 16 introduces new or amended requirements with respect to lease accounting. It introduces changes to the lessee accounting by removing the distinction between operating and finance leases and requiring the recognition of a right-of-use asset and a lease liability at the lease commencement for all leases, except for short-term leases and leases of low value assets. In contrast to lessee accounting, the requirements for lessor accounting have remained largely unchanged. The Company’s leases consist of corporate office lease arrangements.

The Company, on adoption of IFRS 16, recognized lease liabilities in relation to office leases which had previously been classified as operating leases under the principles of IAS 17. In relation, under the principles of the new standard these leases are measured as lease liabilities at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate as at January 1, 2019. The associated right-of-use asset has been measured at the amount equal to the lease liability on January 1, 2019. The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset (refer to Note 11).

Furthermore, the right-of-use asset may be reduced due to impairment losses.

The following table reconciles the Company’s operating lease commitments at December 31, 2018, as previously disclosed in the Company’s Annual Financial Statements, to the lease liability recognized on adoption of IFRS 16 at January 1, 2019:

Adoption of IFRS 16
Lease commitments as at December 31, 2018	421,898
Impact of discounting	(76,623)
Lease liability as of January 1, 2019	345,275

CDN - F-46

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

4.	INVENTORY

Inventory consists of the following:

	June 30	December 31
	2019	2018
Components and raw materials	$1,013,541	$1,176,133
Assemblies	141,980	87,994
	$1,155,521	$1,264,127

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30	December 31
	2019	2018
Computer equipment and purchased software	$101,196	$93,820
Furniture and fixtures	24,727	24,727
Leasehold improvements	7,538	7,538
	133,461	126,085
Less—accumulated depreciation	(99,768)	(90,150)
	$33,693	$35,935

Depreciation expense was $9,618 and $10,507 for the periods ended June 30, 2019 and 2018, respectively.

6.	INTANGIBLE ASSET

Intangible asset consists of development costs for the design and construction of the Company’s Brewsee™ keg management and monitoring system.

	June 30	December 31
	2019	2018
Development costs	$520,137	$254,233

CDN - F-47

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

7.	SALE OF MODULAR DISTRIBUTION AGREEMENT AND ASSOCIATED ASSETS

In January 2019, the Company sold its Telit modular distribution agreement and associated assets. The Company will receive $250,000 cash based on certain milestones plus 6% of net sales of Telit products (“Royalty”) through December 31, 2019. For the six months ended June 30, 2019, the Company has recorded $250,000 products revenue associated with the sale of the inventory and $82,593 Royalty in solutions and other services revenue. Inventory sold totaling $144,656 is recorded in products cost of revenues.

8.	ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	June 30	December 31
	2019	2018
Inventory in-transit	$-	$240,277
Payroll related expenses	235,243	61,232
Accrued interest	131,828	104,986
Other	25,915	125,185
	$392,986	$531,680

9.	CREDIT FACILITY

In January 2018, the Company terminated its credit facility with Sterling National Bank and entered into a two-year agreement with Gibraltar Capital. Under the Gibraltar Capital credit facility, the Company is obligated to assign all its accounts receivable and the Company may request advances up to 90% of eligible accounts up to $1,000,000 outstanding. Interest is payable monthly at a rate of (i) prime rate plus 3.00%. In addition, there is a monthly collateral/management fee equal to 0.50% of the average daily obligations per month.

At June 30, 2019 and December 31,2018, the outstanding balance on the credit facility was $774,366 and $963,484, respectively.

10.	DEBT

Loan Payable

In December 2015, the Company entered into a debt repayment agreement (the “Loan Agreement”) with one of the Company’s major suppliers for invoices totalling $1,859,000 (the “Principal”). The agreement bears interest at a rate of 5.00% per annum, payable monthly. Commencing March 2017, the Company is to make twelve monthly payments of $50,000 each followed by twelve monthly payments of $75,000 each and remaining subsequent monthly payments of $100,000 each until the Principal is paid. The Loan Agreement is guaranteed by the Chief Executive Officer and is secured by a pledge of his stock owned in the Company. During the term of the Loan Agreement, the Company cannot take certain actions including the issuance of additional stock or sell the Company without consent. At June 30, 2019 and December 31, 2018, the outstanding balance on the Loan Payable was $75,000.

CDN - F-48

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

10.	DEBT (cont’d)

Convertible Promissory Debentures

In conjunction with the Acquisition, the Company issued convertible promissory debentures pursuant to a subscription agreement. At June 30, 2019 and December 31, 2018, the Company had convertible promissory debentures totalling $2,100,000 outstanding. The debentures accrue interest at a rate of 10% per annum and is payable semi-annually unless the holder elects to defer payment. All unpaid principal and accrued interest is due October 2, 2019. The holder of the debenture at any time can convert in whole or any part principal and interest into common shares of the Company at a conversion price of $1.00 per share. In the event of default, all principal and interest due shall become immediately due and payable.

In June 2019, holders of convertible promissory debentures totaling $2,000,000 agreed to amend their debentures. The amendment provides that upon getting a conditional approval letter for the listing of the common stock of the Company through the Canadian Securities Exchange (“CSE”), all unpaid principal will be automatically converted into common stock of the Company at a conversion rate of $1.00 per share. In addition, the holder will receive 50% of all interest that would have been payable from the date of the approval letter until October 2, 2019.

Debt issuance costs associated with the convertible promissory debentures are amortized to interest expense over the life of the debentures. As of June 30, 2019, and December 31, 2018, the net carrying value of unamortized debt issuance costs was $10,216 and $30,647 which is included in Short-term debt in the Consolidated Balance Sheet. The Company’s debt issuance cost amortization was $10,216 and $5,869 for the three months and $20,431 and $11,037 for the six months ended June 30, 2019 and 2018, respectively.

Inventory Financing

In May 2017, the Company purchased $158,660 of inventory by agreeing to financing from the vendor of monthly payments of $6,000 over 36 months totalling $216,000. The Company recorded the $57,340 difference between the payments and the value of the inventory as a discount to the financing and is amortizing the discount using the effective interest rate method over the 36-month period. Interest expense recognized associated with the discount and the unamortized portion of the discount was $4,974 and $4,488 for the three months and $9,769 and $8,815 for the six months ended June 30, 2019 and 2018, respectively. The unamortized portion of the discount at June 30, 2019 and December 31, 2018 was $19,510 and $29,279.

11.	RIGHT-OF-USE ASSET & LEASE LIABILITY

Right of use asset

During the first-time application of IFRS 16 to operating leases, the right to use leased asset was generally measured at the amount of the lease liability using the Company current incremental borrowing rate of 13%. The following table present the right-of-use-asset as at January 1, 2019 and June 30, 2019:

Initial recognition, January 1, 2019	345,275
Accrued interest	(57,544)
Balance at June 30, 2019	287,731

CDN - F-49

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

11.	RIGHT-OF-USE ASSET & LEASE LIABILITY (cont’d)

Lease liability

As at June 30, 2019, the Company recorded $295,158 of lease liability. The incremental borrowing rate for lease liability initially recognized as of January 1, 2019 was 13%.

IFRS adoption as at January 1, 2019	345,275
Cash flows:
Lease payments	(73,534)
Non-cash changes:
Accretion expenses	23,417
Balance at June 30, 2019	295,158

The Company does not face a significant liquidity risk with regard to its lease liability. Lease liability is monitored within the Company treasury function.

12.	SHARE CAPITAL

(e)	Authorized

20,000,000 common shares authorized with a par value of $0.00001. In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the Articles of Incorporation: (a) increase in the number of authorized shares of common stock from 20,000,000 to 40,000,000 and (b) changes necessary for a contemplated listing on the Canadian Securities Exchange (“CSE”). The Amendment to the Articles of Incorporation will be effectuated upon approval of the listing on the CSE.

(f)	Common share transactions

Transactions for the six month period ended June 30, 2019

i.	490,000 shares were issued due to the exercising of 490,000 warrants in conjunction with convertible debentures.

There were no common share transactions for the six month period ended June 30, 2018.

(g)	Stock options

In October 2017, the Company’s board of directors and stockholders approved the 2017 Stock Plan (2017 Plan) under which 3,500,000 shares of common stock are reserved for the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock and performance awards to employees, directors and consultants. Recipients of stock option awards are eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than the estimated fair market value of such stock on the date of grant. The maximum term of awards granted under the 2017 Plan is ten years. Stock awards are generally not exercisable prior to the applicable vesting date, unless otherwise accelerated under the terms of the applicable stock plan agreement. Unvested shares of the Company’s common stock issued in connection with an early exercise allowed by the Company may be repurchased by the Company upon termination of the optionee’s service with the Company.

CDN - F-50

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

12.	SHARE CAPITAL (cont’d)

In June 2019, the Board of Directors and a majority of the stockholders approved the following amendments to the 2017 Stock Plan: (a) increase in the number of authorized shares for issuance to 4,100,000 and (b) add an annual evergreen provision that will adjust the number of authorized shares reserved for issuance to an amount equal to 29.99% of the Company’s issued common stock.

The following table summarizes stock option transactions under the 2017 Plan:

	Number of Options	Weighted average exercise price
Outstanding, December 31, 2018 and 2017	2,750,000	$0.47
Granted	-	-
Forfeited	-	-
Outstanding, June 30, 2019	2,750,000	0.47

At June 30, 2019, the Company had outstanding and exercisable stock options as follows:

Date of Expiry	Number of Options Outstanding	Number of Options Exercisable	Exercise Price	Weighted Average Remaining Life (years)

October 5, 2027	2,750,000	2,447,917	$0.47	8.21

The Company uses a Black-Scholes option valuation model to determine the fair value of stock-based compensation. The expected volatility is based on the historical volatility of a peer group of publicly-traded companies. The risk-free interest rate is based on the yield on the measurement date of a zero-coupon U.S. Treasury bond whose maturity period approximately equals the option’s expected term. The expected life represents the time the options granted are expected to be outstanding. Forfeitures are estimated at the time of grant and adjusted, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Stock-based non-employee compensation is recognized over the vesting period. The value of options granted to non-employees is periodically re-measured as they vest over a performance period.

CDN - F-51

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

12.	SHARE CAPITAL (cont’d)

(h)	Warrants

In conjunction with the convertible promissory debentures (Note 10), the placement agents received warrants to purchase common stock totaling 21,000 shares in December 31, 2018. The warrants have an exercise price of $1.00 and they expire on October 2, 2019. The Company determined the fair value of the warrants to be $2,947 in 2018 using the Black-Scholes valuation model and the following assumptions:

	Number of warrants	Weighted average exercise price

Outstanding, December 31, 2017	528,250	$0.07
Granted	21,000	1.00
Outstanding, December 31, 2018	549,250	0.11
Exercised	(490,000)	0.00
Outstanding, June 30, 2019	59,250	$1.00

The following are the assumptions used in the Black-Scholes option valuation model for warrants grants in 2018:

Year Ended December 31, 2018
Fair value of common stock	$0.40
Exercise price	$1.00
Expected term (years)	1.05 – 1.33
Risk-free interest rate	2.28% - 2.56%
Expected volatility	27%
Dividend yield	0.00%

13.	SEGMENT INFORMATION

Operating segments are defined as components of an enterprise (business activity from which it earns revenue and incurs expenses) for which discrete financial information is available and regularly reviewed by the chief decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker (CODM) is its Chief Executive Officer. The Company views its operations and manages its business as a single operating and reporting segment. All assets of the Company were held in the U.S. for the periods June 30, 2019 and 2018.

CDN - F-52

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

13.	SEGMENT INFORMATION (cont’d)

Although all operations are based in the U.S., the Company generated a portion of its revenue from customers outside of the U.S. Information about the Company’s revenue from different geographic regions for the six months ended June 30, 2019 and 2018 is as follows:

	Six months ended June 30,
	2019		2018
U.S.	7,008,657	97.4%	6,317,603	95.8%
Canada	105,403	1.5%	245,826	3.7%
Other combined	80,486	1.1%	29,667	0.4%
Total Revenues	7,194,546	100.0%	6,593,095	100.0%

All of the Company’s significant identifiable assets were located in the United States as of June 30, 2019 and December 31, 2018.

14.	CONCENTRATION RISK

The Company derived revenue from three and two customers totaling 36% and 23% of the Company’s total revenue for the six months ended June 30, 2019 and 2018, respectively. At June 30, 2019 and December 31, 2018, one customer and two customers accounted for 24% and 52% of total accounts receivable, respectively.

The Company has concentrations in the purchases with its suppliers. For the six months ended June 30, 2019 and 2018, two suppliers accounted for 98% of total purchases.

15.	CAPITAL MANAGEMENT

The CEO has overall responsibility for the establishment and oversight of the Company’s risk management framework.

The Company defines capital as consisting of loans, credit facility, convertible debentures and shareholder’s equity. The Company’s objectives when managing capital are to support the creation of shareholder value, as well as to ensure that the Company is able to meet its financial obligations as they become due.

The Company manages its capital structure to maximize its financial flexibility making adjustments to it in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

At June 30, 2019 and 2018, the Company is not subject to any externally imposed capital requirements or debt covenants. The change to the Company’s approach to capital management during the period ended June 30, 2019 and 2018 relate to the issuance of $0 and $400,000 convertible debentures bearing interest at 10%.

The Company has in place an accounts receivable credit facility whereby the Company assigns all its accounts receivable and can request advances up to 90% of eligible accounts up to $1,000,000 outstanding.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

CDN - F-53

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

16.	FINANCIAL INSTRUMENTS

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.

Financial instruments measured at fair value are classified into three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly;

Level 3 – Inputs that are not based on observable market data.

The fair values of the Company’s cash, trade and other receivables, due from related party, and accounts payable and accrued liabilities approximate carrying value, which is the amount recorded on the consolidated statement of financial position.

The following table illustrates the classification of the Company’s financial instruments within the fair value hierarchy as at June 30, 2019 and December 31, 2018:

	Level 1	Level 2	Level 3

June 30, 2019:
Cash	$874,760	$-	$-

December 31, 2018:
Cash	$910,315	$-	$-

The balance of future purchase consideration above is the current portion, plus the present value of the non-current portion presented on the consolidated statements of financial position.

The Company is exposed to varying degrees to a variety of financial instrument related risks:

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company places its cash with institutions of high credit worthiness. Management has assessed there to be a low level of credit risk associated with its cash balances.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, as these factors may have an influence on credit risk. Approximately 13% of the Company’s revenue (2018 - 12%) is attributable to sales transactions with a single customer.

The Company has established a credit policy under which each major new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, when available, and in some cases bank references. Purchase limits and terms are established for each customer and reviewed periodically. Customers that fail to meet the Company’s benchmark creditworthiness may transact with the Company only on a prepayment basis.

In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, whether they are a wholesale, retail or end-user customer, geographic location, industry, aging profile, maturity and existence of previous financial difficulties. Trade and other receivables relate mainly to the Company’s wholesale and retail customers.

CDN - F-54

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

16.	FINANCIAL INSTRUMENTS (cont’d)

Trade and other receivables consist of:

	June 30, 2019	December 31, 2018
Accounts Receivable	$1,766,518	$3,261,311
Allowance for doubtful accounts	(104,142)	(94,468)
Total	$1,662,376	$3,166,843

Aged trade receivable listing:

Days outstanding	June 30, 2019	December 31, 2018
Current	$1,154,315	$2,760,938
1 – 30	357,740	385,815
31 – 60	57,071	46,580
61 - 90	74,090	5,263
> 90	123,302	62,715
Total	$1,766,518	$3,261,311

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company examines current forecasts of its liquidity requirements so as to make certain that there is sufficient cash for its operating needs. These forecasts take into consideration matters such as the Company’s plan to use debt for financing its activity, compliance with any required financial covenants and liquidity ratios, and compliance with external requirements such as laws or regulation.

The Company has a factoring agreement with external funding (Note 9). The Company’s accounts payable and accrued liabilities have contractual terms of 30 to 90 days.

CDN - F-55

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

16.	FINANCIAL INSTRUMENTS (cont’d)

Market risk

d)	Currency Risk

The Company is located in the United States and virtually all transactions including the company’s sales and debt are negotiated in US dollars.

e)	Interest Rate Risk

The Company’s debt has fixed interest rates and are not exposed to interest rate risk until maturity. The Company’s credit facility is variable based on the prime rate. A 1% increase in the prime rate in 2019 would result in immaterial additional interest expense for the six month period ended June 30, 2019.

f)	Price Risk

Price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices other than those arising from interest rate risk, financial market risk or currency risk. The Company is not exposed to significant price risk.

17.	RELATED PARTY TRANSACTIONS

Related parties and related party transactions impacting the accompanying financial statements are summarized below and include transactions with the following individuals or entities:

Key management personnel:

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of executive and non-executive members of the Company’s Board of Directors and corporate officers.

Remuneration attributed to key management personnel can be summarized as follows:

	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018

Salary	$423,679	$344,435
Consulting fees	114,400	51,040
Share-based compensation	1,443	1,443

Totals	$539,522	$396,918

As at June 30, 2019, $51,445 (December 31, 2018, $42,161) was included in accounts payable and accrued liabilities for fees owed to related parties.

CDN - F-56

Alternate page for Canadian Prospectus

Direct Communication Solutions, Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

For the Three and Six Month Period Ended June 30, 2019 and 2018

18.	SUBSEQUENT EVENTS

The Company evaluated subsequent events through October 9, 2019, which is the date the consolidated financial statements are available for issuance.

Sale of common stock

In July 2019, the Company sold 60,000 shares of common stock in a private placement offering for proceeds of $75,000.

Exercise and forfeiture of warrants

In September 2019, 16,800 warrants were exercised for proceeds of $16,800.

On October 2, 2019, the remaining 42,450 warrants outstanding were forfeited.

Amendment to convertible promissory debentures

In September 2019, holders of convertible debentures totaling $1,900,000 agreed to extend the maturity date from October 2, 2019 to November 22, 2019.

On October 2, 2019, the Company paid $200,000 of principal to the holders of convertible debentures who did not elect to extend the maturity date.

Facilities lease agreement

In June 2019, the Company entered into a lease agreement for approximately 3,232 square feet in San Diego, California for office and other related uses. The term of the lease is 29 months commencing July 1, 2019. The base rent is $5,818 per with 3% increases effective December 1, 2019 and 2020.

CDN - F-57

CERTIFICATE OF THE COMPANY

Dated: October 9, 2019

This prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

“Chris Bursey”	“Rich Gomberg”
Chris Bursey	Rich Gomberg
Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

“Chris Bursey”	“Bill Espley”
Chris Bursey	Bill Espley
Director	Director

“Winston Wong”	“Ed O’Sullivan”
Winston Wong	Ed O’Sullivan
Director	Director

CERTIFICATE OF THE PROMOTER

Dated: October 9, 2019

This Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

“Chris Bursey”
Chris Bursey
Promoter

CERTIFICATE OF THE AGENT

Dated: October 9, 2019

To the best of our knowledge, information and belief, this Prospectus constitutes full, true and plain disclosure of all material facts relating to the securities offered by this Prospectus as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario.

INDUSTRIAL ALLIANCE SECURITIES INC.

“Fred Westra”
Per: Authorized Signatory

PART III—EXHIBITS

Exhibit No.	Description

1.1	Agent Engagement Letter
1.2*	Agent Agreement
2.1	Certificate of Incorporation currently in effect
2.2	Amended and Restated Certificate of Incorporation to be effective following the closing of the offering
2.3	Amended and Restated Bylaws dated June 19, 2019
3.1	Form of Convertible Debenture, as amended April 17, 2019 and September 24, 2019
4.1*	Form of Subscription Agreement
6.1	Software License Agreement with Gurtam, Inc. dated April 1, 2015
6.2	Factoring and Security Agreement with Gibraltar Business Capital, LLC dated January 22, 2018
6.3	CalAmp Master Agreement dated March 22, 2019
6.4	Consultant Agreement with Rich Gomberg
6.5	Employment Agreement with Michael Lawless
6.6	Employment Agreement with Chris Bursey
6.7	Employment Agreement with Eric Placzek
6.8	Employment Agreement with David Scowby
6.9	Form of Indemnification Agreement for officers and directors
6.10	Amended and Restated 2017 Stock Plan
6.11	Form of Stock Option Agreement
7.1	Plan of Arrangement with Two Lions Technologies Inc. dated December 28, 2016, as amended
10.1	Power of Attorney (incorporated in signature page)
11.1*	Consent of Davidson & Company LLP
12.1*	Opinion of Tollefsen Business Law P.C.

*	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 10, 2019.

(Exact name of issuer as specified in its charter):	Direct Communication Solutions, Inc.

By (Signature and Title):	/s/ Chris Bursey
Chief Executive Officer (Principal Executive Officer).

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Chris Bursey and Rich Gomberg, or any of them individually, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Offering Statement and any and all further amendments thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Bursey	President and Chief Executive Officer, Director	October 10, 2019
Chris Bursey	(Principal Executive Officer)

/s/ Rich Gomberg	Chief Financial Officer	October 10, 2019
Rich Gomberg	(Principal Financial and Accounting Officer)

/s/ Bill Espley	Director	October 10, 2019
Bill Espley

/s/ Winston Wong	Director	October 10, 2019
Winston Wong

/s/ Ed O’Sullivan	Director	October 10, 2019
Ed O’Sullivan

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